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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 26, 2014

Dear Stockholder:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of SPIRIT AEROSYSTEMS HOLDINGS, INC. (the "Company"), which will be held on Wednesday, April 30, 2014, at the Mandarin Oriental, located at 3376 Peachtree Road NE, Atlanta, GA 30326, in the Azalea Room, at 11:00 A.M. Eastern Time.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

        Your Board of Directors recommends a vote FOR the (1) election of the nominees for directors, (2) approval of the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan and (3) approval on an advisory (non-binding) basis of the compensation of the Company's Named Executive Officers, as described in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, and AGAINST (4) the shareholder proposal recommending that the Board of Directors take steps to ensure that all of the Company's outstanding stock has one vote per share. You will have an opportunity to submit questions or comments on matters of interest to stockholders generally.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy card.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our stockholders as possible.

Sincerely,

Larry A. Lawson
 President and Chief Executive Officer

        The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones and other wireless mobile devices have built-in digital cameras, and while these devices may be brought into the venue, the camera function may not be used at any time.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
3801 South Oliver
Wichita, Kansas 67210

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME	Wednesday, April 30, 2014, 11:00 A.M. Eastern Time. Registration will begin at 9:00 A.M. The 2014 Annual Meeting of Stockholders (the "Annual Meeting") will begin at 11:00 A.M.
PLACE	Azalea Room, Mandarin Oriental, located at 3376 Peachtree Road NE, Atlanta, GA 30326.
AGENDA	1.	Elect ten members of the Board of Directors of the Company to serve until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
	2.	Approve the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan.
3.
Approve on an advisory (non-binding) basis the compensation of the Company's Named Executive Officers as disclosed in the enclosed Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the "SEC") (the "Say-on-Pay Proposal").
	4.	Vote upon the shareholder proposal recommending that the Board of Directors of the Company take steps to ensure that all of the Company's outstanding stock has one vote per share.
	5.	Transact any other business properly brought before the meeting.
RECORD DATE	You can vote if you were a stockholder at the close of business on March 7, 2014.
MEETING ADMISSION	Registered Stockholders. An admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting.

Beneficial Stockholders. Stockholders whose stock is held by a broker or bank (often referred to as "holding in street name") should come to the beneficial stockholders table. In order to be admitted, beneficial stockholders must bring account statements or letters from their brokers or banks showing that they owned the Company's Common stock as of March 7, 2014. In order to vote at the meeting, beneficial stockholders must bring legal proxies, which they can obtain only from their brokers or banks. In all cases, stockholders must bring photo identification to the meeting for admission.
VOTING BY PROXY
Registered Stockholders. Please vote by mail by completing, signing, dating and promptly mailing the proxy card in the enclosed addressed envelope for which no postage is required if mailed in the United States. Any proxy may be revoked at any time prior to its exercise at the meeting.
Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

        The enclosed Proxy Statement is issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Spirit AeroSystems Holdings, Inc., for use at the Annual

Meeting. The Proxy Statement not only describes the items that stockholders are being asked to consider and vote on at the Annual Meeting, but also provides you with important information about our company. Financial and other important information concerning our company is also contained in our 2013 Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

        Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2013 Annual Report are available at http://www.edocumentview.com/spr. We began distributing this Proxy Statement, a form of proxy and the 2013 Annual Report on or about March 26, 2014.

By order of the Board of Directors.

Sincerely,

Jon D. Lammers
 Senior Vice President, General Counsel and Secretary
March 26, 2014

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. Promptly voting your shares by completing, signing, dating, and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.'s
2014 Annual Meeting of Stockholders to be Held on April 30, 2014

This Proxy Statement and our 2013 Annual Report are available at
http://www.edocumentview.com/spr. In accordance with SEC rules, this website does not use "cookies", track the identity of anyone accessing the website to view the proxy materials or gather any personal information.

PROXY STATEMENT

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SPIRIT AEROSYSTEMS HOLDINGS, INC.
3801 South Oliver
Wichita, Kansas 67210

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

General Information Regarding the Annual Meeting

        This Proxy Statement, which was first mailed to stockholders on or about March 26, 2014 (the "Mailing Date"), is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPIRIT AEROSYSTEMS HOLDINGS, INC. (the "Company"), to be voted at the Company's 2014 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at 11:00 A.M. Eastern Time on Wednesday, April 30, 2014, in the Azalea Room at the Mandarin Oriental, located at 3376 Peachtree Road NE, Atlanta, GA 30326, for the purposes set forth in the accompanying Notice of 2014 Annual Meeting of Stockholders.

        Any stockholder signing and returning the enclosed proxy has the power to revoke it by (1) giving written notice of revocation of such proxy to the Company's Corporate Secretary at the address set forth above, (2) completing, signing and submitting a new proxy card relating to the same shares and bearing a later date, or (3) attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. The shares represented by the enclosed proxy will be voted as specified therein if said proxy is properly signed and received by the Company prior to the time of the Annual Meeting and is not properly revoked. The expense of this proxy solicitation will be borne by the Company. The Company's principal executive offices are located at 3801 South Oliver, Wichita, KS 67210.

        The Board has fixed the close of business on March 7, 2014 as the record date (the "Record Date") for determining the holders of Common stock entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 118,954,921 shares of Class A Common stock outstanding, held of record by 1,037 stockholders. Each outstanding share of Class A Common stock is entitled to one vote. On the Record Date, there were 22,568,567 shares of Class B Common stock outstanding, held of record by 84 stockholders, excluding shares issued to certain employees and directors of the Company which remained subject to certain vesting requirements as of the Record Date, and during the pendency of such requirements may not be voted. Each outstanding share of Class B Common stock is entitled to ten votes. Each outstanding share of Class B Common stock is convertible into one share of Class A Common stock at the option of the holder at any time after vesting.

Vote Required for Approval

        The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. The Company will count abstentions and "broker non-votes" only for the purpose of determining the presence or absence of a quorum. "Broker non-votes" occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter.

        Under the rules of the New York Stock Exchange ("NYSE"), brokers may exercise discretion to vote shares as to which instructions are not given only with respect to certain "routine" matters. Under the NYSE rules, Proposal 1 (election of the ten members of the Board), Proposal 2 (approval of the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan (the "2014 Omnibus Plan")), Proposal 3 (the Say-On-Pay Proposal) and Proposal 4 (shareholder proposal recommending that the Board of Directors take steps to ensure that all of the Company's outstanding stock has one vote per share) are not considered to be routine matters. Accordingly, brokerage firms are not permitted to vote shares for which they have not received voting instructions on these proposals.

        With respect to Proposal 1 (election of the ten members of the Board), a plurality of the votes cast in person or by proxy at the Annual Meeting, and entitled to vote on the matter, is necessary for election of each member. As a result, the ten nominees receiving the greatest number of votes will be elected. With respect to Proposal 1, a stockholder may vote "FOR" all nominees, "WITHHOLD" its vote as to all nominees, or vote "FOR" all nominees except those specific nominees from whom the stockholder "WITHHOLDS" its vote. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. The Company's stockholders do not have cumulative voting rights. Any shares not voted (whether by abstention, "broker non-vote" or otherwise) will have no impact on the election of the members of the Board.

        Proposal 2 (approval of the 2014 Omnibus Plan) and Proposal 4 (shareholder proposal recommending that the Board of Directors take steps to ensure that all of the Company's outstanding stock has one vote per share) will be approved if stockholders entitled to cast a majority of the votes which all stockholders present, in person or by proxy, are entitled to vote on the matter, vote "FOR" such proposals. With respect to Proposals 2 and 4, a stockholder may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" Proposals 2 and 4. However, because abstentions and "broker non-votes" will be counted as present at the Annual Meeting, they will have the effect of votes "AGAINST" Proposals 2 and 4.

        Proposal 3 (the Say-On-Pay Proposal) represents an advisory vote and the results will not be binding on the Board or the Company. A vote "FOR" Proposal 3 by stockholders entitled to cast a majority of the votes which all stockholders present, in person or by proxy, are entitled to vote on the matter will constitute the stockholders' non-binding approval with respect to our executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. With respect to Proposal 3, a stockholder may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions and "broker non-votes" will not be counted as votes "FOR" or "AGAINST" Proposal 3. However, because abstentions and "broker non-votes" will be counted as present at the Annual Meeting, they will have the effect of votes "AGAINST" Proposal 3.

        Votes submitted by mail will be voted by the individuals named on the card (or the individuals properly authorized) in the manner indicated. If a stockholder submits a duly executed proxy and does not specify how shares should be voted, they will be voted in accordance with the Board's recommendations. Stockholders who hold shares in more than one account must vote each proxy and/or voting instruction card received to ensure that all shares owned are voted.

        Votes cast by proxy or in person at the Annual Meeting will be received and tabulated by Computershare Shareowners Services, the Company's transfer agent and the inspector of elections for the Annual Meeting.

Householding of Annual Meeting Materials

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of the Proxy Statement may have been sent to multiple stockholders in a stockholder's household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company's Investor Relations Department by writing to Spirit AeroSystems, Investor Relations, P.O. Box 780008, Wichita, KS, 67278-0008, or by calling (316) 523-7040 or by sending an email request to investorrelations@spiritaero.com. If a stockholder is receiving multiple copies of the Proxy Statement at the stockholder's household and would like to receive a single copy of the Proxy Statement for a stockholder's household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company's Investor Relations Department to request mailing of a single copy of the Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board currently consists of eleven directors. On March 6, 2014, Mr. Jeffrey L. Turner informed the Board that he decided not to run for re-election at the Annual Meeting. The Board will consist of ten directors following the Annual Meeting.

        The Company's Corporate Governance and Nominating Committee has nominated each of the ten persons listed below for election as directors. If elected at the Annual Meeting, each of the ten nominees will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, retirement, resignation or removal. The Company does not have a mandatory retirement age for its directors. All of the nominees except for Christopher E. Kubasik have served as directors of the Company since the 2013 Annual Meeting of Stockholders, and Mr. Kubasik has served as a director since November 25, 2013.

        Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, it is the intention of the proxy holders to vote such proxy for such other person or persons as designated by the present Board to fill such vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the nominees named below. A director must receive a plurality of the votes cast in person or by proxy at the Annual Meeting, entitled to vote on the matter, and voted in favor thereof in order to be elected. As a result, the ten nominees receiving the greatest number of votes will be elected.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

 Information Regarding Nominees for Election as Directors

        The following sets forth certain information with respect to the ten nominees for election as directors of the Company at the Annual Meeting, based on information furnished to the Company by each nominee, and highlights the specific experience, qualifications, attributes and skills of the individual nominees that have led the Corporate Governance and Nominating Committee to conclude that each should continue to serve on the Board:

        Charles L. Chadwell, 73.    Mr. Chadwell became a director of the Company on April 22, 2008. Until his retirement in 2002, Mr. Chadwell served as Vice President and General Manager of Commercial Engine Operations for General Electric Aircraft Engines. Prior to that, he held a variety of general management and senior management positions at General Electric Aircraft Engines. From January 2007 to July 2012, Mr. Chadwell served on the Board of Directors of BE Aerospace, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Chadwell has significant experience in supply base and manufacturing operations within the commercial aviation industry, gained from his extensive experience with The General Electric Company and his senior management positions at General Electric Aircraft Engines. Mr. Chadwell also brings to the Board experience as a public company director.

        Ivor (Ike) Evans, 71.    Mr. Evans became a director of the Company on November 15, 2006. Mr. Evans has been Chairman of the Board, Chief Executive Officer and President of Meritor, Inc. since August 2013, and previously was Executive Chairman of the Board and Interim Chief Executive Officer and President of Meritor Inc. from May 2013 until August 2013. Mr. Evans served as Vice Chairman of Union Pacific Corporation and Union Pacific Railroad from January 2004 through February 2005. From 1998 to February 2005 he was President and Chief Operating Officer of Union

Pacific Railroad. Prior to joining Union Pacific in 1998, Mr. Evans held senior management positions at Emerson Electric and Armtek Corporation. Mr. Evans currently serves on the Board of Directors of Meritor, Inc., Textron Inc. and Roadrunner Transportation Systems, Inc. and has been an operating partner at HCI Equity Partners since April 2005. From April 2003 to November 2012, Mr. Evans served on the Board of Directors of Cooper Industries plc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Evans provides the Board with a broad level of business experience and knowledge of the commercial aviation and transportation industries, mergers and acquisitions, and finance and capital markets. Mr. Evans also brings to the Board significant public company board experience, including current service as a director of Textron Inc., a Fortune 500 company, and as director and chairman of the board of Meritor, Inc.

        Paul Fulchino, 67.    Mr. Fulchino became a director of the Company on November 15, 2006. From January 2000 until his retirement in February 2010, Mr. Fulchino served as Chairman, President, and Chief Executive Officer of Aviall, Inc. Aviall, Inc. became a wholly-owned subsidiary of The Boeing Company ("Boeing") on September 20, 2006. From 1996 through 1999, Mr. Fulchino was President and Chief Operating Officer of BE Aerospace, Inc., a leading supplier of aircraft cabin products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management Consulting, Inc., an international general management consulting firm. Earlier in his career, Mr. Fulchino held various engineering positions at Raytheon Company. Mr. Fulchino currently serves on the Board of Directors of Wesco Aircraft Holdings, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Fulchino possesses extensive knowledge and expertise regarding the commercial aviation industry, the Company's customers and supply base, and compensation and human resource matters. Mr. Fulchino also brings to the Board public company board experience.

        Richard Gephardt, 73.    Mr. Gephardt became a director of the Company on November 15, 2006. Mr. Gephardt was a member of the U.S. House of Representatives from 1977 to 2005 during which time he served as the Majority and Minority Leader. Since 2005, Mr. Gephardt has served as President and CEO of Gephardt Group, a multi-disciplined consulting firm. Mr. Gephardt is also an advisor to Goldman Sachs and Senior Counsel at DLA Piper. Mr. Gephardt currently serves on the Board of Directors of Centene Corporation, CenturyLink, Inc., Ford Motor Company and United States Steel Corporation. From June 2007 to July 2009, Mr. Gephardt served on the Board of Directors of Embarq Corporation and from January 2008 to March 2009, he served on the Board of Directors of Dana Holding Corporation.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Gephardt brings significant governmental affairs and public relations experience to the Board as a former member of the U.S. House of Representatives from 1977 to 2005 (during which time he served as House Majority Leader from 1989 to 1995 and as Minority Leader from 1995 to 2003). Additionally, Mr. Gephardt has significant labor management and union experience and provides a wide range of management consulting services in his capacity as President and CEO of Gephardt Group, a multi-disciplinary consulting firm. Mr. Gephardt also brings to the Board significant public company board experience, including his current service on the Board of Directors of Ford Corporation, Centene Corporation, CenturyLink Inc. and United States Steel Corporation, each a Fortune 500 company.

        Robert Johnson, 66.    Mr. Johnson became a director of the Company on November 15, 2006 and serves as Chairman of the Board. From August 2006 until his retirement in December 2008, Mr. Johnson served as the Chief Executive Officer of Dubai Aerospace Enterprise Ltd. Mr. Johnson was Chairman of Honeywell Aerospace from January 2005 through January 2006, and from 2000 to 2004 he was its President and Chief Executive Officer. From 1994 to 1999 he served as AlliedSignal's President of Marketing, Sales, and Service, and as President of Electronic and Avionics, and earlier as

Vice President of Aerospace Services. Prior to joining Honeywell in 1994, he held management positions at AAR Corporation for two years and General Electric Aircraft Engines for 24 years. Mr. Johnson currently serves on the Board of Directors of Roper Industries, Inc. and Spirit Airlines, Inc. From September 2003 to March 2007, Mr. Johnson served on the Board of Directors of Phelps Dodge Corporation, and from January 2005 to September 2012, Mr. Johnson served on the Board of Directors of Ariba, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Johnson has significant experience with commercial aviation, airlines, and aviation suppliers, as well as expertise in marketing, sales, and production arising out of his prior service with Dubai Aerospace Enterprise Ltd., Honeywell Aerospace, AlliedSignal and General Electric Aircraft Engines. Mr. Johnson also brings to the Board significant public company board experience, having served on the boards of directors of a diverse group of public companies, including Phelps Dodge Corporation, a Fortune 500 company at the time Mr. Johnson served on its board.

        Ronald Kadish, 65.    Mr. Kadish became a director of the Company on November 15, 2006. Mr. Kadish served over 34 years with the U.S. Air Force until he retired on September 1, 2004 at the rank of Lieutenant General. During that time, Mr. Kadish served as Director, Missile Defense Agency and Director, Ballistic Missile Defense Organization, both of the Department of Defense ("DoD"). In addition, Mr. Kadish served in senior program management capacities, including the F-16, C-17 and F-15 programs. Since February 15, 2005, he has served as a Vice President at Booz Allen Hamilton. Mr. Kadish currently serves on the Board of Directors of Orbital Sciences Corp.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Kadish provides the Board with unique expertise in military, security, international and governmental matters, including having served three decades with the U.S. Air Force, rising to the rank of Lieutenant General. Mr. Kadish also brings to the Board experience as a public company director.

        Christopher E. Kubasik, 52.    Mr. Kubasik was appointed as a director of the Company, effective November 25, 2013. In 2014, Mr. Kubasik was appointed President & Chief Operating Officer of Seabury Group LLC. During 2013, Mr. Kubasik has provided strategic guidance, operational expertise and financial insights, including the assessment of merger & acquisition opportunities, through his own firm, Ackuity Advisors, LLC. Prior to 2013, Mr. Kubasik served in various senior leadership roles at Lockheed Martin Corporation from 1999 to 2012, including President and Chief Operating Officer from 2010 to 2012, Executive Vice President, Electronic Systems from 2007 to 2009, and Executive Vice President and Chief Financial Officer from 2001 to 2007. Prior to joining Lockheed Martin Corporation, Mr. Kubasik spent 17 years with Ernst & Young, LLP, where he was named partner in 1996. Mr. Kubasik has served on various public company boards and is currently on several privately-owned company boards.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Kubasik provides the Board with financial, accounting, operational and aviation expertise and broad industry experience in aerospace, defense and technology, which he gained from his various senior leadership roles over the past 30 years.

        Larry A. Lawson, 56.    Mr. Lawson was appointed as a director of the Company, effective on April 6, 2013, concurrent with the effective date of his election as the Company's and Spirit's President and Chief Executive Officer. From April 2012 until his election as our President and Chief Executive Officer, Mr. Lawson served as Executive Vice President—Aeronautics for Lockheed Martin Corporation, leading its military aircraft business. Mr. Lawson previously held management positions as Vice President—General Manager for Lockheed Martin Corporation's F-35 aircraft program from May 2010 until April 2012, and as Vice President—General Manager for Lockheed Martin Corporation's F-22 aircraft program from September 2004 until May 2010.

        Qualifications, Experience, Key Attributes and Skills:    As the Company's President and Chief Executive Officer and the former head of Lockheed Martin Corporation's aeronautics division, Mr. Lawson brings a deep understanding of aviation program management and product development. Prior to joining the Company, Mr. Lawson spent over 26 years as an employee, general manager, Vice President and Executive Vice President of Lockheed Martin Corporation. In the process, he acquired significant knowledge and experience relative to aircraft manufacturing, business development, engineering operations, international marketing and performance based logistics.

        Tawfiq Popatia, 39.    Mr. Popatia became a director of the Company on October 26, 2010. Mr. Popatia is a Managing Director of Onex Corporation (together with its affiliates, "Onex"), which he joined in September 2007, and manages Onex's efforts in aerospace and transportation-focused industries. Prior to joining Onex, Mr. Popatia worked at the private equity firm of Hellman & Friedman LLC from July 2005 to July 2007. Prior to that, Mr. Popatia worked in the Investment Banking Division of Morgan Stanley & Co. for three years. Previously, Mr. Popatia held positions in the environmental services industry. Mr. Popatia also previously served as an Employer Trustee of the International Association of Machinists National Pension Fund.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Popatia provides the Board with considerable experience in aerospace investing, capital markets, finance, and business and market strategy through his work at Onex, Hellman & Friedman LLC and the Investment Banking Division of Morgan Stanley & Co. In addition, Mr. Popatia has knowledge of Spirit and its relationship with its largest customer, Boeing, as well as knowledge of pension management and labor relations through his involvement with the International Association of Machinists National Pension Fund.

        Francis Raborn, 70.    Mr. Raborn became a director of the Company on November 15, 2006. Until his retirement in 2005, Mr. Raborn served as Vice President and Chief Financial Officer of United Defense Industries, Inc. since its formation in 1994 and as a director since 1997. Mr. Raborn joined FMC Corporation ("FMC"), the predecessor of United Defense Industries, Inc., in 1977 and held a variety of financial and accounting positions, including Controller of FMC's Defense Systems Group from 1985 to 1993 and Controller of FMC's Special Products Group from 1979 to 1985. Mr. Raborn currently serves on the Board of Directors of Allison Transmission Holdings, Inc.

        Qualifications, Experience, Key Attributes and Skills:    Mr. Raborn has significant experience in finance, accounting, defense, production and manufacturing, including through his tenure as Vice President and Chief Financial Officer of United Defense Industries, Inc. and his service in a variety of senior financial and accounting positions at FMC Corporation. Mr. Raborn also brings to the Board public company board experience.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Corporate Governance Information

        The Company's Corporate Governance Guidelines and the charters of the four standing committees of the Board describe the governance practices followed by the Company. The Corporate Governance Guidelines and committee charters are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company's business operations; to make decisions that are independent of the Company's management; and to monitor adherence to the Company's standards and policies. The Corporate Governance Guidelines are also intended to align the interests of the Company's directors and management with those of the Company's stockholders. The Corporate Governance Guidelines establish the practices the Board follows with respect to the obligations of the Board and each director; Board composition and selection; Board meetings and involvement of senior management; chief executive officer performance evaluation and elected officer succession planning; Board committee composition, responsibilities and meetings; director compensation; director orientation and education; stockholders' advisory vote for say-on-pay; and director access to members of management, employees and independent advisors. The Board annually conducts a self-evaluation to assess its compliance with the Corporate Governance Guidelines and to identify opportunities to improve Board performance.

        The Corporate Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Corporate Governance Guidelines comply with corporate governance requirements contained in the listing standards of the NYSE and make enhancements to the Company's corporate governance policies. In 2013, the Corporate Governance and Nominating Committee reviewed the Corporate Governance Guidelines and considered various corporate governance principles that merit consideration by the Board. As a result of its review, the Corporate Governance and Nominating Committee recommended certain improvements to the Corporate Governance Guidelines and amended the Corporate Governance Guidelines in July 2013.

        Current copies of the Corporate Governance Guidelines and Code of Ethics and Business Conduct are available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

 Director Independence

        The Company is deemed to be a "controlled company" under the rules of the NYSE because more than 50% of the voting power of the Company is held by Onex. See "Stock Ownership—Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management" below. Therefore, the Company qualifies for the "controlled company" exception to the board of directors and committee composition requirements under the rules of the NYSE. Pursuant to this exception, the Company is exempt from the rules that would otherwise require that the Board be comprised of a majority of "independent directors" and that the Company's Compensation Committee and the Corporate Governance and Nominating Committee be comprised solely of "independent directors," as defined under the rules of the NYSE. The controlled company exception does not modify the independence requirements for the Company's Audit Committee. Accordingly, the Company complies with the requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the NYSE rules, which require that the Company's Audit Committee be comprised of independent directors exclusively.

        The Board annually examines and makes a determination of each director's and each nominee's independence based on criteria set forth in the NYSE rules. The Board considers all relevant circumstances when examining director independence. For directors employed by, or serving as directors of, companies with which the Company does business in the ordinary course, the Board examined the amount paid by the Company to those companies and by those companies to the Company. The Board also examined the directors' memberships on other public company boards and private company, civic and not-for-profit boards, as well as any executive positions that the directors may hold and any consulting and other services that they may provide.

        Based on this analysis, the Board has determined that the following directors and nominees meet the standards of independence under the Company's Corporate Governance Guidelines and applicable NYSE listing standards, including that each such director and nominee is free of any relationship that would interfere with his individual exercise of independent judgment: Mr. Chadwell, Mr. Evans, Mr. Fulchino, Mr. Gephardt, Mr. Johnson, Mr. Kadish, Mr. Raborn and Mr. Kubasik. Although the Company is a "controlled company" within the meaning of NYSE rules and qualifies for an exception to certain board of directors and committee composition requirements under such rules, independent directors currently comprise a majority of the Board, and will continue to comprise a majority following the Annual Meeting if all of the nominees for directors are elected. In contrast, the Company's Compensation Committee and Corporate Governance and Nominating Committee are not comprised solely of independent directors.

 Nomination of Directors

        The Corporate Governance and Nominating Committee is responsible for identifying and evaluating qualified potential candidates to serve on the Board and recommending to the Board for its selection those nominees to stand for election as directors at the Company's Annual Meeting of Stockholders. While the Corporate Governance and Nominating Committee has established no minimum eligibility requirements for candidates to serve on the Board, in performing its duties, the Corporate Governance and Nominating Committee considers any criteria approved by the Board or that the Corporate Governance and Nominating Committee deems appropriate, including but not limited to the candidate's judgment, skill, education, diversity, age, relationships and experience with businesses and other organizations; whether the candidate meets the independence requirements of applicable legal and listing standards; the organization, structure, size and composition of the Board and the interplay of the candidate's experience with the experience of other Board members; the qualifications and areas of expertise needed to further enhance the deliberations of the Board; whether the candidate maintains a security clearance with the DoD; the requirements of the Special Security Agreement among Onex, the Company and the DoD (the "Special Security Agreement"); and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

        Each potential candidate to serve on the Board must satisfy the requirements of the Company's certificate of incorporation and bylaws, conform to high standards of integrity and ethics, and have a commitment to act in the best interest of the Company and its stockholders. Furthermore, potential candidates are evaluated based on whether they, when considered with all other members of the Board, allow the Company to satisfy the requirements of the Special Security Agreement, which among other things, (i) regulates the number of directors who are representatives of Onex, the number of DoD-approved directors who previously had no relationship with the Company or any entity controlled by Onex ("Outside Directors"), and the number of directors who are cleared officers of the Company ("Officer/Directors"); (ii) requires notice to and approval of the DoD concerning the appointment, removal and replacement of Outside Directors; and (iii) stipulates DoD personnel security clearance-eligibility requirements for Outside Directors and Officer/Directors.

        The Corporate Governance and Nominating Committee will consider stockholder recommendations for candidates to the Board on the same basis that it considers all other candidates recommended to it. To recommend a director candidate to the Corporate Governance and Nominating Committee, a stockholder (other than a holder of the Company's Class B Common stock) must provide the Company with a written notice that contains, to the extent known to the nominating stockholder, (1) the name, age, business address and residence address of the nominating stockholder and the person to be nominated; (2) the total number and class of all shares of capital stock and other securities of the Company that are owned beneficially and of record by the person to be nominated and by the nominating stockholder and, if such securities are not owned solely and directly by the nominating stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (3) the principal occupation of the proposed nominee; (4) a representation that the nominating stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (5) a description of all arrangements or understandings between the nominating stockholder or any of its affiliates or associates, and any others acting in concert with any of the foregoing, each person to be nominated, and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the nominating stockholder; (6) such other information regarding such nominating stockholder and each person to be nominated by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or been intended to be nominated, by the Board; and (7) the consent of the person to be nominated to serve as a director of the Company, if so elected, to be named in the Company's proxy statement (whether or not nominated), and the consent of the nominating stockholder to be named in the Company's proxy statement (whether or not the Board chooses to nominate the recommended nominee). The Company may request any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the qualifications of the proposed nominee to serve as a director of the Company. If a stockholder wishes to formally nominate a candidate, he or she must follow the procedures described in the Company's bylaws.

        All director candidate recommendations and formal nominations for membership to the Board for the 2015 Annual Meeting of Stockholders must be sent to the Company at the address set forth below and received by the date specified for stockholder proposals. See "Other Matters—Stockholders Proposals to Be Presented at the 2015 Annual Meeting of Stockholders" below. The Company's presiding officer at the Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Experience, Qualifications, Attributes and Skills of the Members of the Board of Directors

        The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

        The Corporate Governance and Nominating Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. As discussed above, while the Corporate Governance and Nominating Committee has established no minimum eligibility requirements for candidates to serve on the Board, in performing its duties, the Corporate Governance and Nominating Committee considers any criteria approved by the Board or that the Corporate Governance and Nominating Committee deems to be appropriate. All of the Company's Board members share certain qualifications and attributes consistent with the general criteria set forth in the Company's Corporate Governance Guidelines. For example, each of them possesses specific skills and experience aligned with the Company's strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated certain core business competencies, including high achievement and a record of success, financial literacy, a history of making good business decisions and exposure to best practices. All of the Company's Board members also possess interpersonal skills that maximize group dynamics, including respect for others, strong communication skills and confidence to ask thought-provoking questions. The Board members are enthusiastic about the Company and devote sufficient time to be fully engaged in their roles as Board members. Finally, eight of the Company's non-employee directors satisfy the independence requirements of the NYSE and the SEC rules.

        In addition, the Corporate Governance and Nominating Committee annually reviews the Board's requirements for Board members and the appropriate criteria for membership to the Board.

        The Board also recognizes that the Company is more effectively governed when a diversity of viewpoints, backgrounds, opinions, skills, expertise, experiences and industry knowledge are represented on the Board. Accordingly, in October 2011, the Corporate Governance and Nominating Committee adopted the Board of Directors Diversity Policy for considering diversity in identifying nominees for director. The Board of Directors Diversity Policy provides that, in nominating candidates for election to the Board at each Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee and the Board shall select individuals who represent a diversity of viewpoint, professional experience, education, skill, expertise, industry knowledge and such other factors as the Corporate Governance and Nominating Committee and the Board believe would enhance the diversity of the Board and the effective governance of the Company. Accordingly, diversity of thought, experience, gender, race and ethnic background are considered in the director evaluation process.

        As discussed under the heading "Proposal 1: Election of Directors—Information Regarding Nominees for Election as Directors", the Company's directors have experience with businesses that operate in industries in which Spirit operates, including commercial aviation, aviation supply and maintenance, and defense industries, or that involve important skills necessary to advise the Company in strategic areas, including finance, general management, labor negotiations, governmental affairs and business strategy. The Corporate Governance and Nominating Committee has taken the specific experience, qualifications, attributes and skills of the individual Board members into account in concluding that each should continue to serve on the Board.

Communications with the Board

        Stockholders and other interested persons may send communications to the Board, the chairman of the Board, individual members of the Board, members of any committee of the Board, or one or more non-management directors by letter addressed to Investor Relations at Spirit AeroSystems Holdings, Inc., 3801 South Oliver, Wichita, KS 67210, or by contacting Investor Relations at (316) 523-7040. These communications will be received and reviewed by the Company's Investor Relations office. The receipt of concerns about the Company's accounting, internal controls, auditing matters or business practices will be reported to the Company's Audit Committee. The receipt of other concerns will be reported to the appropriate committee(s) of the Board. The Company's employees also can raise questions or concerns confidentially or anonymously using the Company's Ethics Hotline. This hotline provides the Company's employees, suppliers and other stakeholders with a mechanism for reporting unethical activities and/or financial irregularities to the Board anonymously. Such persons are able to file reports via a web-based process or a toll free telephone number. Data reported to the Ethics Hotline is reviewed quarterly with the Audit Committee and with the Company's independent registered public accounting firm to help ensure that the Company's ethics and compliance programs remain effective. The Ethics Hotline is operated by a third-party service provider and is available 24 hours a day, 7 days a week and 365 days a year. Receipt of communications clearly not appropriate for consideration by members of the Board, such as unsolicited advertisements, inquiries concerning the products and services of the Company and harassing communications, are not forwarded to members of the Board.

Board Leadership Structure

        We separate the roles of chief executive officer of the Company and chairman of the Board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the chairman of the Board provides guidance to the chief executive officer, sets the agenda for Board meetings and presides over meetings of the full Board. Because Mr. Johnson, the chairman of the Board, is not an employee of the Company and has been determined to be an "independent director", as defined under the rules of the NYSE, the Board has not deemed it necessary to appoint a lead independent director. The chairman of the Board also presides at all executive sessions of non-management directors and serves as the focal point for directors regarding resolving conflicts with the chief executive officer or other directors and coordinating feedback to the chief executive officer on behalf of directors regarding business issues and Board management. The Board generally holds executive sessions four times a year without the chief executive officer or other employees present, unless the presence of the chief executive officer and/or any other employees is requested by the Board.

The Board of Directors' Role in Risk Oversight

        The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to achieve planned long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks of a company and what steps are required to manage those risks, but also understanding what level of risk is appropriate for that company. The involvement of the full Board in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of the Company's senior management on areas of material risk to the Company. The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand the Company's risk identification, risk management and risk mitigation strategies.

        While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Board has delegated to the Audit Committee primary oversight of the risk management process. The Audit Committee focuses on a broad range of legal, financial and operational risks, including internal controls, disclosure issues, contract accounting, Sarbanes-Oxley Act compliance, Ethics Hotline reports and legal and regulatory issues, including compliance with SEC rules and regulations. The Audit Committee annually reviews a comprehensive annual risk assessment report from the Company's internal auditors. The internal audit report surveys risks throughout the business, focusing on primary areas of risk, including operational, financial, contractual, legal and regulatory, strategic and reputational risks. The Audit Committee looks at the relative magnitude of these risks and management's mitigation plan, and provides strategic advice to the Company about ways to reduce and contain risk.

        The Government Security Committee of the Board focuses its risk mitigation efforts in the areas of government and International Traffic in Arms Regulations compliance, compliance with the Company's Special Security Agreement with the Defense Security Service, intellectual property protection and segregation, information assurance policies, and information technology security and counter-espionage methodologies.

        In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy. Such incentives are also designed to align our executives' interests with those of our stockholders by tying executive compensation to stockholder return and value.

        Finally, the Board's Corporate Governance and Nominating Committee assists with risk mitigation by ensuring that the Board and its committees are composed of individuals with the appropriate credentials and backgrounds to assist the Company with its risk mitigation efforts, while ensuring that the Company complies with all applicable NYSE, SEC and other public company governance requirements.

Committees of the Board

        The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Government Security Committee. At the April 30, 2013 Board meeting, Messrs. Chadwell, Evans and Raborn were reappointed to the Audit Committee, Messrs. Fulchino, Gephardt, Johnson and Popatia were reappointed to the Compensation Committee, Messrs. Fulchino, Gephardt, Kadish and Popatia were reappointed, and Mr. Turner was appointed, to the Corporate Governance and Nominating Committee and Messrs. Chadwell, Evans, Johnson, Kadish and Raborn were reappointed to the Government Security Committee. Effective April 6, 2013, Mr. Lawson replaced Mr. Turner on the Government Security Committee. Effective November 25, 2013, Mr. Kubasik was appointed to the Audit Committee and the Government Security Committee. Eleven formal meetings of the Audit Committee, four formal meetings of the Compensation Committee, five formal meetings of the Corporate Governance and Nominating Committee, and four formal meetings of the Government Security Committee were held in 2013.

        Below is a description of the duties and composition of each standing committee of the Board. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. Directors hold committee memberships for a term of one year until the next Annual Meeting of Stockholders or, if later, until their successors are elected and qualified, or until their death, retirement, resignation or removal.

        Audit Committee.    In accordance with the Company's Audit Committee Charter, the Audit Committee is responsible for, among other things, (1) selecting and overseeing the independent registered public accounting firm; (2) pre-approving the overall scope of the audit and quarterly financial review; (3) reviewing the independent registered public accounting firm's report describing the auditing firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control review or peer review of the auditing firm; (4) reviewing and discussing with management, the independent registered public accounting firm and the internal auditor management's accounting policies, significant estimates and assumptions, key accounting decisions, significant findings, major financial and other risk exposures, the steps management has taken to minimize such risks and management's policies with respect to risk assessment and risk management; (5) reviewing and discussing with management and the independent registered public accounting firm the Company's financial reporting and accounting processes, the Company's financial statements and the independent registered public accounting firm's annual audit report, and the effectiveness of the Company's internal control over financial reporting and disclosure controls and procedures; (6) overseeing the Company's internal audit function; (7) reviewing and discussing with the independent registered public accounting firm the matters required to be discussed by the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the NYSE rules relating to the conduct of the audit or quarterly review; (8) meeting periodically and separately with management, internal auditors and the independent registered public accounting firm; (9) reviewing procedures for the receipt, retention and treatment of complaints, including anonymous complaints from employees, concerning accounting, accounting controls, audit matters and regulatory compliance; (10) preparing the report of the Audit Committee to be included in the Company's proxy statement; (11) conducting a self-evaluation of the performance of the Audit Committee and reassessing its charter; and (12) reporting to the full Board.

        No changes were made to the Audit Committee Charter in 2013.

        The Company's Audit Committee consists of Messrs. Chadwell, Evans, Kubasik and Raborn, with Mr. Raborn serving as chairman. All of the Audit Committee members have been determined to be independent within the meaning of the NYSE listing standards, and Mr. Raborn has been determined to be an "audit committee financial expert," as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has a written Audit Committee Charter, the current copy of which can be found under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

        Compensation Committee.    In accordance with the Company's Compensation Committee Charter, the Compensation Committee is responsible for, among other things, (1) developing and modifying, as appropriate, a competitive compensation philosophy and strategy for the Company's directors and executive officers that promotes the recruitment and retention of talented individuals; (2) reviewing and approving goals and objectives with respect to compensation for the Company's chief executive officer;

(3) reviewing and approving the evaluation process and compensation structure for the Company's officers; (4) establishing and reviewing policies concerning perquisite benefits, including adopting a perquisite allowance policy for senior executives and other officers; (5) reviewing the Company's equity and other stock-based incentive plans, and recommending any changes to those plans; (6) reviewing the Company's incentive compensation arrangements to confirm that incentive pay does not expose the Company to unnecessary or excessive risk, and reviewing the relationship among the Company's risk management policies and practices, corporate strategy and senior executive compensation; (7) reviewing the results of periodic say-on-pay advisory votes by the Company's stockholders and determining the weight to be given to those results in making compensation decisions; (8) reviewing and discussing with management the Compensation Discussion and Analysis section in the Company's annual proxy statement; (9) determining whether employment contracts and severance arrangements should be established with senior executive officers and approving the terms of those agreements and arrangements; (10) discussing the relationship between the Company's executive compensation and financial and share performance; (11) discussing the ratio between the total annual compensation for the Company' s chief executive officer and the median annual compensation of the Company's other employees; (12) adopting a policy, or providing in executive employment agreements, for the clawback of unearned incentive compensation if the Company is required to restate its financials due to material noncompliance with financial reporting requirements; (13) preparing the Compensation Committee's report for inclusion in the Company's proxy statement; (14) reviewing director compensation; (15) conducting a self-evaluation of the performance of the Compensation Committee and reassessing its charter; and (16) reporting to the full Board. In addition, the Compensation Committee has the authority to elect any officer whom the Board has authority to elect, other than the Chief Executive Officer.

        In 2013, the Compensation Committee reviewed and reassessed the adequacy of the Compensation Committee Charter. As a result of its annual review, the Compensation Committee recommended certain improvements to the Compensation Committee Charter and amended the Compensation Committee Charter in July 2013.

        The Company's Compensation Committee consists of Messrs. Fulchino, Gephardt, Johnson and Popatia, with Mr. Fulchino serving as chairman. Three of the members of the Compensation Committee, Messrs. Fulchino, Gephardt and Johnson, are independent within the meaning of the NYSE listing standards. Mr. Popatia is not independent within the meaning of the NYSE listing standards. The Compensation Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

        Corporate Governance and Nominating Committee.    In accordance with the Company's Corporate Governance and Nominating Committee Charter, the Company's Corporate Governance and Nominating Committee's purposes are to assist the Board in identifying individuals qualified to become members of the Board consistent with the criteria established by the Board, to determine the composition of the Board and its committees, to develop and implement the Company's corporate governance principles and to oversee risks related to the Company's governance structure or from related person transactions. The Corporate Governance and Nominating Committee is responsible for, among other things, (1) leading the search for and selecting nominees for election as directors; (2) developing qualifications for director candidates; (3) evaluating the composition and size of the Board and its committees and overseeing the function of the Board's committees; (4) formulating a policy for the consideration of diversity in the identification, evaluation and nomination of director candidates; (5) developing and recommending to the Board a set of corporate governance guidelines, reviewing and recommending any changes to the guidelines and considering other corporate governance principles that may merit consideration by the Board; (6) evaluating and recommending ways to enhance communications and relations with the Company's stockholders; (7) developing and recommending to the Board procedures for the self-evaluation of the Board and its committees and the evaluation of management; (8) periodically evaluating and proposing to the Board for its review, and monitoring, a plan of succession for the chief executive officer and other senior executive officers of the Company, and recommending to the Board candidates for appointment to such positions; (9) assisting the Board in determining the most appropriate organizational format and structure for the Company; (10) reviewing and monitoring compliance with the Company's Code of Ethics and Business Conduct and Insider Trading Policy; (11) reviewing and ratifying or prohibiting any related person transactions or relationships in accordance with the Company's Related Person Transaction Policy, and overseeing the disclosure of related person transactions; (12) conducting a self-evaluation of the performance of the Corporate Governance and Nominating Committee and reassessing its charter; and (13) reporting to the full Board.

        In 2013, the Corporate Governance and Nominating Committee reviewed and reassessed the adequacy of the Corporate Governance and Nominating Committee Charter. As a result of its annual review, the Corporate Governance and Nominating Committee recommended certain improvements to the Corporate Governance and Nominating Committee Charter and amended the Corporate Governance and Nominating Committee Charter in July 2013.

        The Company's Corporate Governance and Nominating Committee consists of Messrs. Fulchino, Gephardt, Kadish, Popatia and Turner, with Mr. Fulchino serving as chairman. Three of the members of the Corporate Governance and Nominating Committee, Messrs. Fulchino, Gephardt and Kadish, are independent within the meaning of NYSE listing standards. Mr. Popatia and Mr. Turner are not independent within the meaning of the NYSE listing standards. The Corporate Governance and Nominating Committee has a written charter, the current copy of which is available under the "Investor Relations" portion of the Company's website, www.spiritaero.com.

        Government Security Committee.    In accordance with the requirements of the Special Security Agreement, the Government Security Committee is comprised of Outside Directors and Directors who are officers of the Company, each of whom is a cleared U.S. resident citizen. The Government Security Committee is responsible to ensure that the Company maintains policies and procedures to safeguard the classified and export-controlled information in the Company's possession, and to ensure that the Company complies with its industrial security agreements and obligations, U.S. export control laws and regulations, and the National Industrial Security Program Operating Manual.

        The Government Security Committee consists of Messrs Chadwell, Evans, Johnson, Kubasik, Lawson and Raborn, with Mr. Kadish serving as chairman.

        Other Committees.    The Board may establish other committees as it deems necessary or appropriate from time to time, including special committees.

Board Meetings and Attendance; Attendance at Annual Meeting of Stockholders

        During the fiscal year 2013, there were fourteen formal meetings of the Board and additional actions by unanimous written consent. All of the then-current directors attended at least 75% of the aggregate of (i) the total number of meetings (whether regular or special meetings) of the Board (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees of the Board on which the director served (during the period that such director served). Recognizing that director attendance at the Annual Meeting of Stockholders can provide the Company's stockholders with an opportunity to communicate with Board members about issues affecting the Company, the Company actively encourages the members of the Board to attend its Annual Meeting of Stockholders. The Company held its 2013 Annual Meeting of Stockholders on April 30, 2013, and it was attended by all then-current members of the Board.

 Executive Sessions of Non-Management Directors

        The non-management directors meet in executive session at least four times a year and generally at the end of every regularly scheduled Board meeting to consider such matters as they deem appropriate, without the Company's chief executive officer or other management present. In accordance with NYSE listed company rules, "non-management" directors are all those who are not executive officers of the Company. Among the items that the non-management directors meet privately in executive sessions to review is the performance of the Company's chief executive officer and recommendations of the Compensation Committee concerning compensation for employee directors and other senior executive officers. Mr. Johnson, who serves as the chairman of the Board, acts as the chair of the executive sessions of the non-management directors.

Arrangements and Understandings

        The Company's bylaws provide that during the period that the Company's Special Security Agreement remains in effect, the Board shall be composed of, among other things, one or more representatives of Onex. Accordingly, Mr. Popatia serves on the Board pursuant to such requirement. As long as the Special Security Agreement remains in effect, Mr. Popatia will continue to serve as a member of the Board until each subsequent Annual Meeting of Stockholders of the Company and until his successor is elected and qualified, and will be nominated to stand for re-election as a director of the Company at each such Annual Meeting of Stockholders, unless Mr. Popatia resigns prior thereto or an alternative nomination is made by Onex.

Miscellaneous

        There are no family relationships among executive officers and directors of the Company.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

        Non-management directors' compensation is set by the Board at the recommendation of the Compensation Committee. In developing its recommendations, the Compensation Committee is guided by the following goals: compensation should fairly pay directors for work required in companies similar in size and scope to the Company; compensation should align directors' interests with the long-term interests of the Company's stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

        The Compensation Committee reviews and recommends to the Board for its approval all compensation of the Company's non-employee directors, but no member of the Compensation Committee may act to fix his or her own compensation except as uniformly applied to all of the Company's non-employee directors for their service on the Board.

        In 2005, the Board adopted a Director Stock Plan to provide certain non-employee directors of the Company or Spirit with the opportunity to acquire equity in the Company through grants of restricted shares of the Company's Class B Common stock. On April 21, 2008, the Board amended the Director Stock Plan to allow for grants of restricted stock units, provide for the grants of restricted shares of the Company's Class A Common stock or restricted stock units to comprise one-half of each non-employee director's annual director fee and provide for a one-year service vesting condition. Upon ceasing to serve as a director, a recipient will forfeit any restricted stock which was granted to him within the one year period prior to his ceasing to serve as a director and in which he has not before then acquired an interest, unless the one-year service requirement is waived by the Board. Assuming the approval of the 2014 Omnibus Plan at our upcoming 2014 Annual Meeting of Stockholders, grants to directors following the Annual Meeting will be made pursuant to the 2014 Omnibus Plan, rather than the Director Stock Plan. Under the Director Stock Plan, from inception through December 31, 2013, the Company's and Spirit's non-employee directors have received grants of an aggregate of 390,000 shares of Class B restricted Common stock, 10,129 restricted stock units and 198,726 shares of Class A restricted Common stock. Because of his affiliation with Onex and the Company's management arrangements with Onex (see "Certain Relationships and Related Transactions" below), Mr. Popatia did not receive any restricted stock grants from the Company.

        In 2009, the Compensation Committee reviewed benchmark Board compensation data from Towers Watson (using a peer group established by revenue level), and Spirit's peer group of listed aerospace and defense companies and decided to set Company director compensation at the 75th percentile level to account for growth projections, the international nature of Spirit's business, and the desire to maintain the high quality of board appointments. In 2013, the Compensation Committee reviewed benchmark Board compensation data for Fortune 500 companies prepared by Towers Watson and decided not to make any changes to Company director compensation, although it agreed to further evaluate compensation in 2014.

        Non-management directors receive an annual board retainer fee of $150,000 for their service as Board members. In 2013, the annual board retainer fee paid in respect of Mr. Popatia was paid in cash to Onex Partners Advisor LP. Other than with respect to Mr. Popatia, annual board retainer fees are paid in accordance with the terms of the Director Stock Plan. Under the Director Stock Plan, at least 50% of the annual board retainer fee is required to be paid in either shares of restricted Common stock or restricted stock units of the Company, which are subject to a one-year time-vesting requirement. Directors have the option to receive the remaining 50% of their compensation in cash, restricted stock or restricted stock units. In addition to the $150,000 annual board retainer fee, in May 2012 the Board implemented an additional annual discretionary grant of $15,000 in equity compensation per director in accordance with the Director Stock Plan. Non-management directors who serve on any of the Board's committees receive additional individual cash retainer fees. The chairman of the Board receives an additional annual retainer fee of $40,000, the chairman of the Audit

Committee receives an additional annual retainer fee of $15,000, the chairman of each of the Board's other committees receives an additional annual retainer fee of $10,000, each non-management director who serves on the Audit Committee receives an additional annual retainer fee of $12,000 and each non-management director who serves on other committees receives an additional annual retainer fee of $8,000 per committee. No additional fees are paid for attending Board or committee meetings. The annual board retainer fees and additional individual retainer fees are payable quarterly in arrears to all directors who have served the full quarter ended prior to the date of payment. No additional or other compensation is paid to the Company's executive officers who are also members of the Board. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their director services. Occasionally, certain perquisites or personal benefits are provided to non-management directors under the same general standards as perquisites or personal benefits are provided to the Company's executive officers. Perquisites and personal benefits have been provided to non-management directors and to Mr. Lawson under the standards described in the Company's Perquisite Allowance Plan, which is discussed below in the Compensation Discussion & Analysis section. All compensation paid to Mr. Lawson and all compensation paid to Mr. Turner in their capacity as an employee or consultant of the Company is described in the executive compensation tables and narrative below under the caption "Executive Compensation". Fees earned or paid to non-management directors in 2013 are listed in the "Director Compensation for Fiscal Year 2013" table below.

        The Company maintains a minimum stockholding requirement for non-employee directors, other than for any Onex-designated director (currently Mr. Popatia), who is deemed to be in compliance due to Onex's stock ownership. Each existing non-employee director is expected to accumulate over four years of service on the Board (beginning on the later of (i) the initial adoption of a minimum stockholding requirement in April 2009 and (ii) the initial appointment of the director to the Board) and thereafter, while serving on the Board, to continue to hold a minimum stockholding requirement in effect prior to May 2012, which was at least the greater of (1) the number of shares of our Common stock with an aggregate market value of $225,000 and (2) 10,000 shares. In May 2012, the minimum stockholding requirement was increased to the greater of (1) the number of shares of our Common stock with an aggregate market value of $250,000 and (2) 12,500 shares. Non-employee directors have four years after the adoption of the increased minimum stockholding requirement to accumulate the increased amount of shares. Restricted stock units held by directors are counted in determining whether the minimum stockholding requirements are satisfied. Newly appointed members of the Board are permitted four full years of service on the Board during which to attain the minimum stockholding requirement. Information regarding the current stock ownership of the Company's directors can be found below under "Stock Ownership—Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management."

Director Compensation for Fiscal Year 2013

        The following table presents information concerning compensation attributable to the Company's non-management directors for the fiscal year ended December 31, 2013. Mr. Lawson became the Company's President and Chief Executive Officer effective as of April 6, 2013, and therefore did not receive any compensation as a director of the Company. Mr. Turner served as the Company's President and Chief Executive Officer until April 6, 2013 and therefore did not receive any compensation as a director of the Company prior to that date. The fees described below with respect to Mr. Turner only represent his compensation for serving as a director after April 6, 2013. The compensation paid to Mr. Turner prior to April 6, 2013, as well as the compensation Mr. Turner received under his

Retirement and Consulting Agreement, is described in the executive compensation tables and narrative below under the caption "Executive Compensation".

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
Charles L. Chadwell	66,876	108,753	—		175,629
Ivor Evans	95,000	90,006	—		185,006
Paul Fulchino	20,000	164,994	—		184,994
Richard Gephardt	91,000	90,006	—		181,006
Robert Johnson	131,000	90,006	10,290	(6)	231,296
Ronald Kadish	93,000	90,006	—		183,006
Christopher E. Kubasik(1)	15,834	—	—		15,834
Tawfiq Popatia(2)	181,000	—	—		181,000
Francis Raborn	98,000	90,006	—		188,006
Jeffrey L. Turner(3)	41,500	138,791	—		180,291

(1)
Mr. Kubasik was elected to the Board effective November 25, 2013, and his compensation earned in respect of his time served as director in 2013 will be paid in 2014.

(2)
The fees for Mr. Popatia were paid to Onex Partners Advisor LP.

(3)
Mr. Turner was the Company's President and Chief Executive Officer until April 6, 2013, and therefore did not receive any compensation as a director of the Company prior to such date.

(4)
Represents the full aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board's (FASB) authoritative guidance on stock-based compensation accounting, for awards of restricted stock and restricted stock units granted in 2013. Additional information concerning the Company's accounting for restricted stock and restricted stock unit awards may be found in Note 18 to the Company's consolidated financial statements in its Annual Report on Form 10-K for 2013.

(5)
The amount of perquisites and other personal benefits has been excluded for all directors other than Mr. Johnson, as the total value of each such director's perquisites and other personal benefits was less than $10,000.

(6)
Represents vehicle lease payments made pursuant to our Perquisite Allowance Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Related-person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. The Board reviews such matters as they pertain to transactions with related persons as described by Item 404(a) of the SEC's Regulation S-K. In deciding whether to continue to allow these related-person transactions involving a director, executive officer or their immediate family members, the Board considered, among other factors:

  •
  information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

  •
  the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

  •
  an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated persons;

  •
  the business advantage the Company would gain by engaging in the transaction; and

  •
  an analysis of the significance of the transaction to the Company and to the related person.

        The Board determined that the related person transactions disclosed herein are on terms that are fair and reasonable to the Company, and which are as favorable to the Company as would be available from non-related entities in comparable transactions. The Board believes that there is a Company business interest supporting the transactions and that the transactions meet the same Company standards that apply to comparable transactions with unaffiliated entities.

        The Board has adopted a written Related Person Transaction Policy that is communicated to the appropriate level of management and can be found under the "Investor Relations" portion of the Company's website, www.spiritaero.com. Under the policy, a related person transaction is (1) any financial transaction (including any indebtedness or guarantee of indebtedness) in which the Company or any of its subsidiaries was, is, or will be a participant, where the amount involved exceeds $120,000 within a 24-month period, and in which a Related Person (as defined in the policy) had, has or will have a direct or indirect "material interest" as determined by the Corporate Governance and Nominating Committee, or (2) any business, consulting, professional or similar relationship which a Related Person had, has or will have, directly or indirectly, with any material customer or supplier of the Company, where the amount of compensation involved exceeds $120,000 within a 24-month period.

        The Corporate Governance and Nominating Committee is responsible for reviewing these transactions and may take into consideration, among other things, (1) the materiality of the transaction; (2) the actual or perceived conflict of interest between the Company and the related person; (3) the impact on the transaction of applicable corporation and fiduciary duty laws and rules; (4) whether any products or services provided by the related person are provided on an arms'-length basis on terms comparable to those provided by unrelated third persons; (5) whether any products or services provided by the related person are of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources; (6) disclosure considerations; (7) the potential impact of the transaction on the Company's relations with its customers, suppliers, stockholders and securities markets; (8) the Company's Corporate Governance Guidelines and Code of Ethics and Business Conduct; (9) the potential impact of the transaction on the objectivity of the related person; and (10) the best interests of the Company and its stockholders.

        After review of the relevant facts and circumstances, if the Corporate Governance and Nominating Committee concludes that the related person transaction is in, or is not opposed to, the best interests of the Company and its stockholders, it may approve or ratify the transaction. If the Corporate

Governance and Nominating Committee declines to approve or ratify any related person transaction, the Company's general counsel, in coordination with the affected business unit or corporate function, will review the transaction, determine whether it should be terminated or amended in a manner that is acceptable to the Corporate Governance and Nominating Committee, and advise the Corporate Governance and Nominating Committee of his or her recommendation. The Corporate Governance and Nominating Committee will then consider the recommendation at its next meeting. If the general counsel does not ultimately recommend the transaction to the Corporate Governance and Nominating Committee, or if the Corporate Governance and Nominating Committee does not approve the transaction, the proposed transaction will not be pursued or, if the transaction has already been entered into, the Corporate Governance and Nominating Committee will determine an appropriate course of action with respect to the transaction.

        Below are the transactions that occurred or have continued since the beginning of the fiscal year 2013, or any currently proposed transactions, in which, to the Company's knowledge, the Company was or is a party and the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, holder of more than 5% of any class of the Company's Common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

        Mr. Turner, the Company's President and Chief Executive Officer until April 6, 2013 and a director of the Company, is a member of the Board of Directors of INTRUST Bank, a Wichita, Kansas bank that provides banking services to Spirit. In connection with the banking services provided to Spirit, the Company pays fees consistent with commercial terms that would be available to unrelated third parties.

        In addition, the Company paid approximately $360,000, including reimbursement of expenses, to Onex during the fiscal year 2013 for various consulting services rendered by it to the Company. As previously mentioned, Mr. Popatia is a Managing Director of Onex.

STOCK OWNERSHIP

Information Regarding Beneficial Ownership of Principal Stockholders, Directors and Management

        The following table sets forth, as of the Record Date (unless otherwise stated below), information regarding the beneficial ownership of the Company's Class A Common stock and Class B Common stock by all directors, nominees for director, each person who has served as the Company's chief executive officer during a portion of fiscal year 2013, each person who has served as the Company's chief financial officer during a portion of fiscal year 2013, and the three other most highly compensated executive officers serving as executive officers at the end of the last fiscal year (collectively, the "Named Executive Officers"), and the Company's directors and all executive officers as a group. It also sets forth the ownership of any person or group who is known by the Company to be the beneficial owner of more than five percent of either class of the Company's Common stock, together with such beneficial owner's address.

Name	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership		Percentage of Class A Common Stock(+)	Percentage of Class B Common Stock(+)		Percentage of Total Voting Power(+)
Five Percent Stockholders
Onex Corporation	Class B	22,411,638	(1)	—	99.3	%(1)	65.0	%(1)
161 Bay Street, P.O. Box 700 Toronto, Ontario M5J 2S1 Canada
Onex Partners LP
OAH Wind LLC
Onex Spirit Co-Invest LP
Scopia Capital Management LLC	Class A	19,239,099	(2)	16.1%	—		5.6%
Matthew Sirovich
Jeremy Mindich
152 West 57th Street 33rd Floor New York, New York 10019
BlackRock, Inc.	Class A	7,503,821	(3)	6.3%	—		2.2%
40 East 52nd Street New York, New York 10022
Eton Park Fund, L.P.	Class A	7,500,000	(4)	6.3%	—		2.2%
Eton Park Master Fund, Ltd.
Eton Park Associates, L.P.
Eton Park Capital Management, L.P.
Eric M. Mindich
399 Park Avenue, 10th Floor New York, New York 10022
The Vanguard Group	Class A	6,528,759	(5)	5.5%	—		1.9%
100 Vanguard Blvd. Malvern, PA 19355

Name	Title of Class of Shares Owned	Amount and Nature of Beneficial Ownership		Percentage of Class A Common Stock(+)	Percentage of Class B Common Stock(+)	Percentage of Total Voting Power(+)
Directors, Director Nominees and Executive Officers
Charles L. Chadwell	Class A	27,119	(6)	*	—	*
Ivor Evans	Class A	18,690	(7)	*	—	*
	Class B	1,691		—	*	*
Paul Fulchino	Class A	34,168	(8)	*	—	*
	Class B	1,691		—	*	*
Richard Gephardt	Class A	20,301	(9)	*	—	*
Robert Johnson	Class A	16,824	(10)	*	—	*
Ronald Kadish	Class A	31,655	(11)	*	—	*
Christopher E. Kubasik	Class A	—		—	—	—
Tawfiq Popatia	Class A	—		—	—	—
Francis Raborn	Class A	18,690	(12)	*	—	*
Larry A. Lawson	Class A	96,016	(13)	—	—	—
Jeffrey L. Turner	Class A	662,757	(14)	*	—	*
	Class B	—	(15)	—	—	—
Sanjay Kapoor	Class A	—	(16)	—	—	*
Philip D. Anderson	Class A	33,861	(17)	*	—	*
David M. Coleal	Class A	9,742	(18)	*	—	*
John A. Pilla	Class A	55,342	(19)	*	—	*
	Class B	2,599	(20)	—	*	*
Samantha Marnick	Class A	13,309	(21)	*	—	*
	Class B	—	(22)	—	—	—
All directors and executive officers as a group (19 persons)	Class A	1,119,540	(23)	0.9%	—	*
	Class B	5,981	(23)	—	*	*

*
Represents beneficial ownership of less than 1%.

(+)
Class A Common stock has one vote per share. Class B Common stock has ten votes per share. Each outstanding share of Class B Common stock is convertible at any time after vesting, at the option of the stockholder, into one share of Class A Common stock.

(1)
Includes the following: (i) 12,583,318 shares of Class B Common stock held by Onex Partners LP (representing 55.8% of Class B Common stock and 36.5% of total voting power); (ii) 5,949,997 shares of Class B Common stock held by OAH Wind LLC (representing 26.4% of Class B Common stock and 17.3% of total voting power); (iii) 366,738 shares of Class B Common stock held by Wind EI II LLC (representing 1.6% of Class B Common stock and 1.1% of total voting power); (iv) 128,303 shares of Class B Common stock held by Onex U.S. Principals LP; and (v) 3,383,282 shares of Class B Common stock held by Onex Spirit Co-Invest LP (representing 15.0% of Class B Common stock and 9.8% of total voting power). Onex Corporation may be deemed to own beneficially the shares of Class B Common stock held by (a) Onex Partners LP, through Onex Corporation's ownership of all of the common stock of Onex Partners GP, Inc., the general partner of Onex Partners GP LP, the general partner of Onex Partners LP; (b) OAH Wind LLC, through Onex Corporation's ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings Subco LLC, which owns all of the equity of OAH Wind LLC; (c) Wind EI II LLC, through Onex Corporation's ownership of Onex American Holdings II LLC, which owns all of the voting power of Wind Executive Investco LLC, which owns all of the equity of Wind EI II LLC; (d) Onex U.S. Principals LP through Onex Corporation's ownership of all of the equity of Onex American Holdings GP LLC, the general partner of Onex U.S. Principals LP; and (e) Onex Spirit Co-Invest LP, through Onex Corporation's ownership of all of the common stock of Onex Partners GP, Inc., the general partner of Onex Partners GP LP, the general partner of Onex Spirit Co-Invest LP. Onex Corporation disclaims such beneficial ownership. In addition, (i) all of the shares of Class B Common stock owned by Onex Partners LP may be deemed owned beneficially by each of Onex Partners GP LP, and Onex Partners GP, Inc., (ii) all of the shares of Class B Common stock owned by OAH Wind LLC may be deemed owned beneficially by each of Onex American Holdings Subco LLC and Onex American Holdings II LLC, and (iii) all of the shares of Class B Common stock owned by Onex Spirit Co-Invest LP may be deemed owned beneficially by each of Onex Partners GP LP and Onex Partners GP, Inc.

  Mr. Gerald W. Schwartz, the Chairman, President, and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to own beneficially all of the shares of the Company's Class B Common stock owned beneficially by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership.

  The addresses of the five percent stockholders, in addition to Onex Corporation, are as follows: Onex Partners LP—c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019; OAH Wind LLC—421 Leader Street, Marion, Ohio 43302; Onex Spirit Co-Invest LP—c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.

(2)
Information is based on an amended Schedule 13G filed by Scopia Capital Management LLC, a limited liability company formed under the laws of Delaware ("Scopia"), Matthew Sirovich and Jeremy Mindich on February 14, 2014. Each of Scopia and Mr. Mindich reported beneficial ownership of 19,144,099 shares of Class A Common stock, and Mr. Sirovich reported beneficial ownership of 19,239,099 shares of Class A Common stock. According to the Schedule 13G, each of Scopia, Mr. Sirovich and Mr. Mindich has shared voting power and shared dispositive power over 19,144,099 shares, and Mr. Sirovich has sole voting power and sole dispositive power over 95,000 shares.

(3)
Information is based on an amended Schedule 13G filed by BlackRock, Inc., a corporation formed under the laws of the State of Delaware ("BlackRock"), on January 30, 2014. BlackRock reported 7,503,821 shares of Class A Common stock beneficially owned by it and certain of its affiliates. According to the Schedule 13G, BlackRock has the sole dispositive power over all of the reported shares and sole voting power over 6,069,440 shares.

(4)
Information is based on a Schedule 13G filed on November 18, 2013 by Eton Park Fund, L.P. ("EP Fund"), Eton Park Master Fund, Ltd. ("EP Master Fund"), Eton Park Associates, L.P., the general partner of EP Fund ("EP Associates"), Eton Park Capital Management, L.P., the investment manager to EP Fund and EP Master Fund ("EP Management") and Eric M. Mindich, as the managing member of the general partners of each of EP Associates and EP Management and as the investment adviser of EP Master Fund and EP Fund. Each of EP Management and Mr. Mindich reported beneficial ownership of 7,500,000 shares of Class A Common stock (which includes 1,500,000 shares that are issuable upon the exercise of 15,000 options), of which (i) EP Master Fund reported beneficial ownership of 4,875,000 shares of Class A Common stock (which includes 975,000 shares that are issuable upon the exercise of 9,750 options) and (ii) each of EP Associates and EP Fund reported beneficial ownership of 2,625,000 shares of Class A Common stock (which includes 525,000 shares that are issuable upon the exercise of 5,250 options). According to the Schedule 13G, each of EP Fund, EP Master Fund, EP Associates, EP Management and Mr. Mindich has shared voting power and shared dispositive power over the aforementioned shares that such party beneficially owns.

(5)
Information is based on a Schedule 13G filed by The Vanguard Group, Inc., a corporation formed under the laws of the State of Pennsylvania ("Vanguard"), on February 11, 2014. Vanguard reported 6,528,759 shares of Class A Common stock beneficially owned by it and certain of its affiliates. According to the Schedule 13G, Vanguard has sole voting power over 64,962 reported shares, sole dispositive power over 6,470,097 reported shares and shared dispositive power over 58,662 reported shares.

(6)
Includes 4,339 restricted stock units for which benefits will be paid, at the Board's option, in cash or shares of the Company's Class A Common stock at market value of the Company's Class A Common stock upon Mr. Chadwell's termination of service with the Company and its affiliates. In addition, Mr. Chadwell has 5,221 shares which will vest on May 8, 2014 if Mr. Chadwell remains a member of the Board at that time.

(7)
In addition, Mr. Evans has 4,321 shares which will vest on May 8, 2014 if Mr. Evans remains a member of the Board at that time.

(8)
In addition, Mr. Fulchino has 7,921 shares which will vest on May 8, 2014 if Mr. Fulchino remains a member of the Board at that time.

(9)
Includes 5,790 restricted stock units for which benefits will be paid, at the Board's option, in cash or shares of the Company's Class A Common stock at market value of the Company's Class A Common stock upon Mr. Gephardt's termination of service with the Company and its affiliates. In addition, Mr. Gephardt has 4,321 shares which will vest on May 8, 2014 if Mr. Gephardt remains a member of the Board at that time.

(10)
Represents shares owned by the RDJ Trust of which Mr. Johnson is a beneficial owner as a trustee of the RDJ Trust. In addition, Mr. Johnson has 4,321 shares which will vest on May 8, 2014 if Mr. Johnson remains a member of the Board at that time.

(11)
Represents shares owned by the Ronald T. Kadish Trust of which Mr. Kadish is a beneficial owner as a trustee of the Ronald T. Kadish Trust. In addition, Mr. Kadish has 4,321 shares which will vest on May 8, 2014 if Mr. Kadish remains a member of the Board at that time.

(12)
Represents shares owned by the Francis Raborn Revocable Trust of which Mr. Raborn is a beneficial owner as a trustee of the Francis Raborn Revocable Trust. In addition, Mr. Raborn has 4,321 shares which will vest on May 8, 2014 if Mr. Raborn remains a member of the Board at that time.

(13)
Includes 96,016 shares of Class A Common stock which will vest on April 6, 2014. In addition, Mr. Lawson has (i) 96,016 shares of Class A Common stock which will vest on April 6, 2015, (ii) 64,011 shares of Class A Common stock which will vest on May 8, 2015, (iii) 96,015 shares of Class A Common stock which will vest on April 6, 2016, (iv) 64,010 shares of Class A Common stock which will vest on May 8, 2016, and (v) 64,010 shares of Class A Common stock which will vest on May 8, 2017, in each case, if Mr. Lawson continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(14)
Includes 36,592 shares of Class A Common stock which will vest on May 4, 2014. In addition, Mr. Turner has (i) 41,516 shares of Class A Common stock which will vest on May 8, 2014, (ii) 35,371 shares of Class A Common stock which will vest on May 10, 2014, (iii) 66,159 shares of Class A Common stock which will vest on May 8, 2015, (iv) 35,371 shares of Class A Common stock which will vest on May 10, 2015, (v) 66,159 shares of Class A Common stock which will vest on May 8, 2016 and (vi) 24,644 shares of Class A Common stock which will vest on May 8, 2017.

(15)
Does not include 163,897 shares of Class B Common stock held by Mr. Turner, which remain subject to restriction until the occurrence of certain liquidity events.

(16)
Mr. Kapoor has (i) 22,574 shares of Class A Common stock which will vest on September 23, 2014, (ii) 22,572 shares of Class A Common stock which will vest on September 23, 2015, and (iii) 22,572 shares of Class A Common stock which will vest on September 23, 2016, in each case, if Mr. Kapoor continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(17)
Includes 5,642 shares of Class A Common stock that will vest on May 4, 2014. In addition, Mr. Anderson has (i) 10,784 shares of Class A Common stock which will vest on May 8, 2014, (ii) 6,084 shares of Class A Common stock which will vest on May 10, 2014, (iii) 23,586 shares of Class A Common stock which will vest on May 8, 2015, (iv) 6,084 shares of Class A Common stock which will vest on May 10, 2015, (v) 23,585 shares of Class A Common stock which will vest on May 8, 2016, and (vi) 12,802 shares of Class A Common stock which will vest on May 8, 2017, in each case, if Mr. Anderson continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(18)
In addition, Mr. Coleal has (i) 6,228 shares of Class A Common stock which will vest on May 8, 2014, (ii) 7,899 shares of Class A Common stock which will vest on May 10, 2014, (iii) 38,056 shares of Class A Common stock which will vest on May 8, 2015, (iv) 7,899 shares of Class A Common stock which will vest on May 10, 2015, (v) 38,056 shares of Class A Common stock which will vest on May 8, 2016, and (vi) 31,829 shares of Class A Common stock which will vest on May 8, 2017, in each case, if Mr. Coleal continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(19)
Includes 5,773 shares of Class A Common stock which will vest on May 4, 2014. In addition, Mr. Pilla has (i) 7,104 shares of Class A Common stock which will vest on May 8, 2014, (ii) 5,292 shares of Class A Common stock which will vest on May 10, 2014, (iii) 28,388 shares of Class A Common stock which will vest on May 8, 2015, (iv) 5,291 shares of Class A Common stock which will vest on May 10, 2015, (v) 7,103 shares of Class A Common stock which will vest on May 8, 2016, (vi) 21,283 shares of Class A Common stock which will vest on May 8, 2016, and (vii) 21,283 shares of Class A Common Stock which will vest on May 8, 2017, in each case, if Mr. Pilla continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(20)
Does not include 16,947 shares of Class B Common stock held by Mr. Pilla, which remain subject to restriction until the occurrence of certain liquidity events.

(21)
Includes 2,053 shares of Class A Common stock which will vest on May 4, 2014. In addition, Ms. Marnick has (i) 4,853 shares of Class A Common stock which will vest on May 8, 2014, (ii) 4,245 shares of Class A Common stock which will vest on May 10, 2014, (iii) 20,696 shares of Class A Common stock which will vest on May 8, 2015, (iv) 4,244 shares of Class A Common stock which will vest on May 10, 2015, (v) 20,695 shares of Class A Common stock which will vest on May 8, 2016 and (vi) 15,842 shares of Class A Common Stock which will vest on May 8, 2017, in each case, if Ms. Marnick continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(22)
Does not include 3,226 shares of Class B Common stock held by Ms. Marnick, which remain subject to restriction until the occurrence of certain liquidity events.

(23)
Includes shares issued to employees and directors of the Company which are subject to certain vesting requirements and may vest within 60 days of the Record Date and excludes other shares issued to employees and directors of the Company which are subject to certain longer vesting requirements.

 Compensation Committee Interlocks and Insider Participation

        None of the Company's executive officers served during fiscal year 2013 or currently serves, and the Company anticipates that none will serve, as a member of the board of directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company's Board or Compensation Committee. Mr. Popatia serves on the Company's Compensation Committee and has a relationship that qualified as a related person transaction. See "Certain Relationships and Related Transactions" concerning this relationship.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, or "Section 16(a)," requires that directors, executive officers, and persons who own more than ten percent of any registered class of a company's equity securities, or "reporting persons," file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company's stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.

        To the Company's knowledge, based solely on the Company's review of copies of these reports, and written representations from such reporting persons, the Company believes that, except as stated in the paragraph below, all filings required to be made by reporting persons holding the Company's stock were timely filed for the year ended December 31, 2013 in accordance with Section 16(a).

        Mr. Turner, former President and Chief Executive Officer of the Company, inadvertently failed to timely report the withholding by the Company of 5,092 shares of Class A Common stock for the purposes of satisfying Mr. Turner's withholding tax obligations in connection with the vesting of shares granted to Mr. Turner under the Short-Term Incentive Plan (STIP). The disposition of such shares was subsequently reported on a Form 4, filed on October 3, 2013.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS

        This Compensation Discussion and Analysis contains statements regarding our performance targets and goals. These targets and goals are discussed in the limited context of our compensation program and should not be considered statements of our management's expectations or estimates of our results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        This Compensation Discussion and Analysis ("CD&A") describes the philosophy, objectives, and features of our executive compensation program, which is generally applicable to each of our senior officers.

        The Company's compensation programs are designed to reward our executives for delivering both shorter-term performance results and longer-term shareholder value. Through our programs, we are able to provide a competitive total compensation package while aligning executive interests with those of our stockholders. The following highlights the key considerations our Compensation Committee considers in the development, review and approval of our Named Executive Officers' ("NEOs") compensation:

Key considerations when reading the CD&A:

        Leadership changes in 2013 resulted in several changes in NEO positions during the course of the year.

        Mr. Jeffrey L. Turner, our former President and Chief Executive Officer, officially retired from the Company and Spirit on June 30, 2013. Mr. Turner had been Spirit's President and Chief Executive Officer since the Company's formation in 2005. Mr. Turner remains on the Company's Board of Directors.

        Our Board of Directors named Mr. Larry Lawson our new President and Chief Executive Officer on April 6, 2013. Mr. Lawson previously was the former Executive Vice President of Lockheed Martin's Aeronautics business segment.

        Mr. Philip D. Anderson changed leadership positions in September 2013, moving from Senior Vice President and Chief Financial Officer to become the new Senior Vice President of Defense & Contracts with responsibility for all company contracting as well as solidifying our structure to allow us to pursue more military work in the future.

        Mr. Sanjay Kapoor joined the Company and Spirit as the new Senior Vice President and Chief Financial Officer in September 2013, succeeding Mr. Philip D. Anderson. Mr. Kapoor previously served as the Chief Financial Officer at divisions within the Raytheon Company and United Technologies Corporation.

 Executive Summary

2013 Company Performance

In 2013, Mr. Lawson was named as Spirit's new President and CEO. Mr. Lawson quickly commenced a strategic and financial review of the Company and its programs. He subsequently added new leadership talent to the team, re-organized the Company to support our customers and programs, and began working to improve operational and cost performance.

Based on the changes in leadership, 2013 was the start of a multi-year transformation that positioned the Company to move forward as we ramp up alongside our customers to all-time historical highs in commercial aircraft production rates.

The nearby charts help summarize our performance in 2013 and include several measures that are directly tied to compensation through our Short-Term Incentive Plan (STIP) and Long-Term Incentive Plan (LTIP).

Revenue in 2013 increased 10% to $6 billion. While our earnings before interest and taxes (EBIT) performance was negative in 2013, we generated positive cash flow. Moreover, in 2013, we continued to invest heavily in order to position us for the longer-term as our customers' demand for high quality, cost-effective engineering and manufacturing intensifies.

The Company is entering 2014 with a strong cost discipline and a relentless focus on performance and accountability that should begin to yield consistent cash generation.

The Company's three-year annualized total shareholder return of 18% demonstrates that the Company is creating long-term value for its stockholders. Our stock delivered a one-year total shareholder return of 101% in 2013, reflecting that stock performance continued to improve in 2013 under the Company's new leadership and clear strategic focus on performance.

To ensure we continue our commitment to and alignment with shareholder value in our pay programs, we annually grant to qualifying employees restricted shares with a value that is directly tied to our share price. In addition, to strengthen this tie to pay-for-performance, our Compensation Committee determined that, beginning in 2014, vesting of 25% of the long-term incentive grant to qualifying employees will be contingent on our total shareholder return compared to that of our peer group.

In 2013, through increases in our stock price, the Company increased shareholder wealth by nearly $2.4 billion in total (although we acknowledge that our year-to-date stock performance has given up a portion of the 2013 gains).

The following message—delivered to the Spirit executive team in 2013 by Mr. Lawson—highlights the Company's focus and alignment around performance and increasing shareholder value.

2013 CEO Messages to Spirit Team:

        We aligned the Company towards its customers and programs, took aggressive action to reduce costs and added talent to our leadership team.

        Our 2013 actions reflect a commitment to our shareholders, customers and employees to sharpen Spirit's focus and generate cash. We are laser-focused on the right things: disciplined decision-making focused on the market, performance, cost and cash flow.

        Our increased focus on the essentials of performance and quality are showing signs of progress. We've begun reducing costs as we deliver great aerostructures to our customers and generate cash to reinvest for our future.

        We reported 2013 financial results reflecting continued strong demand for large commercial aircraft and strong mature program operating performance.

        Our robust $41 billion backlog represents the growing, globally-diverse demand for our industry-leading products and capabilities. As single-aisle products remain the major driver of large commercial aerospace market growth over the next twenty years, Spirit is well-positioned with approximately 62 percent of backlog on the next generation 737 and A320 families. Longer-term, we believe there are growth opportunities in large commercial aircraft. In the defense market, we made an announcement this year of a teaming agreement with Bell Helicopter on the V-280 Valor, the next generation tiltrotor to meet the Army's Future Vertical Lift requirements.

2013 Compensation Program Decisions

        Our decisions on executive compensation reflect the Company's commitment to pay-for-performance and increase alignment between the interests of executives and stockholders. Decisions made by our Compensation Committee in 2013, as well as executive compensation changes set to become effective in 2014, are described below.

Compensation Decisions and Actions
Key 2013 Compensation Decisions	The Company's leadership team changed significantly in 2013 with the addition of a new CEO and CFO, along with several role changes for other NEOs. The following provides a high-level overview of compensation decisions for 2013.
See pages 38-41 for details
Base Salaries

To enable the Company to attract high caliber external candidates with specialized skills, the Compensation Committee has determined that executive officers' base salaries should be paid at market median. As part of this move toward market median, David Coleal received a 52% increase due to his promotion to EVP, GM Boeing, Military, Business & Regional Jet Programs & Aftermarket, Samantha Marnick received a base salary increase of 10% in May 2013 and John Pilla's base salary increased 13% in connection with the expanded responsibilities of his promotion to EVP, GM Airbus and A350 xWB Program Management. Mr. Anderson did not receive a pay increase based on his current positioning against market median, nor did Mr. Turner due to his impending retirement.

	Increases to annual base salaries noted in the table below may not match those reported in the Summary Compensation Table because of the timing of an executive's hiring, retirement or promotion.
	Executive	2012	2013	Change 2012 - 2013
	Lawson	N/A	$1,000,000	N/A
	Turner	$770,000	$770,000	0%
	Kapoor	N/A	$525,000	N/A
	Anderson	$400,000	$400,000	0%
	Coleal	$385,000	$585,000	52%
	Pilla	$310,000	$350,000	13%
	Marnick	$300,000	$330,000	10%

	Short-Term Incentive Plan (STIP)

	Seventy-five percent of the 2013 STIP potential award was based on the company-wide quantitative measures of earnings before interest and taxes (EBIT), EBIT as a Percentage of Revenue, and Total Free Cash Flow. Twenty-five percent of the 2013 STIP potential award was based on qualitative measures evaluated by the Board.

	The performance of the Company fell short of the STIP target goals set for 2013 (largely due to charges taken on several of our maturing programs, which led the Compensation Committee to award a payout of 48% of the target STIP for each NEO other than Mr. Lawson. In accordance with his Employment Agreement (detailed on page 38), Mr. Lawson was guaranteed a target annual bonus STIP award for 2013 of no less than 115% of his base salary.

Discretionary Cash Award

To reflect the progress made during this transitional year to strengthen the Company for the future, the Compensation Committee approved the use of the 10% discretionary bonus pool. As our new CEO, Mr. Lawson quickly aligned the organization to support our customers and programs, added new leadership talent to the team and helped to position the Company for success. In recognition of this strong performance in his new role, Mr. Lawson received 20% of his annualized 2013 base salary as a discretionary bonus award. The other NEOs serving as officers at year-end received either 8%, 10% or 12% of base salary in recognition of their individual contributions to the business. The 2013 discretionary bonus awards will mark our last payouts of awards of this type, as the discretionary bonuses are being discontinued.
Long-Term Incentive Plan (LTIP)

Under our LTIP, which has provided for time-based awards aimed at retention, the NEOs received restricted stock grants with values ranging from $0.5 - $4.0 million in May 2013. Messrs. Lawson and Kapoor received additional restricted stock grants as part of their compensation packages when joining the Company. Based on the restructuring of our leadership team, Mr. Pilla, Mr. Coleal and Ms. Marnick also each received a one-time special retention restricted stock grant that vests over four years.
2014 Program Updates	Consolidation of Incentive Plans
See pages 65-71 for details	As of March 7, 2014, we had 8,992,019 remaining ungranted shares of stock allocated to four compensation plans: STIP, LTIP, EIP and DSP. Each of those plans was intended for a specific purpose, and none of them permits awards that would satisfy the performance-based exemption under IRC Section 162(m). As described in this Proxy Statement, we are seeking stockholder approval at the 2014 Annual Meeting of Stockholders of the 2014 Omnibus Plan to replace those four plans (See p. 65). If the 2014 Omnibus Plan is approved, it would not be dilutive, as it will be funded with 8.5 million shares, while the right to make awards on the 8,992,019 shares remaining under the other four plans would terminate.
Short-Term Incentive Awards

In order to strengthen the focus of the short-term incentive award on the results of the Company—creating a greater link between pay and performance—the qualitative component has been removed and replaced with measures relating to the program and functions in which the individual operates and an explicit focus on individual performance; the new short-term incentive awards (as described below) will have the following performance weightings:

•  70% weighting tied to Company performance
        — 25% EBIT
        — 25% Revenue
        — 50% Total Free Cash Flow
•  20% weighting on program/functional performance, and

•  10% weighting tied to individual performance

In addition, starting with 2014 payments in respect of 2013 performance, short term incentive awards to our executives will be paid fully in cash moving forward (rather than 50% cash and 50% stock, as previously awarded), in accordance with market best practices.

Discretionary Cash Award
Discretionary cash bonus awards have been discontinued beginning in 2014 in order to align with our enhanced focus on accountability for performance and to align with market best practices.
Long-Term Incentive Awards

To strengthen the link between pay and performance, beginning with 2014 grants, twenty-five percent of the long-term incentive award vesting will be contingent upon how our total shareholder return (TSR) compares to our peers. Seventy-five percent of the LTIP restricted stock awards will remain time-based to support retention. Concurrently with this design change, the vesting of the time-based awards will change from four years to three years to align with market practices.

Executive Compensation Governance and Practices

What We Do	What We Don't Do

• Pay for performance	• No on-going new defined benefit SERP accruals
• Target pay based on market norms	• No tax gross-ups for change-in-control severance
• Benchmark against relevant market data • Deliver total direct compensation primarily through variable pay	• No share recycling (other than in the context of forfeited shares)
• Use relevant corporate measures in short-term incentive awards
• Set challenging short-term incentive award goals
• Pay long-term incentive entirely in stock
• Maintain robust stock ownership requirements
• Offer market-competitive benefits
• Consult with an independent advisor on pay

Pay-for-Performance Focus

Aligning Pay with Performance

        Our success as a company depends largely on the contributions of our senior executives and their efforts to deliver strong business results and increase shareholder value. This understanding supports our commitment to pay-for-performance and shapes our approach to providing a competitive total compensation package to our NEOs.

        The Company uses a balance of short- and long-term incentives as well as cash and non-cash compensation to reward NEOs for their roles in meeting company objectives. Under our pay-for-performance philosophy, executive officers have the opportunity to earn in excess of market median levels when their performance exceeds expectations. Conversely, if performance falls below expectations, our incentive plans pay below target levels.

•

Program Design:  As designed, 84% of the total annualized direct compensation for our CEO and between 74% - 77% for our other NEOs is comprised of variable pay (notwithstanding any guaranteed minimum payments or awards under the CEO's employment agreement). The portion of target annual compensation that is variable generally increases with the executive officer's position level and impact on our performance, providing significantly more upside potential and downside risk for more senior positions as these executives have a greater influence on our performance as a whole. The actual value realized from short-term incentive awards ranges from zero if threshold performance targets are not met up to 200% of targeted amounts for exceptional company performance, while the long-term portion has been time-based variable pay (though starting in 2014, 25% of long-term awards will be tied to total shareholder return relative to our peers). Prior to 2014, discretionary awards were also offered based on individual performance against company objectives.

•

Performance Assessment:  Our Compensation Committee uses a comprehensive and well-defined process to assess Company performance. We believe the performance measures for our incentive plans focus management on the appropriate objectives for the creation of both short- and long-term shareholder value.

        The Company's incentive compensation components for NEOs are intended to link compensation performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve.

        Over time, our incentive compensation programs have demonstrated our commitment to pay-for-performance. As evidenced by the chart to the right, we have a record of making short-term incentive award payouts below our targets when we do not meet our performance goals.

        In addition to our short- and long-term incentive plans, our stock ownership guidelines require all senior executives to meet specific ownership targets based on position. This requirement subjects these executives to the same long-term stock price volatility our stockholders experience and further aligns our executives' interests with those of our stockholders'. See page 43 for details.

 CEO Pay at a Glance

        Mr. Lawson's annualized target pay for 2013 positioned his target total direct compensation (base salary, target short-term incentives, target long-term and discretionary incentives) slightly below the 50th percentile of the peer group and survey data described on page 36.

Determining Compensation for 2013

Role of the Compensation Committee

        The Compensation Committee of the Board is responsible for establishing, implementing and monitoring compliance with our compensation philosophy and objectives. Generally, the Compensation Committee strives for internal equity among our NEOs and, accordingly, the types of compensation and benefits offered to our NEOs are consistent among the group.

        The Compensation Committee develops and modifies, as appropriate, the executive compensation philosophy and objectives, and makes recommendations to the full Board on the performance goals, objectives and compensation structure for NEO compensation.

Each year, the Compensation Committee evaluates each NEO's performance in relation to the Board of Directors' goals and objectives, and with respect to our CEO, reviews his self-evaluation. Based on these evaluations, the Compensation Committee reviews and approves our NEOs' annual compensation, including salary, short- and long-term incentives, any discretionary awards and other similar arrangements. Together with our CEO, the Compensation Committee also reviews and approves annual discretionary cash bonuses for the other NEOs.

        In establishing the overall philosophy and strategy of our NEO compensation, the Compensation Committee takes into consideration the counsel and recommendations of our CEO and Senior Vice President of Corporate Administration and Human Resources, recommendations of other members of the Board, and the research analysis and advice of Towers Watson.

        The Compensation Committee continues to examine existing and new compensation programs and objectives to ensure that ours remain appropriate and consistent with our overall philosophy and objectives.

Role of the CEO

        Each year, our NEOs prepare and discuss their self-evaluations with our CEO, who presents a compensation recommendation for each other NEO to the Compensation Committee. These recommendations are based on the CEO's review of their performance, job responsibilities and importance to our overall business strategy, as well as our compensation philosophy. Although these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for our executive officers.

        The CEO also prepares a self-evaluation and presents it to the Compensation Committee.

Role of the Compensation Consultant

        The Compensation Committee retains the authority to approve and monitor all compensation and benefit programs (other than broad-based welfare benefit programs). To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee utilized the services of Towers Watson in 2013. Towers Watson assisted the Compensation Committee in benchmarking our executive compensation and reviewing trends and regulatory implications for executive pay and developing incentive plan design alternatives. This information was also used by the Compensation Committee in establishing our NEOs' base salaries and target goals for compensation plan awards.

        Towers Watson is engaged by our management, with the prior and ongoing approval of the Compensation Committee, and provides executive compensation consulting services that support the Compensation Committee's goal to align the interests of our executive officers with those of our stockholders. Towers Watson and its affiliates did not provide any other services to the Company in 2013. The Compensation Committee has considered the factors specified by the SEC in determining that Towers Watson provides independent advice.

        Mercer Human Resources Consulting is also engaged by our management to provide non-executive compensation consulting services to the Company.

Consideration of Advisory Stockholder Vote on Executive Compensation

        We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 Annual Meeting of Stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In 2011, the advisory vote on executive compensation (the Say-On-Pay vote) received greater than 93% support from the votes of our stockholders present, in person or by proxy, and entitled to vote on the matter. As an advisory vote, the results of this stockholder vote are not binding upon us; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders in their vote and considered the outcome of this vote when it made compensation decisions for the Named Executive Officers. The Compensation Committee considered the 93% stockholder vote supporting our executive compensation, and accordingly decided not to make significant changes to the executive compensation that received the strong support of our stockholders.

        In addition, at our 2011 Annual Meeting of Stockholders, our stockholders approved holding the advisory vote every three years (the Say-When-On-Pay vote), which we believe will allow for a meaningful evaluation period of performance against our compensation practices. In accordance with the advisory vote of our stockholders at the 2011 Annual Meeting of Stockholders, and as determined by the Compensation Committee and the Board, we will include an advisory vote on executive compensation in our proxy statement every three years.

 Benchmarking Our 2013 Executive Compensation Program

        Our executive compensation program—total direct compensation consisting of base salary, short-term incentives and long-term incentives—is compared to that of our peers in order to determine competitive levels to support the attraction and retention of our executive officers.

        We benchmark executive compensation against a peer group of comparably-sized (in terms of revenue) U.S.-based companies (emphasizing aerospace, defense and auto component manufacturers). The companies specified below were included in the Towers Watson peer group analyses for 2013. The graph below demonstrates that the peers represent a reasonable range of smaller and larger companies (based on revenues). (Note that changes from the 2012 group include the removal of Esterline Technologies (less than $2 billion in revenue) and the addition of Terex to replace it.)

        The Company will measure its total shareholder return relative to this peer group to determine the degree to which the performance-based shares of restricted stock it plans to award in 2014 (if stockholders approve the 2014 Omnibus Plan) will vest.

        We also used a broader survey sample for benchmarking executive compensation. In 2012, in connection with setting 2013 pay, the Compensation Committee reviewed compensation benchmarking based on national, proprietary compensation surveys. Specifically, data was prepared principally using a Towers Watson Executive Compensation custom survey on aerospace and defense, transportation, industrial manufacturing, energy and electrical equipment and services, automotive, building products and general industry companies. Comparable benchmarking was also conducted in 2013 in connection with establishing 2014 pay.

        The composition of the survey group may vary somewhat from year to year based on survey participation. The survey analysis considers companies in relevant industries (aerospace and defense, machinery, auto components, and electrical equipment) as well as companies in a broad array of industries when necessary to complement data limitations. Survey data were size-adjusted to approximate Spirit's revenue either through regression or by limiting the survey sample to comparably-sized companies.

        The Compensation Committee believes that overall executive compensation should be designed to be competitive with comparable companies, to reward effective execution of our goals and the individual objectives set for our executive officers, and to recognize exceptional performance and results.

Elements of the Executive Compensation Program

        The following table describes how elements of compensation are intended to satisfy the Company's compensation objectives.

	Key Features/Link to Program Objectives	Award Form	2014 Changes
Base Salary

•

Fixed compensation to attract and retain executives

•

Reflects experience, responsibility and performance levels of executive talent

•

Generally set at a competitive level commensurate with market median

		Cash	• Continue movement towards market median

Short Term Incentive Award	• Annual performance-based cash award • Supports pay-for-performance philosophy • Motivates executives to achieve our near-term focus on cash and quality that drives our long-term performance	Cash	• New weightings based on Company, Program and individual performance • Eliminated qualitative performance measures • Will be paid entirely in cash

Discretionary Award

•

Additional annual cash component provided from a discretionary bonus pool based upon Company performance

•

Recognizes and rewards exceptional individual performance and contributions toward achievement of company goals

		Cash	• Discretionary awards discontinued beginning with the 2014 fiscal year

Long Term Incentive Award	• Time-based restricted stock component to support retention needs and reward our high potential employees • Performance-based restricted stock tied to relative total shareholder return	Equity	• 25% of total LTIP grant will vest based on the Company's TSR results versus its peer group • 75% will vest over three years for retention purposes

Retirement

•

Retirement Savings Plan (RSP/401(k)); (CEO and NEOs participate in the same retirement benefits as other employees)

•

Legacy frozen plans—Supplemental Employee Retirement Program (SERP) and Pension Value Plan (PVP)

•

Deferred Compensation Plan (Deferred compensation plans available to all executives)

		Benefit	• No changes in these plans

Other Benefits	• Qualified Health Plans (CEO and NEOs participate in same health benefits as other employees) • Perquisites	Benefit	• No changes in these plans

Analysis of 2013 Compensation

CEO Employment Agreement

        Mr. Lawson was hired on April 6, 2013. His compensation is market-based and is 14% above Mr. Turner's target pay prior to his retirement. His Employment Agreement provided for compensation as follows:

  •
  Initial Base salary of $1,000,000

  •
  Signing bonus of $2,000,000 in restricted stock

  •
  Buy-out bonus of $4,000,000 in restricted stock for foregone benefits from his previous employer

  •
  Guaranteed target annual bonus award of no less than 115% of base salary for 2013 performance

  •
  Long term incentive award equal to $4,000,000

  •
  Company contribution of $1,000,000 in deferred compensation credited on each of the first five anniversaries of hire date

  •
  Relocation benefits, made under Company-wide programs

Base Salaries

        In the early years after our formation as a stand-alone company and the acquisition of the assets of Spirit from Boeing (the "Boeing Acquisition"), we managed salaries well below the market median with above market annual incentives to restore the opportunity to reach market median. In recent years, we have been shifting that approach and are increasingly managing base salary at a level commensurate with market median.

        In 2013 Mr. Coleal received a 52% base salary increase due to his promotion to Executive Vice President and General Manager for Boeing, Military, Business & Regional Jet Programs & Aftermarket, and Mr. Pilla's base salary increased 13% in connection with the expanded responsibilities of his promotion to Executive Vice President and General Manager for Airbus and A350 xWB Program Management. Ms. Marnick received a base salary increase of 10% in May 2013 to better approximate market amounts.

        Mr. Anderson did not receive a pay increase based on his current positioning against market median, nor did Mr. Turner due to his impending retirement.

        Mr. Kapoor joined the Company as the new Senior Vice President and Chief Financial Officer in 2013. Mr. Kapoor received a starting salary of $525,000 consistent with market median for his role.

Short-Term Incentive Awards

        We target annual incentive awards at a level that, when combined with base salaries, result in total annual compensation that is above the market median when the Company performs well. As we are elevating the base salary component to market median, we are in the process of reducing the target short-term incentive awards.

        Each year the Board establishes company performance objectives, targeted achievement levels and weighting to be used for the annual incentive award determination, based on a recommendation from the Compensation Committee. In assessing our performance against objectives following the close of each year, the Compensation Committee considers actual quantitative results against the specific budgetary objectives, which has been the basis for 75% of the overall STIP award. The Compensation Committee has also considered a qualitative component of up to 25% based upon predetermined objectives. The Compensation Committee then determines the percentage of the target award that will be paid to each of our executive officers.

        In February 2013, the Compensation Committee recommended performance goals to the Board for 2014 payout in respect of 2013 based on three primary quantitative metrics as well as five qualitative considerations. The quantitative metrics are: (1) earnings before interest and taxes (EBIT), (2) EBIT as a Percentage of Revenues and (3) Free Cash Flow (cash flow from operations less net capital expenditures). The qualitative considerations that the Compensation Committee identified were: (1) results of customer re-pricing, (2) stability of our new programs, (3) improvement of our product quality and processes, 4) productivity maximization and (5) our operating values. After first quarter performance, the qualitative considerations were realigned by the Compensation Committee to focus on the following six qualitative metrics: (1) customer pricing, (2) stability of our new programs, (3) core program capacity expansion and rate increases (4) quality, process and productivity improvement, (5) teamwork and succession, and (6) our operating values.

STIP Performance Results

        The table below summarizes our 2013 performance versus the previously-determined STIP goals. We failed to meet the threshold required for payment under the EBIT and EBIT as a Percentage of Revenue measures. Our Total Free Cash Flow results exceeded the target. The board assessed our performance against qualitative objectives at below-target levels. As a result, the Compensation Committee determined a payout of 48% of the target STIP (28% based on quantitative company performance and 20% based on qualitative results).

Measure ($mm)	Weight	Target	Result	Weighted Payout

EBIT	25%	$543	$(331)	0%
EBIT %	25%	9.1%	-5.6%	0%
Total Free Cash Flow	25%	$50	$57	28%
Board's Qualitative Assessment	25%	100%	80%	20%

STIP Total				48%

        As shown in the table below, the NEOs earned less than half of their target award, with the exception of Messrs. Lawson and Kapoor, whose awards were guaranteed at target based on their contractual agreements. Mr. Turner's payout reflects a prorated payout of six months, the portion of 2013 prior to his retirement.

Executive	2013 Payout at Target	2013 Actual Payouts
Lawson	$1,150,000	$1,150,000
Turner	$767,890	$368,587
Kapoor	$525,000	$525,000
Anderson	$480,000	$230,400
Coleal	$505,282	$242,535
Pilla	$403,956	$193,899
Marnick	$363,912	$174,678

        In 2014, Mr. Lawson's target will remain 115% of his base salary; however, in connection with the recalibration of base salaries and short-term incentive award to market, all other NEOs targets will be set at or reduced to 100% of base salary.

        Our past practice has been to pay annual awards to our chief executive officer in 50% cash and 50% restricted stock, and we generally have used the same split to pay annual awards to our other executive officers, at the discretion of the Compensation Committee. Starting with 2014 payments in respect of 2013 performance and moving forward, annual awards to our executives are being paid in all cash, commensurate with market best practices.

        With respect to the stock portion of the 2012 STIP awards that were paid in 2013, the fair market value was set by the Board to be the average of the opening and closing trading prices of the Class A Common stock on February 24, 2013, which was the third trading day after our quarterly earnings announcement. The "Grants of Plan-Based Awards for Fiscal Year 2012" table below reflects the actual number of STIP stock awards granted in 2013 for 2012 performance and paid in 2013. The 2012 STIP award was confirmed by the Board in executive session on February 5, 2013.

        The STIP awards paid in cash in February 2014 for 2013 performance are considered to have been earned in 2012. These cash awards for the Named Executive Officers are reported as 2013 compensation in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."

Discretionary

        In order to recognize exceptional individual performance and contributions toward achievement of Company goals, executive officers have the opportunity to earn an additional cash award. This bonus has been reserved for the Company's highest performers. The discretionary bonus pool has been equal to 10% of aggregate executive base salaries at target performance; however, the pool allocation and the specific officer recipients have been determined in the sole discretion of the Compensation Committee upon consultation with the CEO. The discretionary bonus pool could have been set as high as 20% of aggregate executive base salaries if target performance was exceeded and could be set under 10% in the event of lower Company performance. The Compensation Committee separately reviews the CEO's performance to determine whether any discretionary award is appropriate for him. In making this determination, the Compensation Committee considers whether it is appropriate to further reward the CEO for exceeding individual performance toward Company objectives and furthering shareholder returns.

        To reflect the progress made during this transitional year to strengthen the Company for the future, the Compensation Committee approved the use of the 10% discretionary bonus pool for 2013. This award is included in the bonus column of the "Summary Compensation Table."

        In order to align better with our increased focus on accountability for performance results and to align with the market practices, discretionary awards will be discontinued beginning in 2014.

Long-Term Incentive Awards

        The LTIP is an important component of compensation, as it is used to provide long-term, equity-based incentive compensation in keeping with our executive compensation philosophy for the entire executive group. As the STIP has provided the at-risk component of the executive package, the LTIP has been a time-based vesting plan used to retain our executive leadership and reward our high potential employees and tie pay to stockholder returns.

        For 2013, we granted restricted stock awards with multi-year vesting schedules under the LTIP to our CEO and Named Executive Officers and all of our other executive officers in May 2013. Typically, the shares granted provide for vesting in three equal installments on each of the 2nd, 3rd and 4th anniversaries of the grant date.

        Special one-time awards were granted to our newly-hired NEOs Messrs. Lawson and Kapoor, whose grants were in the form of sign-on bonuses. Mr. Turner also received an award in connection with his retirement and consulting agreement. In connection with our leadership changes and re-alignment, Messrs. Coleal and Pilla, and Ms. Marnick received retention awards equal in value to their annual LTIP grant. The table below outlines the special one-time LTIP awards made to NEOs in 2013 in addition to their annual target LTIP awards (reflecting fair value as calculated in accordance with applicable accounting rules).

Executive	2013 Annual LTIP Grants	2013 Special One Time Awards
Lawson	$4,000,006	$6,000,019
Turner	N/A	$1,540,004
Kapoor	N/A	$2,000,051
Anderson	$800,018	N/A
Coleal	$994,508	$994,508
Pilla	$664,998	$664,998
Marnick	$495,004	$495,004

        For 2014, increased emphasis will be on Company performance and shareholder value. The long-term incentive design will change to include a 25% weighting on performance-based shares, the vesting of which will be determined by our total shareholder return compared to our peer group. (See Proxy Peer Group Table, page 36)

Executive Incentive Plan (EIP)

        The EIP was introduced when we became a stand-alone company. Under this plan, our executive officers who made an initial investment in the Company were able to earn matching stock awards based on our performance over time. Awards under the plan were subject to a five-year service requirement, and all NEOs who were participants in the EIP have met this service requirement; however, some of the outstanding shares under the plan remain subject to sale restrictions, and participants do not have the unrestricted rights of stockholders with respect to those shares until the earlier of a liquidity event or June 16, 2015. No stock has been purchased or granted under the EIP since July 31, 2006, and no further shares will be granted under the EIP.

 Other Compensation Elements

Executive Recruitment

Factors Guiding Our Decisions to Support Attraction, Motivation and Retention of Top Talent
In light of our decision to bring in new talent, we have evaluated new measures to help attract such talent.
✓	We seek highly qualified executive talent for our leadership team in a very competitive industry.
✓	We conduct strategic talent reviews of our executives against business needs on a regular and recurring basis.
✓
We balance our internal development and succession planning process with attracting high performing executives, who have proven records of skill and performance, from other companies, including our competitors.
✓
In attracting external, skilled, high-performing talent, the Compensation Committee believes that the initial compensation package provided to an executive officer must be significant enough to attract the talent from his or her current company; therefore, base salaries have been moving from below market median to around the market median.
✓
Generally, we target market median levels in total compensation; over time we've been elevating the portion paid in salary to align with market practices and reducing our above-market incentives to help mitigate any undue risk-taking.

        We have structured a variety of compensation arrangements and approved various payments to recruit executive talent. The Compensation Committee has approved LTIP stock and cash payments designed to compensate individual executive officers for compensation that they would forgo by leaving their current employers. More specifically, Mr. Lawson's employment agreement provided for a signing bonus of restricted stock units valued at $2,000,000 and a buyout bonus of restricted stock units valued at $4,000,000 to compensate for foregone compensation benefits from Mr. Lawson's previous employer. Mr. Kapoor received a signing bonus of restricted stock units valued at $2,000,000 under his employment agreement; in addition, in consideration of bonuses foregone from his previous employer, Mr. Kapoor received a cash sign-on bonus of $250,000, $100,000 of which is payable on the second anniversary of his employment. These awards are included in the "Bonus" and "Stock Award" columns of the "Summary Compensation Table", as applicable. The Compensation Committee believes that its decision to adopt those compensation arrangements and approve those payments was reasonable and necessary to achieve our overall goals and was consistent with our compensation philosophy.

Perquisites

        Perquisites and other benefits represent a small part of the overall compensation package for our executive officers. Beginning with fiscal year 2012, all individual perquisites for the participants were eliminated and replaced with an annual allowance of $25,000 for our chief executive officer and up to $13,000 for each other participant, including each of our other Named Executive Officers. Any portion of a participant's annual allowance that is not used by him or her by the end of the applicable calendar year lapses and does not carry over to the following calendar year. Our chief executive officer administers the plan on behalf of the Board and the Compensation Committee, including designating participants and allowance amounts and ensuring that the use of perquisites is in compliance with the plan.

        The Company's executive security procedures which prescribe the level of personal security to be provided to the CEO are based on business related security concerns and are an integral part of the

Company's overall risk management. This has been assessed by an independent security consulting firm and deemed necessary and appropriate for the protection of our CEO. Therefore, it is recommended that our CEO use company aircraft for personal travel for security reasons, and as a result, his use of our aircraft is a substantial portion of his perquisite usage.

        The Compensation Committee will periodically review competitive market data to ensure that the Perquisite Allowance Plan is reasonable and within market practice.

Health Benefits/Retirement Plans

        We provide our executive officers, including our NEOs, benefits provided to all other salaried, non-union employees, including medical and dental insurance and tax-qualified defined contribution participation and matching (our 401(k) plan). These benefits are important for retaining our executive officers and enhancing their compensation through tax-excluded or tax-deferred vehicles. Our contributions to our 401(k) plan on behalf of the NEOs are included in the "All Other Compensation" column of the "Summary Compensation Table" below. This plan furthers our objectives of attracting and retaining well-qualified employees and executive officers as it is our only active retirement plan.

        We adopted a supplemental executive retirement plan (SERP) in connection with the Boeing Acquisition in order to attract certain employees from Boeing. The SERP provides deferred compensation benefits to those of our executive officers and certain other members of management that previously participated in Boeing's Supplemental Executive Retirement Plan for Employees of Boeing prior to the Boeing Acquisition. Also in connection with the Boeing Acquisition, we adopted the Pension Value Plan (PVP) for those former employees of Boeing who did not retire from Boeing by August 1, 2005. Both the SERP and the PVP are frozen plans, so no additional employees are becoming participants in the plans and no current participants are accruing any additional benefits. The PVP allowed the transfer of pension values from Boeing pension plans. The PVP is fully paid for by us, and our employees are vested after reaching five years of service. We list the benefit numbers for the Named Executive Officers in the "Pension Benefits" table and the additional narrative following that table.

Stock Ownership Guidelines

        The Company maintains stock ownership guidelines for its Named Executive Officers and other senior executives to further promote alignment of management and stockholder interests. The ownership requirements (measured by value of our stock required to be held) are based on a multiple of base salary tied to pay grade.

        The stock ownership guidelines establish the following target levels for Company stock ownership:

Officer Level	Target Level (Multiple of Annual Base Salary)
Chief Executive Officer	5x
Senior Vice Presidents	3x
Vice Presidents	1x

        Non-employee directors are expected to own the greater of $250,000 worth of stock by market value or 12,500 shares or RSUs, exclusive of Onex-designated Board members who are deemed to be in compliance with this requirement because of existing stock ownership in the Company by Onex and its affiliates. Shares that satisfy the stock ownership guidelines include:

  •
  Shares of the Company's Class A and Class B Common stock or restricted stock units (i) owned outright either individually by an officer or as co-owner with spouse, (ii) owned in the name of any of the officer's minor children, either outright or with the officer and/or spouse, or (iii) held in trust for the officer, the officer's spouse and/or minor children;

  •
  Shares of the Company's Class B Common stock granted under the EIP for which the officer has met the service requirements; and

  •
  Phantom shares held in the SERP.

        The stock ownership guidelines require that the chief executive officer and other senior elected officers accumulate their required positions within five years of the adoption of the guidelines, or for new officers, within five years of being hired or promoted into the officer position. In addition, increases in an officer's target level resulting from salary increases or promotions are required to be achieved within five years of the event requiring the increase. We believe that five years provides a reasonable goal for executives to accumulate shares through earned incentive awards.

        During the five-year accumulation period, the chief executive officer and other senior elected officers are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership guideline. The Company will review on an annual basis the ownership position of the chief executive officer and each of the other senior elected officers who is required to adhere to these guidelines. The Company may restrict the officer from liquidating any of his or her then-current holdings in Company stock, except for those shares which are sold to meet Company tax withholding requirements. The Company may modify or waive the requirements of the guidelines, at its discretion, if it determines that compliance would result in severe hardship for an officer.

Compensation in Connection with Termination of Employment

        We believe that competitive severance protection is an appropriate incentive in attracting and retaining talent. We have provided for termination compensation through certain individual employment agreements in the form of salary and benefit continuation for a moderate period of time following involuntary termination of an executive officer's employment. We have also agreed to individual severance arrangements at the time of termination of employment, taking into account the specific facts and circumstances surrounding termination, including other compensation available at such time. We also consider the need to protect our business and confidential and proprietary information through non-competition, non-solicitation and similar agreements, and the desire to provide for effective transitions between departing executives and continuing or new management.

        You can find additional information regarding our practices in providing compensation in connection with termination of employment and change-in-control under the heading "Potential Payments on Termination or Change-in-Control" below.

Compensation in Connection with Change-In-Control (CIC)

        We maintain several programs of broad application that are designed to provide compensation in connection with the termination of employment or a change-in-control of the Company. Specifically, our short-term incentive awards, our long-term incentive awards, and our Perquisite Allowance Plan provide for certain compensation in connection with a change-in-control of the Company as discussed below under "Potential Payments Upon Termination or Change-in-Control—Change-in-Control."

Short-Term Incentive Awards

        Upon the occurrence of a change-in-control of the Company (i) each short-term incentive award participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control will be entitled to receive an award of cash in an amount equal to the full-year short-term incentive award that such participant would have been entitled to receive for such year had the target performance metrics established for such year been met and (ii) any outstanding unvested short-term incentive award shares previously granted to each such participant will vest immediately. In addition, under the current STIP, a

"Qualifying Retirement" by a STIP participant will entitle the participant to (i) receive a prorated STIP award (based on the portion of the year in which services were performed), paid in cash, based on the full-year STIP performance metrics actually achieved for such year and (ii) acceleration in full of the vesting requirement of any outstanding unvested STIP shares previously granted to such participant.

Long-Term Incentive Awards

        Upon the occurrence of a change-in-control of the Company (i) each long-term incentive award participant who is employed by the Company on the date of the change-in-control or who was terminated without cause within 90 days prior to the change-in-control will be entitled to receive an award of cash in an amount equal to the value of the full-year long-term incentive award that would have been made to such participant within the 12-month period following the change-in-control if not for the occurrence of the change-in-control and (ii) any outstanding unvested long-term incentive award shares previously granted to each such participant will vest immediately.

Perquisite Allowance Plan

        The Perquisite Allowance Plan provides that, in the event of a change-in-control of the Company, each participant will receive a cash award equal to any remaining unused portion of his or her allowance for the year in which the change-in-control occurs, plus an amount equal to the participant's full allowance for the calendar year in which the change-in-control occurs, which is intended to enable the employee to transition to self-funding.

EIP

        All shares that have been issued under the EIP have vested for tax purposes. However, restrictions on the sale of some of those shares remain in effect until the earlier of a liquidity event (including a change in control) or June 16, 2015.

Accounting and Tax Treatment of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company's chief executive officer or any of a company's three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by stockholders).

        We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts currently paid under our compensation programs do not qualify as performance-based compensation that is excluded from the limitation on deductibility. The 2014 Omnibus Plan which we are asking stockholders to approve in connection with this proxy statement will permit us, if the plan is approved, to make short-term and long-term incentive awards in the future that meet the performance-based criteria.

        We have adopted FASB's authoritative guidance on stock-based compensation accounting, which generally requires companies to measure the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value and to recognize this cost over the requisite service period or immediately if there is no service and there are no other vesting requirements. The notes to our consolidated financial statements, included in our Annual

Report on Form 10-K for fiscal year 2013 filed with the SEC, contain further information concerning our policies with respect to FASB's authoritative guidance on stock-based compensation accounting.

Reconciliations of Non-GAAP Financial Information for the 2013 STIP Award

        We define earnings before interest expense and taxes (EBIT) as operating (loss) income as reported in our income statement plus net other income plus adjustments for severe weather expenses.

  •
  Operating (loss) of ($364 million)

  •
  Plus net other income of $3 million

  •
  Plus adjustments of $30 million for severe weather expenses

  •
  EBIT of ($331 million)

        We define EBIT as a percent of sales as

  •
  EBIT of ($331 million) as described above

  •
  Divided by net revenues of $5,961 as reported in our income statement

  •
  EBIT as a percent of sales as (5.6%)

        We define total free cash flow as net cash provided by (used in) operating activities in our statement of cash flow, less purchase of property plant and equipment in our statement of cash flow, plus adjustments for severe weather expense identified in our earnings release of February 6, 2014.

  •
  Net cash from operations of $261 million

  •
  Less purchase of property plant and equipment (excluding purchase in relation to severe weather event) of ($234 million)

  •
  Plus other adjustments of $30 million due to the Severe Weather Impact as noted in the earnings release

  •
  Total free cash flow of $57 million

Compensation Committee Report

        The Compensation Committee establishes and oversees the design and functioning of our executive compensation program. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2014 Annual Meeting of Stockholders and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year 2013.

Compensation Committee

  Paul Fulchino, Chairman
  Richard Gephardt
  Robert Johnson
  Tawfiq Popatia

Summary Compensation Table

        The following table summarizes compensation information for the fiscal year ended December 31, 2013, for (i) Mr. Lawson, our chief executive officer, (ii) Mr. Turner, our former chief executive officer, (iii) Mr. Kapoor, our chief financial officer, (iv) Mr. Anderson, our former chief financial officer and current senior vice president of defense and contracts, and (v) our other three Named Executive Officers. The following table also summarizes compensation information for the fiscal years ended December 31, 2011 and 2012 for those of the foregoing officers who were listed as Named Executive Officers in our Proxy Statements for our 2012 and 2013 Annual Meetings of Stockholders.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(18)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(19)		Change in Pension Value and Nonqualified Compensation Deferred Earnings ($)		All Other Compensation ($)(21)		Total ($)
Larry A. Lawson,	2013	688,463		200,000	(14)	10,000,025	—	1,150,000		—		73,235	(22)	12,111,723
President & CEO(1)
Jeffrey L. Turner,	2013	567,586	(8)	—		1,720,110	—	184,800	(8)	0	(20)	45,581	(23)	2,518,077
Former President &	2012	743,075	(9)	100,000	(14)	3,439,598	—	186,571	(9)	109,803	(20)	50,032	(24)	4,629,079
CEO(2)	2011	558,456	(9)	—		3,120,429	—	370,310	(9)	117,322	(20)	39,049	(25)	4,205,566
Sanjay Kapoor	2013	119,133		202,500	(15)	2,000,051	—	525,000		—		13,285	(26)	2,859,969
SVP/CFO(3)
Philip D. Anderson,	2013	400,005		32,000	(14)	854,500	—	230,400		—		31,452	(27)	1,548,357
Former SVP & CFO	2012	373,077	(10)	50,000	(14)	874,591	—	56,443	(10)	—		17,051	(28)	1,371,162
and Current SVP of Defense and Contracts(4)	2011	248,620	(10)	40,000	(14)	557,175	—	76,792	(10)	—		16,535	(29)	939,122
David M. Coleal,	2013	508,080	(11)	120,326	(16)	2,028,902	—	242,640	(11)	—		63,876	(30)	2,963,824
EVP/General Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket(5)	2012	381,160	(11)	239,472	(17)	537,756	—	41,343	(11)	—		49,892	(31)	1,249,623
John A. Pilla,	2013	334,618	(12)	35,000	(14)	1,371,942	—	193,920	(12)	0	(20)	33,917	(32)	1,969,397
EVP/General Manager—Airbus & A350 xWB Program Management(6)	2012	286,923	(12)	100,000	(14)	596,719	—	43,451	(12)	109,012	(20)	31,684	(33)	1,167,789
Samantha Marnick,	2013	324,225	(13)	40,000	(14)	1,024,577	—	174,720	(13)	—		30,727	(34)	1,594,249
SVP/Chief Administration Officer(7)

(1)
Mr. Lawson was appointed President and Chief Executive Officer of the Company, effective April 6, 2013.

(2)
Mr. Turner resigned as President and Chief Executive Officer of the Company, effective April 6, 2013. Compensation reflected in this table for 2013 reflects Mr. Turner's compensation from the Company in 2013, including pursuant to his Retirement and Consulting Agreement, but excludes compensation received as a non-employee director, which is reflected under "Compensation of Non-Management Directors—Director Compensation for Fiscal Year 2013" on pp. 16-18.

(3)
Mr. Kapoor was appointed Senior Vice President and Chief Financial Officer of the Company, effective September 23, 2013.

(4)
Mr. Anderson served as Senior Vice President and Chief Financial Officer of the Company until September 23, 2013, and thereafter has been serving as Senior Vice President of Defense and Contracts of the Company.

(5)
Mr. Coleal was not a Named Executive Officer in the fiscal year ended December 31, 2011.

(6)
Mr. Pilla was not a Named Executive Officer in the fiscal year ended December 31, 2011.

(7)
Ms. Marnick was not a Named Executive Officer in the fiscal years ended December 31, 2011 and 2012.

(8)
Effective as of June 30, 2013, Mr. Turner's annual base salary decreased from $770,000 to $335,000 pursuant to the terms of his Retirement and Consulting Agreement. Accordingly, Mr. Turner's annual salary for 2013 was prorated based on the portion of the year for which his new compensation arrangement applied.

(9)
Effective as of (a) May 4, 2012, Mr. Turner's annual base salary increased from $700,000 to $770,000 and (b) September 1, 2011, Mr. Turner's annual base salary increased from $500,000 to $700,000. Accordingly, Mr. Turner's annual salaries for 2012 and 2011 and cash compensation earned under the STIP for 2012 and 2011 performance were prorated based on the portions of the year for which his new compensation arrangements applied.

(10)
Effective as of (a) May 4, 2012, Mr. Anderson's annual base salary increased from $330,000 to $400,000, and (b) September 1, 2011, Mr. Anderson's annual base salary increased from $215,000 to $330,000. Accordingly, Mr. Anderson's annual salaries for 2012 and 2011 and cash compensation earned under the STIP for 2012 and 2011 performance were prorated based on the portions of the year for which his new compensation arrangements applied.

(11)
Effective as of (a) May 3, 2013, Mr. Coleal's annual base salary increased from $385,000 to $585,000 and (b) May 4, 2012, Mr. Coleal's annual base salary increased from $375,000 to $385,000. Accordingly, Mr. Coleal's annual salary for 2013 and 2012 and cash compensation earned under the STIP for 2013 and 2012 performance were prorated based on the portion of the year for which his new compensation arrangement applied.

(12)
Effective as of (a) May 3, 2013, Mr. Pilla's annual base salary increased from $310,000 to $350,000 and (b) May 4, 2012, Mr. Pilla's annual base salary increased from $250,000 to $310,000. Accordingly, Mr. Pilla's annual salary for 2013 and 2012 and cash compensation earned under the STIP for 2013 and 2012 performance were prorated based on the portion of the year for which his new compensation arrangement applied.

(13)
Effective as of May 3, 2013, Ms. Marnick's annual base salary increased from $300,000 to $330,000. Accordingly, Ms. Marnick's annual salary for 2013 and cash compensation earned under the STIP for 2013 performance were prorated based on the portion of the year for which her new compensation arrangement applied.

(14)
Represents a discretionary cash bonus paid to the respective executive officer.

(15)
Represents (i) a discretionary bonus in the amount of $52,500 and (ii) $150,000 as a portion of the signing bonus payable under Mr. Kapoor's employment agreement.

(16)
Represents (i) a discretionary bonus in the amount of $47,000 and (ii) $73,326 as a portion of the cash signing bonus payable under Mr. Coleal's employment agreement.

(17)
Represents (i) a discretionary bonus in the amount of $125,000 and (ii) $114,472 as a portion of the cash signing bonus payable under Mr. Coleal's employment agreement.

(18)
Represents the dollar amount computed based on the individual award grant date fair values reported in the applicable year's Grants of Plan-Based Awards Table in accordance with FASB's authoritative guidance on stock-based compensation accounting. Additional information concerning the Company's accounting for stock awards may be found in Note 18 to the Company's consolidated financial statements in our Annual Report on Form 10-K for 2013.

(19)
Represents cash compensation earned by each Named Executive Officer under the STIP for the respective fiscal years.

(20)
Represents the aggregate increase in the actuarial present value of the respective executive officer's interest under the Company's Pension Value Plan, although the value of the benefits payable to Mr. Turner and Mr. Pilla under the Pension Value Plan in 2013 decreased by $63,737 and $55,841, respectively. There were no above-market earnings on the respective executive officer's interest under the Company's Deferred Compensation Plan.

(21)
"Personal airplane usage", as referenced in footnote 22, is included in All Other Compensation as a perquisite, and consists of the incremental cost to the Company of personal usage of its corporate airplane. The incremental cost to the Company for personal airplane usage is calculated based on a methodology that includes the weighted average cost of fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering and crew expenses associated with such use, including those associated with "deadhead" flights related to such use. Because the corporate airplane is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane and the cost of maintenance not related to personal travel. Executives, their families and invited guests occasionally fly on the corporate airplane as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount, and as a result, no amount is reflected in the Summary Compensation Table. Executives, directors, their families and invited guests also occasionally fly on the corporate airplane as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. We do not grant bonuses to cover, reimburse or otherwise "gross-up" any income tax owed for personal travel on the corporate airplane.

(22)
Includes (a) financial professional services, (b) $31,484 for personal airplane usage, (c) personal use of country club membership paid for by the Company, (d) $13,125 for Company contributions to defined contribution plans, and (e) $1,715 for Company contributions toward life insurance.

(23)
Includes (a) tax professional expenses, (b) legal professional expenses, (c) transportation expenses, (d) entertainment-related expenses, (e) personal use of corporate skybox, (f) $32,541 for Company contributions to defined contribution plans, and (g) $2,079 for Company contributions toward life insurance.

(24)
Includes (a) personal airplane usage (including for use associated with attendance at outside board meetings), (b) dependent travel and travel-related expenses, (c) personal use of corporate skybox, (d) $32,349 for Company contributions to defined contribution plans, and (e) $3,861 for Company contributions toward life insurance coverage. We note that, although use of the corporate airplane for attendance of outside board meetings is reported as a perquisite and included in All Other Compensation, we view our executives' service on outside boards as serving a useful business purpose for the Company.

(25)
Includes (a) personal airplane usage (including for use associated with attendance at outside board meetings), (b) personal use of corporate skybox, (c) $31,975 for Company contributions to defined contribution plans, and (d) $3,188 for Company contributions toward life insurance coverage.

(26)
Includes (a) vehicle costs, and (b) $285 for Company contributions towards life insurance.

(27)
Includes (a) vehicle lease payments, (b) personal use of country club membership paid for by the Company, (c) $18,721 for Company contributions to defined contribution plans, and (d) $683 for Company contributions towards life insurance.

(28)
Includes (a) $16,479 for Company contributions to defined contribution plans and (b) $572 for Company contributions toward life insurance coverage.

(29)
Includes (a) $16,050 for Company contributions to defined contribution plans, (b) $365 for Company contributions toward life insurance coverage and (c) personal use of country club membership paid for by the Company.

(30)
Includes (a) travel-related expenses, (b) vehicle lease payments and other vehicle-related expenses, (c) tax professional expenses, (d) gym membership, (e) satellite radio fees, (f) $18,931 for Company contributions to defined contribution plans, (g) $33,680 for Company contributions to non-qualified deferred compensation plan and (h) $696 for Company contributions toward life insurance coverage.

(31)
Includes (a) dependent travel, (b) tax and financial professional services, (c) vehicle lease payments, (d) professional organizational dues, (e) $11,270 for Company contributions to defined contribution plans, (f) $25,025 for Company contributions to non-qualified deferred compensation plan and (g) $597 for Company contributions toward life insurance coverage.

(32)
Includes (a) $33,117 for Company contributions to defined contribution plans, and (b) $800 for Company contributions toward life insurance coverage.

(33)
Includes (a) $31,051 for Company contributions to defined contribution plans, and (b) $633 for Company contributions toward life insurance coverage.

(34)
Includes (a) vehicle lease payments, (b) accounting professional services, (c) lodging expenses, (d) $17,394 for Company contributions to defined contribution plans, and (e) $333 for Company contributions towards life insurance.

Grants of Plan-Based Awards for Fiscal Year 2013

        The following table presents information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2013.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards Number of Securities Underlying Option (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Larry A. Lawson	N/A	287,500	1,150,000	2,300,000	—	—	—	—		—	—	N/A
President & CEO	5/8/13	—	—	—	—	—	—	480,078	(3)	—	—	10,000,025
Jeffrey L. Turner,	2/23/13	—	—	—	186,571	746,284	1,492,568	—		—	—	180,106
Former	N/A	192,500	770,000	1,540,000	—	—	—	—		—	—	N/A
President & CEO	5/8/13	—	—	—	—	—	—	73,932	(4)	—	—	1,540,004
Sanjay Kapoor	N/A	131,250	525,000	1,050,000	—	—	—	—		—	—	N/A
SVP & CFO	11/6/13	—	—	—	—	—	—	67,718	(5)	—	—	2,000,051
Philip D. Anderson,	2/22/13	—	—	—	56,443	225,770	451,541	—		—	—	54,482
Former SVP, CFO	N/A	120,000	480,000	960,000	—	—	—	—		—	—	N/A
and Current SVP of Defense and Contracts	5/8/13	—	—	—	—	—	—	38,407	(4)	—	—	800,018
David M. Coleal,	2/22/13	—	—	—	41,343	165,373	330,746	—		—	—	39,908
EVP/General	N/A	126,375	505,500	1,011,000	—	—	—	—		—	—	N/A
Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket	5/8/13	—	—	—	—	—	—	95,487	(4)	—	—	1,988,994
John A. Pilla,	2/22/13	—	—	—	43,451	173,803	347,607	—		—	—	41,946
EVP/General	N/A	101,000	404,000	808,000	—	—	—	—		—	—	N/A
Manager—Airbus & A350 xWB Program Management	5/8/13	—	—	—	—	—	—	63,850	(4)	—	—	1,329,996
Samantha Marnick,	2/22/13	—	—	—	35,806	143,224	286,448	—		—	—	34,569
SVP/Chief	N/A	91,000	364,000	728,000	—	—	—	—		—	—	N/A
Administration Officer	5/8/13	—	—	—	—	—	—	47,528	(4)	—	—	990,008

(1)
2013 STIP cash awards, paid in February 2014, were granted and earned in 2013. The actual cash awards for the Named Executive Officers for 2013 are reported in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table." Starting with 2014 payments in respect of 2013 performance, short term incentive awards to STIP participants will be paid fully in cash (rather than 50% cash and 50% stock, as previously awarded). The threshold, target, and max amounts have been adjusted (to twice the amount they would have been had cash represented 50% of the STIP award) in connection with this shift.

(2)
The STIP restricted stock awards are denominated in dollars and then converted and paid in shares of Class A Common stock. Mr. Turner was granted 10,962 shares, Mr. Anderson was granted 3,316 shares, Mr. Coleal was granted 2,429 shares, Mr. Pilla was granted 2,553 shares, and Ms. Marnick was granted 2,104 shares under the STIP in February 2013 for 2012 performance.

(3)
288,047 of the LTIP restricted stock awards will vest annually at a rate of 33% beginning April 6, 2014 and 192,031 of the LTIP restricted stock awards will vest annually at a rate of 33% beginning May 8, 2015 if Mr. Lawson remains employed by the Company or any of its subsidiaries on each annual vesting date.

(4)
The LTIP restricted stock awards will vest annually at a rate of 33% beginning May 8, 2015 if such Named Executive Officer remains employed by the Company or any of its subsidiaries on each annual vesting date (other than Mr. Turner's awards, the vesting of which is not dependent on continued employment).

(5)
33,859 of the LTIP restricted stock awards will vest annually at a rate of 33% beginning September 23, 2014 and 33,859 of the LTIP restricted stock awards will vest annually at a rate of 25% beginning September 23, 2014 if Mr. Kapoor remains employed by the Company or any of its subsidiaries on each annual vesting date.

(6)
Represents the grant date fair value of each equity award computed in accordance with FASB's authoritative guidance on stock-based compensation accounting and includes amounts from awards granted in 2013. Additional information concerning the Company's accounting for stock awards may be found in Note 18 to the Company's consolidated financial statements in our Annual Report on Form 10-K for 2013.

 Outstanding Equity Awards at End of Fiscal Year 2013

        The following table presents information concerning the number and value of unvested restricted stock grants to our Named Executive Officers under our LTIP, STIP and EIP plans outstanding as of December 31, 2013. We have not granted any options or option-like awards.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Larry A. Lawson	—	—	—	—	—	480,078	(1)	16,361,058	—	—
President & CEO
Jeffrey L. Turner,	—	—	—	—	—	469,709	(2)	16,007,683	—	—
Former President & CEO
Sanjay Kapoor	—	—	—	—	—	67,718	(3)	2,307,829	—	—
SVP & CFO
Philip D. Anderson,	—	—	—	—	—	91,883	(4)	3,131,373	—	—
Former SVP, CFO and Current SVP of Defense and Contracts
David M. Coleal,	—	—	—	—	—	132,396	(5)	4,512,056	—	—
EVP/General Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket
John A. Pilla,	—	—	—	—	—	121,017	(6)	4,124,259	—	—
EVP/General Manager—Airbus & A350 xWB Program Management
Samantha Marnick,	—	—	—	—	—	77,958	(7)	2,656,809	—	—
SVP/Chief Administration Officer

(1)
(a) 288,047 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning April 6, 2014 and (b) 192,031 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning May 8, 2015, in each case, if Mr. Lawson continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(2)
(i) 163,897 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", and (ii) (a) 36,592 restricted Class A shares granted under the LTIP will vest on May 4, 2013, (b) 70,742 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 10, 2013, (c) 124,546 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2014, and (d) 73,932 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2014.

(3)
(a) 33,859 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning September 23, 2014 and (b) 33,859 restricted Class A shares granted under the LTIP will vest annually at a rate of 25% beginning September 23, 2014, in each case, if Mr. Kapoor continues to be employed by the Company or any of its subsidiaries on each such vesting date.

(4)
(i) (a) 5,642 restricted Class A shares granted under the LTIP will vest on May 4, 2014, (b) 12,168 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 10, 2014, (c) 32,350 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2014 and (d) 38,407 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Mr. Anderson continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (ii) 3,316 restricted Class A shares granted under the STIP vested on February 22, 2014.

(5)
(i) (a) 18,682 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2014 and (b) 15,798 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 10, 2014, (c) 95,487 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning May 8, 2015, in each case, if Mr. Coleal continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (ii) 2,429 restricted Class A shares granted under the STIP vested on February 22, 2014.

(6)
(i) 16,947 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", (ii) (a) 5,773 restricted Class A shares granted under the LTIP will vest on May 4, 2014, (b) 21,311 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2014, (c) 10,583 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 10, 2014, and (d) 63,850 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Mr. Pilla continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (iii) 2,553 restricted Class A shares granted under the STIP vested on February 22, 2014.

(7)
(i) 3,226 restricted Class B shares granted under the EIP do not vest unless and until certain conditions have been satisfied, as described in "Compensation Discussion & Analysis" under "Executive Incentive Plan (EIP)", (ii) (a) 2,053 restricted Class A shares granted under the LTIP will vest on May 4, 2014, (b) 14,558 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2014, (c) 8,489 restricted Class A shares granted under the LTIP will vest annually at a rate of 50% beginning on May 10, 2014 and (d) 47,528 restricted Class A shares granted under the LTIP will vest annually at a rate of 33% beginning on May 8, 2015, in each case, if Ms. Marnick continues to be employed by the Company or any of its subsidiaries on each such vesting date, and (iii) 2,104 restricted Class A shares granted under the STIP vested on February 22, 2014.

(8)
Market value calculated by multiplying the number of shares by $34.08, the closing price per share of our Class A Common stock on the last trading day of our fiscal year 2013. Upon vesting, shares of Class B Common stock are convertible into shares of Class A Common stock on a one-for-one basis.

Option Exercises and Stock Vested for Fiscal Year 2013

        The following table presents information concerning the vesting of restricted stock for our Named Executive Officers during the fiscal year ended December 31, 2013. We have not granted any options or option-like awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(6) ($)
Larry A. Lawson, President & CEO	—	—	—		—
Jeffrey L. Turner, Former President & CEO	—	—	169,720	(1)	3,477,906
Sanjay Kapoor, SVP & CFO	—	—	—		—
Philip D. Anderson, Former SVP, CFO and Current SVP of Defense and Contracts	—	—	17,645	(2)	355,044
David M. Coleal, EVP/General Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket	—	—	10,996	(3)	217,984
John A. Pilla, EVP/General Manager—Airbus & A350 xWB Program Management	—	—	24,871	(4)	504,632
Samantha Marnick, SVP/Chief Administration Officer	—	—	13,654	(5)	273,266

(1)
Represents 26,102 Class A shares of restricted Common stock awarded by us under the STIP and 143,618 Class A shares of restricted Common stock awarded by us under the LTIP.

(2)
Represents 3,140 Class A shares of restricted Common stock awarded by us under the STIP and 14,505 Class A shares of restricted Common stock awarded by us under the LTIP.

(3)
Represents 3,097 Class A shares of restricted Common stock awarded by us under the STIP and 7,899 Class A shares of restricted Common stock awarded by us under the LTIP.

(4)
Represents 2,850 Class A shares of restricted Common stock awarded by us under the STIP and 22,021 Class A shares of restricted Common stock awarded by us under the LTIP.

(5)
Represents 2,616 Class A shares of restricted Common stock awarded by us under the STIP and 11,038 Class A shares of restricted Common stock awarded by us under the LTIP.

(6)
Class A shares of restricted Common stock awarded by us under the STIP vested on (i) February 24, 2013 at $16.54, the closing price of our Class A Common stock on February 25, 2013, the first market trading date after the vesting date, which was a Sunday, and (ii) June 30, 2013 at $21.83, the closing price of our Class A Common stock on July 1, 2013, the first market trading date after the vesting date, which was a Sunday. Class A shares of restricted Common stock awarded by us under the LTIP vested on May 2, 2013, May 4, 2013, May 5, 2013 and May 10, 2013. The closing price of our Class A Common stock on May 2, 2013 was $20.35. The closing price of our Class A Common stock on May 6, 2013, the first market trading day after each of the vesting dates of May 4, 2013 and May 5, 2013, which were a Saturday and Sunday, respectively, was $20.75. The closing price of our Class A Common stock on May 10, 2013 was $21.10.

Pension Benefits

        The following table presents information concerning benefits received under the Company's Pension Value Plan by the Named Executive Officers during the fiscal year ended December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Larry A. Lawson, President & CEO	—	—		—	—
Jeffrey L. Turner, Former President & CEO	Pension Value Plan	29.6715	(1)	1,173,028	0
Sanjay Kapoor, SVP & CFO	—	—		—	—
Philip D. Anderson, Former SVP, CFO and Current SVP of Defense and Contracts	—	—		—	—
David M. Coleal, EVP/General Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket	—
John A. Pilla, EVP/General Manager—Airbus & A350 xWB Program Management	Pension Value Plan	24.0875	(1)	520,165	0
Samantha Marnick, SVP/Chief Administration Officer	—	—		—	—

(1)
As reported by Boeing under a Boeing Prior Plan (as defined below), and includes service with Boeing. See narrative below.

        Effective June 17, 2005, pension assets and liabilities were spun-off from three of Boeing's qualified plans (each, a "Prior Plan") into four Spirit qualified plans for each Spirit employee who did not retire from Boeing by August 1, 2005. Each Prior Plan was frozen as of June 16, 2005, for future service credits and pay increases. Effective December 31, 2005, all four qualified plans were merged together into the Spirit AeroSystems Holdings, Inc. Pension Value Plan ("PVP").

        Two of our Named Executive Officers, Messrs. Turner and Pilla, are participants in the PVP. Our other five Named Executive Officers were not employees of Boeing who joined the Company at the time of the Boeing Acquisition. Benefits under the PVP applicable to Mr. Turner and Mr. Pilla are based upon a Prior Plan benefit plus a Cash Balance benefit. An actuarial determination of the Prior Plan benefit was completed by Boeing based on service and final average pay through December 31, 1998, and indexed for changes in base pay through June 16, 2005. The Prior Plan amounts are payable as a life annuity beginning at normal retirement (age 65), with the full benefit payable upon retirement on or after age 60. Under the Cash Balance benefit formula, employees received Benefit Credits based on their age at the end of each plan year through June 16, 2005. The annual Benefit Credit was a specified percentage of eligible pay, ranging from 3% at ages younger than 30 to 11% upon reaching age 50. Eligible pay included base pay and executive incentive pay, limited to Code Section 401(a)(17) limits. The Benefit Credits ceased upon freezing of the Prior Plan; however, employees continue to receive Interest Credits each year. The Interest Credits for each year are based on the 30-year Treasury Rate as of November of the prior year, with a minimum of 5.25% and maximum of 10%. The Cash Balance account is converted to a life annuity upon an active employee's retirement using a factor of 11.

        The PVP is fully paid for by the Company and employees are vested after reaching three years of service. Vesting service continues to accumulate after June 16, 2005, for continued employment. Mr. Pilla is fully vested in his benefits, and Mr. Turner was fully vested in his benefits at the time of his retirement on June 30, 2013.

        The normal retirement age under the PVP is 65. There are various early retirement ages allowed under the plan for the various benefits provided to employees. A portion of the Prior Plan benefit is reduced by 2% for each year that benefits commence prior to age 60. At the time of his retirement on June 30, 2013, Mr. Turner was 62 years of age, and the annual retirement benefits payable under the plan as a result of Mr. Turner's retirement are $40,273. Mr. Pilla is currently 54 years of age. Projected annual benefits payable upon retirement at age 60 are $47,148 for Mr. Pilla. If he retires at age 65, the annual benefit amount is $51,636.

        For purposes of the calculations shown in the "Pension Benefits" table, we assume that the Named Executive Officer elects a single life annuity form of payment. The present value determination is based on the RP2000 Sex Distinct Mortality Table projected to 2018 with white collar adjustment and a 4.89% discount rate. The Interest Crediting Rate used in the calculations is 5.25% for each future year. The present values were calculated assuming the Named Executive Officer retires and commences receipt of benefits at age 60, or December 31, 2013, if later.

        We also maintain the SERP, which provides supplemental, nonqualified retirement benefits to executives who (1) had their benefits transferred from a Boeing nonqualified plan to the SERP and (2) did not elect to convert their SERP benefit into phantom shares as of June 17, 2005. Benefits under this plan were also frozen as of the date of the Boeing Acquisition. There are no SERP annuity benefits presently payable to the Named Executive Officers.

Other Retirement Benefits

        We sponsor the Spirit AeroSystems Holdings, Inc. Retirement & Savings Plan ("RSP"), a qualified plan covering certain eligible employees. Under the RSP, we make a matching contribution of 75% of the employee's contributions to a maximum 6% of compensation match based on employee contributions of 8% of compensation. Compensation for this plan is base pay, subject to compensation limits prescribed by the IRS. The matching contributions are immediately 100% vested.

        Non-matching contributions, based on an employee's age and vesting service, are made at the end of each calendar year for certain employee groups. Each Named Executive Officer is eligible for these contributions for each year that he (1) is employed by us as of December 31 and (2) receives a year of vesting service. If age plus vesting service totals less than 60, employees receive 1.5% of base salary as a non-matching Company contribution; if age plus vesting service totals at least 60 but less than 80, employees receive 3% of base salary; and if age plus vesting service totals at least 80, employees receive a 4.5% of base salary contribution. These contributions are 25% vested at two years, 50% vested at three years, 75% vested at four years, and 100% vested at five years of vesting service, which includes prior service with Boeing.

        In addition, we contribute amounts for certain employees eligible for transition contributions. In general, employees who became our employees on June 17, 2005, did not retire from Boeing, and had at least five years of vesting service as of that date are eligible for such transition contributions. Mr. Pilla is our only Named Executive Officer entitled to such transition contributions. Transition contributions are paid at the end of each calendar year for a number of years equal to the employee's vesting service as of June 17, 2005, up to a maximum of 15 years. For vesting service from 5-9 years, such transition contribution is 1.5% of base salary per year; for 10-14 years, it is 2.5% of base salary per year; and for at least 15 years, it is 3.5% of base salary per year. These contributions become vested after three years of vesting service with us or upon reaching age 60, if earlier.

        RSP matching contributions, non-matching contributions, and transition contributions are included in the "Summary Compensation Table" above as a component of "All Other Compensation" for the eligible Named Executive Officer.

        We make post-retirement medical and dental coverage available to all employees who retire from the Company at age 55 or later, provided they have at least 10 years of service and participated in our medical and dental plans prior to retirement. Employees pay the full cost of coverage for this benefit—we do not pay any subsidy. For employees previously employed by Boeing whom we hired as of June 17, 2005, we provide subsidized post-retirement medical coverage upon early retirement after attaining age 62 with 10 years of service. Subject to paying the same employee premiums as an active employee, early retirees may maintain their medical coverage until attainment of age 65 or Medicare eligibility due to disability prior to age 65. The subsidized medical coverage is available to Mr. Turner now that he has retired, and will be available to Mr. Pilla, provided he retires from the Company at or after age 62.

Nonqualified Deferred Compensation

        The following table presents information concerning each of our defined contribution or other plans that provides for the deferral of compensation of our Named Executive Officers on a basis that is not tax qualified.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Larry A. Lawson, President & CEO	—	—	—	—	—
Jeffrey L. Turner, Former President & CEO	—	—	3,600	0	130,825
Sanjay Kapoor, SVP & CFO	—	—	—	—	—
Philip D. Anderson, Former SVP & CFO and Current SVP of Defense and Contracts	—	—	—	—	—
David M. Coleal, EVP/General Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket	—	—	1,423	0	85,368
John A. Pilla, EVP/General Manager—Airbus & A350 xWB Program Management	—	—	1,669	0	60,653
Samantha Marnick, SVP/Chief Administration Officer	—	—	—	—	—

        We also sponsor the Spirit AeroSystems Holdings Deferred Compensation Plan ("DCP"). This nonqualified plan allows eligible employees to defer receipt of a portion of their base salary or short-term incentive compensation. In addition, the DCP allows for discretionary contributions by the Company into a separate account in the DCP. Deferred amounts and amounts which we contribute to our employees' accounts in the DCP are credited with a rate of return equal to 120% of the applicable federal long-term rate for October of the prior fiscal year. For 2013, the interest crediting rate was 2.84%. Accumulated amounts are payable to the participant in either a lump sum or installments upon separation from employment with the Company, or at the end of the deferral period selected by the participant upon enrollment in the DCP.

        Contributions to the DCP labeled as "Registrant Contributions" (if any) are included as part of "All Other Compensation" in the "Summary Compensation Table". There were no "above-market" earnings (defined by SEC rule as that portion of interest that exceeds 120% of the applicable federal long-term rate) under the plan during fiscal year 2013, as we used 120% of the applicable federal long-term rate to determine the amounts to be contributed.

Potential Payments Upon Termination or Change-in-Control

Termination of Employment

        Spirit maintains employment agreements with the Named Executive Officers who are currently officers, pursuant to which certain payments may be made, or benefits provided, in the event the executive's employment is terminated; however, the provisions in the employment agreements of Messrs. Anderson and Coleal and Ms. Marnick pursuant to which such payments would be made upon termination are no longer applicable. Mr. Pilla's employment agreement contains no such provisions providing for payments or benefits in such circumstances. In addition, upon termination of employment, amounts may become payable to the Named Executive Officers pursuant to the SERP, the DCP and/or the STIP. We note, however, that in the event of approval of the 2014 Omnibus Plan at the 2014 Annual Meeting of Stockholders, following such adoption amounts may become payable (if payable) under the 2014 Omnibus Plan (rather than the DCP and STIP) upon termination of employment, with respect to grants occurring after such adoption.

Employment Agreements

        Employment agreements entered into by Spirit with Messrs. Lawson and Kapoor provide for varying types and amounts of payments and additional benefits upon termination of employment, depending on the circumstances of the termination.

  •
  Voluntary Termination by the Executive.  In the event of voluntary termination by the executive, salary and benefits are continued only through the date of termination.

  •
  Involuntary Termination by Spirit for Cause.  In the event of involuntary termination by Spirit for cause, no amounts are payable by reason of termination, other than salary and benefits payable through the date of termination. Generally, Messrs. Lawson's and Kapoor's employment agreements define termination for "cause" to mean (1) the executive committing a material breach of his employment agreement or acts involving fraud, dishonesty, disclosure of confidential information, or the commission of a felony, or direct and deliberate acts constituting a material breach of his duty of loyalty to Spirit; (2) the executive willfully or continuously refusing to or willfully failing to perform the material duties reasonably assigned to him by the Board or the Company, as applicable, where the refusal or failure does not result from a disability (as discussed below); (3) material underperformance, as reflected in two consecutive performance reviews provided no less than six months apart; or (4) the inability of the executive to obtain and maintain appropriate United States security clearances. In the case of Mr. Kapoor's employment agreement, crimes of moral turpitude are also grounds for termination for "cause." Each of Mr. Lawson's and Mr. Kapoor's employment agreements states that his termination is not deemed to be for cause unless and until there shall have been delivered to the executive a copy of a resolution to that effect, duly adopted by the Board.

  •
  Involuntary Termination by Spirit without Cause or Termination by Executive for Good Reason.  In the event Mr. Lawson's employment terminates due to involuntary termination by Spirit without cause or termination by Mr. Lawson for good reason, Spirit will (i) continue to pay Mr. Lawson an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, or if such termination is during Mr. Lawson's initial three-year employment term (which commenced on April 6, 2013), the longer of the remainder of the employment period and 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage after termination for a period of 12 months, (iii) cause any unvested STIP shares held by Mr. Lawson to become immediately vested, and (iv) cause the following LTIP shares to be vested, to the extent not previously vested: (A) 100% of shares awarded in Mr. Lawson's 2013 LTIP grant, (B) 66 2/3% of shares awarded in Mr. Lawson's 2014 LTIP grant (or long-term incentive award under the 2014 Omnibus Plan, if adopted) and (C) 33 1/3% of shares awarded in Mr. Lawson's 2015 grant (or long-term incentive award under the 2014 Omnibus Plan, if adopted). Also in the event of such a termination, Mr. Lawson will be entitled to accelerated vesting of all then-unvested shares of restricted stock granted to him under his employment agreement as a sign-on bonus, and Spirit will credit Mr. Lawson's DCP account with all remaining amounts that he would have been credited pursuant to his employment agreement as if he had remained employed until the fifth anniversary of the effective date of his employment agreement (with Mr. Lawson's employment agreement providing for crediting of $1,000,000 on each of the first five anniversaries of the effective date of his employment).

    In the event Mr. Kapoor's employment terminates due to involuntary termination by Spirit without cause or termination by Mr. Kapoor for good reason, he will be entitled to termination benefits, pursuant to which Spirit will (i) continue to pay Mr. Kapoor an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months, or if such termination is during Mr. Kapoor's initial three-year employment term (which commenced on September 23, 2013), the longer of the remainder of the employment period (but not to exceed 24 months) and 12 months, (ii) pay the costs of COBRA medical and dental benefits coverage after termination for a period of 12 months, (iii) cause any unvested STIP shares held by Mr. Kapoor to become immediately vested, (iv) if such termination is during Mr. Kapoor's initial three-year employment term, cause the following LTIP shares to be vested, to the extent not previously vested: (A) 66 2/3% of shares awarded in Mr. Kapoor's 2014 LTIP grant (or long-term incentive award under the 2014 Omnibus Plan, if adopted) and (B) 33 1/3% of shares awarded in Mr. Kapoor's 2015 grant (or long-term incentive award under the 2014 Omnibus Plan, if adopted), and (v) pay any unpaid portion of Mr. Kapoor's cash sign-on bonuses awarded pursuant to his employment agreement. Also in the event of such a termination, any of the signing bonus shares that were awarded to Mr. Kapoor under the LTIP pursuant to his employment agreement that are not fully vested at the time of such termination will automatically vest in full at such time.

    Generally, any termination of the employment agreements with Messrs. Lawson and Kapoor by Spirit other than for cause, death or disability constitutes a termination without cause. Termination due to expiration of the applicable employment period without renewal also constitutes a termination without cause.

    Under Messrs. Lawson and Kapoor's employment agreements, termination by the executive for "good reason" is defined to mean voluntary termination of employment by the executive within 90 days after the following conditions (provided that notice is given to Spirit and the conditions remain uncured after a specified amount of time thereafter): (i) within three years after commencement of employment, the executive is assigned to a position that is a "diminished position"; or (ii) upon a change of control of Spirit or within twelve months thereafter, the executive is not offered continued employment with Spirit or a successor in a position other than a "diminished position." A position is defined to be a "diminished position" if it reflects: (i) a material diminution in base compensation; (ii) a material diminution in authority, duties or responsibilities; (iii) a change in reporting requirements; (iv) relocation of our principal office to a location greater than 50 miles from Wichita, Kansas; or (v) any action or inaction with respect to the terms and conditions of the applicable Named Executive Officer's employment that constitutes a material breach by Spirit of the employment agreement.

    None of the Named Executive Officers' employment agreements attempt to define circumstances constituting constructive termination by Spirit. However, each of the Named Executive Officers' employment agreements are governed by Kansas law, which recognizes the concept that a resignation by the employee may constitute a constructive termination by the employer under certain circumstances.

  •
  Disability or Death.  In the event Mr. Lawson's or Mr. Kapoor's employment terminates due to disability or death, payment of base salary continues only through the date of termination, any unvested STIP shares held by the executive on the date of termination will be immediately fully vested, and if the termination occurs within the first three years of the executive's employment, the executive would be credited with one additional year of vesting service with respect to any unvested LTIP shares he holds on the date of termination. In addition, any unvested shares of restricted stock that were awarded to Mr. Lawson or Mr. Kapoor as a signing bonus under their respective employment agreements will be immediately fully vested upon such executive's termination due to death or disability. For purposes of Mr. Lawson's employment agreement, disability means the inability to render the services required under the employment agreement for a period of 180 days during any 12-month period, and for purposes of Mr. Kapoor's employment agreement, disability means total disability as evidenced by commencement of benefits under our long-term disability plan (or, if the executive is not a participant in our long-term disability plan, when he would have been eligible for benefits using the standards set forth in that plan).

        The continued receipt of payments and benefits by either Mr. Lawson or Mr. Kapoor upon termination of his employment due to involuntary termination without cause is conditioned upon satisfaction, for a period of the longer of 12 months after termination of employment or the period in which Spirit is continuing to pay such executive his base salary, of a covenant not to compete and a covenant not to solicit customers or employees of Spirit. Such period extends to 24 months in the event of a termination of employment for any reason other than involuntary termination without cause.

        Spirit's employment agreements with Mr. Anderson, Mr. Coleal and Ms. Marnick provide for certain benefits upon termination of such executives' employment by Spirit without cause within two years after the effective date of their respective agreements, which has since passed for these executives. Mr. Pilla's employment agreement does not provide for any payments or benefits upon termination. Accordingly, upon termination of their employment, salary and benefits continue only through the date of termination, except as provided under the SERP and/or DCP, as described below.

Supplemental Executive Retirement Plan

        Pursuant to the SERP, Mr. Pilla holds 16,023 phantom stock units. Upon a "Change-in-Control" or "Separation from Service" following a "Liquidity Event" (each as defined in the SERP), Mr. Pilla is entitled to receive payment with respect to each of those phantom stock units in an amount equal to (i) the market value of one share of Class B Common stock in the Company (determined as of the business day immediately preceding the date of payment), plus (ii) the amount of all dividends (other than stock dividends), if any, actually paid on one share of Class B Common stock in the Company during the period from June 16, 2005 through the date payment is made. A "Change-in-Control" under the SERP is a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), or (ii) all or substantially all of the assets of the Company or Spirit and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company. A "Separation from Service" under the SERP is defined as the applicable employee's termination of employment, for any reason, including death, disability, retirement, discharge (with or without cause) or voluntary termination. A "Liquidity Event" under the SERP includes the initial public offering consummated by the Company on November 27, 2006. Thus, Mr. Pilla will be entitled to payment under the SERP with respect to his phantom stock units upon any future "Change-in-Control" or "Separation from Service." Payment under the SERP will be made in a single lump sum in cash or stock as soon as administratively practicable following the change-in-control or separation from service.

Deferred Compensation Plan

        Pursuant to the DCP, the Named Executive Officers participating in the DCP are entitled to receive payment of amounts credited to their deferred compensation accounts under the DCP upon a separation from service with Spirit and its affiliates. Amounts are payable in a lump sum or in up to 15 annual installment payments, as elected by each participant (subject to the terms and conditions set forth in the DCP).

        Payment to a participant of any employer matching or discretionary contributions made under the DCP is subject to satisfaction by the participant of noncompetition and nonsolicitation requirements during the term of the participant's employment and for so long as the participant receives payments under the DCP and confidentiality requirements. In addition, the participant must not have been terminated for cause.

        For purposes of the DCP, a termination for cause means a separation from service involving (i) gross negligence or willful misconduct in the exercise of the executive's responsibilities; (ii) breach of fiduciary duty with respect to Spirit; (iii) material breach of any provision of an employment contract; (iv) the commission of a felony crime or crime involving moral turpitude; (v) theft, fraud, misappropriation or embezzlement (or suspicion of the same); (vi) willful violation of any federal, state or local law (except traffic violations and other similar matters not involving moral turpitude); or (vii) refusal to obey any resolution or direction of the executive's supervisor or the Board. The Compensation Committee determines, in its sole discretion, whether an executive has incurred a separation from service that is a termination for cause under the DCP.

Summary Tables and Information

        The following summarizes the amounts potentially payable upon termination of employment for Messrs. Lawson, Kapoor and Pilla, assuming termination occurred on December 31, 2013. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount). Messrs. Anderson and Coleal and Ms. Marnick would not be entitled to any payments upon termination other than salary and benefits through the date of termination.

Larry A. Lawson

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement		Involuntary Termination Without Cause		Termination by Executive for Good Reason		Termination Due to Death or Disability
Salary Continuation	—	—	$2,262,295	(1)	$2,262,295	(1)	$2,262,295	(1)	—
Medical/Dental Insurance	—	—	$13,538	(2)	$13,538	(2)	$13,538	(2)	—
Sign-On Bonuses	—	—	$9,816,642	(3)	$9,816,642	(3)	$9,816,642	(3)	$9,816,642	(3)
Vesting of LTIP Shares	—	—	$6,544,416	(4)	$6,544,416	(4)	$6,544,416	(4)	—
DCP—Employee	—	—	$5,000,000	(5)	$5,000,000	(5)	$5,000,000	(5)	—

(1)
Annual base salary of $1,000,000 through April 5, 2016 (the duration of Mr. Lawson's initial term of employment under his employment agreement).

(2)
Average monthly Company contribution toward medical and dental coverage ($1,054 medical and $74 dental) for 12 months (in calculating the average premium for the Company contribution toward Mr. Lawson's medical and dental coverage, a 5% increase per year was taken into consideration over the period of the coverage).

(3)
Represents accelerated vesting of 288,047 shares of restricted stock granted as one-time awards under the LTIP, multiplied by $34.08 (the NYSE closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

(4)
Represents accelerated vesting of 192,031 shares of restricted stock granted as an annual award under the LTIP, multiplied by $34.08 (the NYSE closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

(5)
Represents a crediting of Mr. Lawson's account under the DCP of the remaining amounts that would have been contributed by the Company to Mr. Lawson's account if he had remained employed for five years from the commencement of his employment with Spirit.

Sanjay Kapoor

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement		Involuntary Termination Without Cause		Termination by Executive for Good Reason		Termination Due to Death or Disability
Salary Continuation	—	—	$1,050,000	(1)	$1,050,000	(1)	$1,050,000	(1)	—
Medical/Dental Insurance	—	—	$19,916	(2)	$19,916	(2)	$19,916	(2)	—
Sign-On Bonuses	—	—	$2,407,829	(3)	$2,407,829	(3)	$2,407,829	(3)	$2,307,829	(4)

(1)
Annual base salary of $525,000 for 24 months.

(2)
Average monthly Company contribution toward medical and dental coverage ($1,548 medical and $112 dental) for 12 months (in calculating the average premium for the Company contribution toward Mr. Kapoor's medical and dental coverage, a 5% increase per year was taken into consideration over the period of the coverage).

(3)
Represents (i) accelerated vesting of 67,718 shares of restricted stock granted as one-time awards under the LTIP, multiplied by $34.08 (the NYSE closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013) and (ii) a cash sign-on bonus of $100,000 that would otherwise have become payable following the first anniversary of Mr. Kapoor's employment (which commenced on September 23, 2013).

(4)
Represents accelerated vesting of 67,718 shares of restricted stock granted as one-time awards under the LTIP, multiplied by $34.08 (the NYSE closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

John A. Pilla

	Voluntary Termination	Termination for Cause	Termination Upon Expiration of Employment Agreement	Involuntary Termination Without Cause	Termination by Executive for Good Reason	Termination Due to Death or Disability
SERP (Phantom Stock)(1)	$546,064	$546,064	$546,064	$546,064	$546,064	$546,064

(1)
16,023 phantom stock units multiplied by $34.08 (the NYSE closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

Retirement and Consulting Agreement—Jeffrey L. Turner

        On May 2, 2013, the Company and Spirit entered into a Retirement and Consulting Agreement and General Release with Jeffrey L. Turner (the "Retirement and Consulting Agreement") in connection with the termination of his employment. Mr. Turner had previously resigned from the position of President and Chief Executive Officer of the Company and Spirit, effective April 6, 2013, and Mr. Turner retired from the Company and Spirit, effective June 30, 2013 (the "Retirement Date"), although he has continued to serve on the Board since that time.

        Pursuant to the Retirement and Consulting Agreement, for a period of two years starting on the Retirement Date, which may be renewed or extended by the Company's Chief Executive Officer (the "Consulting Term"), Mr. Turner will provide consulting and transition services to the Company and its Chief Executive Officer. Mr. Turner will receive annual compensation of $335,000 for the provision of such services ("Consulting Fees"). The Retirement and Consulting Agreement also provides that, if Mr. Turner is compensated for his services on the Board in an amount less than $165,000 per year, whether in the form of cash or equity, his annual Consulting Fees will be increased to an amount such that the total annual Consulting Fees and director fees will not be less than $500,000 in the aggregate.

        Pursuant to the Retirement and Consulting Agreement, Mr. Turner received an annual award under the LTIP of $1,540,000 of restricted stock for 2013, which award was granted at the same time and on the same terms as the LTIP awards granted for 2013 to the Company's other executives. Grants previously received by Mr. Turner under the LTIP will continue to vest during his two-year consulting term and the two-year period thereafter. The Retirement and Consulting Agreement also provides that Mr. Turner would receive an annual award for 2013 under the STIP, paid fully in cash, in an amount equal to 50% of the STIP award that he would have received had he remained employed by the Company through December 31, 2013. This amounted to $184,800, which was paid in cash to Mr. Turner on February 21, 2014. Mr. Turner's STIP award of 10,962 shares of restricted stock in respect of 2012, which was granted on February 22, 2013, became fully vested on the Retirement Date (representing an aggregate value of $239,300, calculated by multiplying 10,962 shares by $21.83 (the NYSE closing price for our Class A Common stock on July 1, 2013, the first trading day after the Retirement Date, which fell on a Sunday)).

        In addition, in accordance with the terms of the SERP, Mr. Turner became entitled to his account balance thereunder following the Retirement Date. On the Retirement Date, Mr. Turner had a balance of 228,675 phantom stock units under the SERP, entitling him to payment in the amount of $7,740,649 (calculated by multiplying the amount of phantom stock units by $33.85 (the NYSE closing price for our Class A Common stock on December 30, 2013, the day prior to the date upon which payment was made)). The payment in respect of Mr. Turner's SERP balance was made in cash, per the Retirement and Consulting Agreement. Mr. Turner also became entitled to his account balances and accrued benefits under the RSP and PVP, as applicable, following the Retirement Date.

        Under the Retirement and Consulting Agreement, Mr. Turner is entitled to continue his health insurance coverage, as mandated by COBRA, to the extent required by applicable law, and is entitled to participate in the Company's retiree medical insurance plan. The estimated cost to the Company of the benefit, assuming a 5% increase in premium per year, is $30,377 for medical (for coverage for Mr. Turner through May 2016 and for his spouse through May 2017).

        The Retirement and Consulting Agreement contains covenants for the benefit of the Company and Spirit relating to non-competition during and for an additional two years following the Consulting Term, non-solicitation of Company and Spirit employees during and for two years following the Consulting Term and protection of the Company's and Spirit's confidential information.

Change-in-Control

        Neither the Company nor Spirit maintains a change-in-control agreement or any other similar plan or arrangement intended specifically to provide income protection for executive officers upon a change-in-control. However, several of the Company's plans provide certain benefits to executive officers in the event of a change-in-control.

        Under the SERP, a change-in-control may result in payment of amounts with respect to phantom stock granted under the SERP, as further described above under "Termination of Employment—Supplemental Executive Retirement Plan". Under the EIP, a change-in-control may provide participants the opportunity to acquire an interest in restricted shares granted under the EIP and/or may increase the opportunity to acquire an interest in restricted shares upon a future liquidity event.

        Under the STIP and LTIP, a change-in-control of the Company will entitle the participants in those plans (which includes all of the Named Executive Officers) to accelerated vesting in full of any outstanding unvested shares held pursuant to the STIP and LTIP. In addition, under the STIP, upon the occurrence of a change-in-control of the Company, each Qualifying STIP Participant will be entitled to receive an award of cash in an amount equal to the full-year STIP award that such participant would have been entitled to receive for such year had the target performance metrics established for such year been met. Under the LTIP, upon the occurrence of a change-in-control of the Company, each Qualifying LTIP Participant will be entitled to receive an award of cash in an amount equal to the value of the full-year LTIP award that would have been made to such participant if not for the occurrence of the change-in-control. For both the STIP and LTIP, a change-in-control is (i) a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity, or (iii) a transaction that is a sale of all or substantially all of the assets of the Company or Spirit to a person other than Onex if all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company. If the 2014 Omnibus Plan is approved at the 2014 Annual Meeting of Stockholders, grants made under that plan will be subject to vesting in the event of a change-in-control as set forth therein.

        Under the Perquisite Allowance Plan, any of the Named Executive Officers who are employed by the Company on the date of closing of a change-in-control transaction or who were involuntarily terminated by the Company without cause during the 90-day period ending on the date of the change-in-control transaction are entitled to receive a cash award equal to (i) any remaining unused portion of the Named Executive Officer's allowance for the calendar year in which the change-in-control transaction occurs, plus (ii) an amount equal to 100% of the Named Executive Officer's allowance for the calendar year in which the change-in-control transaction occurs. The annual allowance amount for Mr. Turner is $25,000 and will be determined by the Company for the other Named Executive Officers (not exceeding an annual amount of $13,000 per participant). Under the Perquisite Allowance Plan, a change-in-control is defined as defined in the LTIP (as described above).

Executive Incentive Plan

        Pursuant to the EIP, participants have the opportunity to acquire an interest in restricted shares granted under the EIP upon the occurrence of a "Liquidity Event." A "Liquidity Event" is defined under the EIP to include a "Change-in-Control." A "Change-in-Control" is defined under the EIP as a transaction pursuant to which a person, or more than one person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests), or (ii) all or substantially all of the assets of the Company or Spirit and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company. Thus, upon a "Change-in-Control" under the EIP, participants may have the opportunity to acquire an interest in restricted shares granted under the EIP. On October 20, 2008, the Board amended the EIP to remove the change-in-control requirement from the EIP. Thus, to the extent EIP participants have been granted restricted stock under the EIP in which they have not yet acquired an interest as of June 16, 2015, they may acquire an interest in that stock on that date, regardless of whether a change-in-control has occurred.

Summary Table

        The following table summarizes the compensation that may become payable to the Company's current Named Executive Officers upon a change-in-control, assuming the change-of-control occurred on December 31, 2013.

	SERP		EIP		STIP		LTIP		Perquisite Allowance Plan
Larry A. Lawson, President & CEO	—		—		$1,150,000	(3)	$20,361,058	(4)	$50,000	(5)
Sanjay Kapoor, SVP, CFO	—		—		$525,000	(3)	$3,357,829	(4)	$26,000	(5)
Philip D. Anderson, SVP, Defense & Contracts (Former CFO)	—		—		$593,009	(3)	$3,818,363	(4)	$26,000	(5)
David M. Coleal, EVP/General Manager—Boeing, Military, Business & Regional Jet Programs & Aftermarket	—		—		$588,280	(3)	$5,423,775	(4)	$26,000	(5)
John A. Pilla, EVP/General Manager—Airbus & A350 xWB Program Management	$546,064	(1)	$577,554	(2)	$491,006	(3)	$4,124,699	(4)	$26,000	(5)
Samantha Marnick, SVP/Chief Administration Officer	—		—		$435,704	(3)	$2,970,162	(4)	$26,000	(5)

(1)
16,023 phantom stock units multiplied by $34.08 (the NYSE closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

(2)
Number of restricted shares multiplied by per share value. Assumes all remaining equity interest in us held by Onex is disposed of in a transaction occurring as of December 31, 2013, and "Return on Invested Capital" equals or exceeds 26%. Therefore, EIP participants acquire an interest in all remaining shares of restricted stock. Value per share of restricted stock assumed to be $34.08 (the closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

(3)
Represents (i) a cash award in an amount equal to the value of the full-year STIP award that such Named Executive Officer would have been entitled to receive for such year had the target performance metrics established for such year been met, and (ii) the amount of any outstanding unvested shares held by such Named Executive Officer pursuant to the STIP (which, pursuant to the STIP, vest upon the change of control), multiplied by $34.08 (the closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

(4)
Represents (i) a cash award in an amount equal to the value of the full-year LTIP award that would have been made to such Named Executive Officer in the ordinary course of business within the twelve-month period following the date of the change-in-control, if not for the occurrence of the change-in-control, and (ii) the amount of any outstanding unvested shares held by such Named Executive Officer pursuant to the LTIP (which, pursuant to the LTIP, vest upon the change of control), multiplied by $34.08 (the closing price for our Class A Common stock on December 31, 2013, the last trading day of our fiscal year 2013).

(5)
Represents a cash award under the Perquisite Allowance Plan, assuming that such Named Executive Officer's allowance for 2013 was entirely unused upon the occurrence of the change-in-control.

 PROPOSAL 2: APPROVAL OF THE SPIRIT AEROSYSTEMS HOLDINGS, INC.
2014 OMNIBUS INCENTIVE PLAN

Proposal

        Our Board of Directors has adopted, subject to stockholder approval, the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan (the "2014 Omnibus Plan"), which is attached to this proxy statement as Appendix A. The 2014 Omnibus Plan is a long-term incentive plan that permits the grant of long-term equity, equity-based and cash awards. Our Board believes the use of stock-based long-term incentive compensation has been integral to our success in the past and will continue to be important to our ability to continue to achieve strong performance in the future. The Board recommends that stockholders vote for approval of the 2014 Omnibus Plan.

        If the 2014 Omnibus Plan is approved by our stockholders, it will replace the Spirit AeroSystems Holdings, Inc. Executive Incentive Plan, as amended, the Spirit AeroSystems Holdings, Inc. Long-Term Incentive Plan, as amended, the Spirit AeroSystems Holdings, Inc. Short-Term Incentive Plan, as amended, and the Spirit AeroSystems Holdings, Inc. Director Plan, as amended (collectively, the foregoing plans to be referred to as the "Prior Plans"), and no new awards will be granted under such Prior Plans. Outstanding awards under the Prior Plans will continue to be governed by the terms of such plans until exercised, expired, or otherwise terminated or cancelled. If the 2014 Omnibus Plan is not approved by the stockholders, the Prior Plans will continue in effect. As of March 7, 2014, the Prior Plans had 8,992,019 shares of Common stock available for issuance and 3,243,031 shares of Common stock subject to outstanding awards. The closing price of a share of our Common stock as reported on the New York Stock Exchange on March 20, 2014 was $28.01 per share.

        We are seeking approval for 8,500,000 shares to be made available for issuance under the 2014 Omnibus Plan. As this is 492,019 shares less than the aggregate number of shares currently available for issuance under the Prior Plans (which shares will cease to be available for subsequent grants if the 2014 Omnibus Plan is approved), the adoption of the 2014 Omnibus Plan will be non-dilutive to our stockholders. Shares under the 2014 Omnibus Plan which are subject to awards which expire, are terminated, forfeited or cancelled, will again be available for issuance under the 2014 Omnibus Plan. The amount of shares will be subject to adjustment in the event of stock splits, stock dividends, spin-offs, mergers, reorganizations, recapitalizations or similar events or other changes in our capitalization.

        Our Board is also seeking the approval of the 2014 Omnibus Plan by our stockholders to ensure compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, Section 162(m) of the Code denies us a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to our "covered employees". "Covered employees" for this purpose are defined as the principal executive officer and the three other most highly compensated officers (excluding the principal financial officer). Compensation that qualifies as "performance based" is excluded for purposes of calculating the amounts of compensation subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as "performance-based" compensation under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our stockholders. Thus, stockholder approval of the 2014 Omnibus Plan will provide flexibility to grant awards under the 2014 Omnibus Plan that qualify as "performance-based" compensation under Section 162(m) of the Code. Notwithstanding the foregoing, we retain the ability to grant awards under the 2014 Omnibus Plan that do not qualify as "performance-based" compensation under Section 162(m) of the Code.

        The following description of the 2014 Omnibus Plan is a summary, does not purport to be a complete description of the 2014 Omnibus Plan and is qualified in its entirety by the full text of the 2014 Omnibus Plan.

Description of the 2014 Omnibus Plan

Purpose

        The purpose for adopting the 2014 Omnibus Plan is to provide an equity incentive plan to assist us in continuing to attract and retain key employees, independent contractors, consultants and directors and to give such persons a greater proprietary interest in and closer identity with us and our financial successes.

General

        The 2014 Omnibus Plan authorizes us to make grants ("awards") of incentive stock options (within the meaning of Section 422 of the Code), non-qualified (or non-statutory) stock options (the incentive and non-qualified stock options issued under the 2014 Omnibus Plan are referred to collectively as "options"), restricted stock, stock appreciation rights ("SARs"), restricted stock units ("RSUs"), dividend equivalents, other stock-based awards and cash-based awards, any of which may be designated as performance compensation awards. Awards under the 2014 Omnibus Plan may consist of any combination of one or more of the foregoing types of awards, on a stand alone, combination or tandem basis. The Committee (as defined below) may specify that awards will be paid in cash, shares of Common stock, or a combination of cash and Common stock.

Administration of the 2014 Omnibus Plan

        The 2014 Omnibus Plan will be administered by our Board or our Compensation Committee which shall be composed of two or more directors (such administering body being referenced herein as the "Committee"). With respect to awards intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3(b)(3). For any awards intended to comply with Section 162(m) of the Code as performance-based compensation, each member of the Committee (or any subcommittee) will be an "outside director" within the meaning of Section 162(m) of the Code. The Committee has complete discretion to determine who will be recipients of awards under the 2014 Omnibus Plan and to establish the terms, conditions and limitations of each award (subject to the terms of the 2014 Omnibus Plan and the applicable provisions of the Code), including the type and amount of the award, the number of shares of Common stock to be subject to an award, or the amount of cash to be included in the award, the exercise price of any options or SARs and the date or dates upon which the awards become exercisable or upon which any restrictions applicable to any Common stock included in the award lapse. The foregoing notwithstanding, no option or SAR may be granted at an exercise price which is less than the fair market value of a share of our Common stock on the date of grant. The Committee also has full power to construe and interpret the 2014 Omnibus Plan and the awards granted under the 2014 Omnibus Plan, and to establish rules and regulations necessary or advisable for its administration. The determination of the Committee with respect to any matter under the 2014 Omnibus Plan to be acted upon by the Committee is final and binding.

        Awards under the 2014 Omnibus Plan may be granted only to our (or our subsidiaries') employees and non-employee directors, independent contractors or other consultants. The Committee will determine whether a particular employee or non-employee is eligible to receive an award under the 2014 Omnibus Plan. Awards may be granted to prospective employees, directors or consultants, conditioned upon such person becoming an employee or other service provider to the Company.

        Unless earlier terminated by the Board, the 2014 Omnibus Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by our stockholders. Our Board may amend the 2014 Omnibus Plan in any respect, except that amendments will be subject to the approval of our stockholders if such stockholder approval is necessary to comply with any regulatory requirement applicable to the 2014 Omnibus Plan (including, without limitation, as necessary to comply with the rules of any securities exchange or automated quotation system on which our shares may be listed or quoted), the Code, any federal or state law or regulation, changes in GAAP to new accounting standards, or if our Board, in its discretion, determines to submit such changes to our stockholders for approval. Further, no change shall be made to the 2014 Omnibus Plan that would permit the Board to take any action that would constitute a repricing of awards under the rules of any securities exchange or inter-dealer quotation system without the approval of our stockholders.

        If so provided under a participant's award agreement, the Committee is permitted to cancel any awards if a participant breaches any restrictive covenants or engages in any activity, including fraud, contributing to financial restatement or accounting irregularities. The Committee may also provide that a participant that engages in any of the foregoing activities will forfeit any gain realized with respect to an award.

        Upon any change in the nature or number of our outstanding shares of Common stock due to a stock split, stock dividend, spin-off, merger, reorganization, recapitalization or similar event, the Committee may make adjustments as it may deem equitable to the numbers of shares and the applicable exercise and base prices under outstanding awards to prevent dilution or enlargement of the awards previously granted.

Types of awards

        Stock Options.    Both incentive and non-qualified options may be granted pursuant to the 2014 Omnibus Plan. Options must have an exercise price per share equal to at least the fair market value of a share at the time the award is granted (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). As required by the Code, if an incentive option is granted to any participant who owns more than ten percent of the voting power of our stock (a "Significant Stockholder"), then the exercise price per share to such participant will be not less than one hundred ten percent (110%) of fair market value on the date of grant. Fair market value equals the closing sales price of the Class A Common stock on the date of grant. The maximum term of all options granted under the 2014 Omnibus Plan is ten years. (Incentive options granted to a Significant Stockholder have a maximum term of five years.) The aggregate number of shares as to which incentive options may be granted from time to time under the 2014 Omnibus Plan shall not exceed 8,500,000.

        At the time an option is granted, the Committee will specify the date or dates upon which the option, or portion of the option, becomes exercisable. The permissible manner of payment for the purchase price upon exercise of the option (such as cash, check, the transfer of previously owned, fully paid shares, or through a "cashless" exercise) will be set by the Committee in the particular award agreement or by general rules.

        Except as otherwise determined by the Committee, a participant who ceases to be our employee, consultant or director for any reason other than death, disability or termination for "cause" will be permitted to exercise any option, to the extent it was exercisable on the date of such cessation, but only within ninety (90) days of such cessation. A participant who is terminated for "cause," as defined in the 2014 Omnibus Plan, will immediately lose all rights to exercise any options. If a participant's employment or other engagement with us terminates as the result of death, his or her estate or personal representative may exercise the option, to the extent it was exercisable on the date of death. If a participant's employment or engagement terminates as the result of his or her disability, the participant may exercise an option to the extent it was exercisable at the time his or her services terminate. In the case of either death or disability, the option may be exercised within one (1) year after the termination of the participant's services due to death or disability, and prior to the original expiration date of the option. Except as the Committee may otherwise determine, all options which are unvested at the time a participant's employment or other engagement with us terminates will immediately expire on the date of such termination.

        Restricted Stock and Restricted Stock Units.    The Committee may award shares of Common stock or grant an award denominated in units of Common stock on a restricted basis. The terms of a restricted stock award or RSUs, including the consideration, if any, to be paid by the participant to acquire the stock, will be determined by the Committee at the time the award is made and will be described in the award agreement. The restrictions will lapse over such period of time, or pursuant to such performance criteria, as the Committee may determine at the time of the award. After the restricted stock is awarded, the participant will be a stockholder with respect to such stock, and will generally have rights to vote and receive dividends with respect to such stock, except that such dividends will be held by us and delivered to the participant following the date on which the restrictions on the stock lapse. Shares of restricted stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions. The Committee, in its discretion, may accelerate the date on which the restrictions lapse. The Committee will determine the treatment of any unvested shares of restricted stock or RSUs in the event of the termination of a participant's employment or other engagement with us. RSUs may be paid in stock or cash or a combination of stock or cash, as determined by the Committee.

        Stock Appreciation Rights.    The Committee may award SARs either alone, in tandem or in combination with an option. An SAR will permit the participant to receive, upon exercise, cash or shares of Common stock equal in value to the excess of the fair market value of a share of Common stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Common stock then being exercised under the SAR. The base price will be at least the fair market value of a share of Common stock on the date of grant (except in the case of SARs granted in connection with assuming or substituting such awards in acquisition transactions). SARs will become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant. An SAR may only be exercised by the participant or, if applicable, by the participant's personal representative.

        Except as otherwise determined by the Committee, a participant who ceases to be our employee, consultant or director for any reason other than death, disability or termination for "cause" will be permitted to exercise any SAR, to the extent it was exercisable on the date of such cessation, but only within ninety (90) days of such cessation. A participant who is terminated for "cause," as defined in the 2014 Omnibus Plan, will immediately lose all rights to exercise any SARs. If a participant dies, his or her estate or personal representative may exercise the SAR, to the extent it was exercisable on the date of death. If a participant's employment or engagement terminates as the result of his or her disability, the participant may exercise any SAR to the extent it was exercisable at the time his or her services terminate. In the case of either death or disability, the SAR must be exercised within one (1) year after the termination of the participant's services due to death or disability, and prior to the original expiration date of the SAR. Except as the Committee may otherwise determine, all SARs which are unvested at the time a participant's employment or other engagement with us terminates will immediately expire on the date of such termination.

        Cash and Other Stock-Based Awards.    The Committee may award cash-based and other stock-based awards under the 2014 Omnibus Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the award. Payment of such awards may be made in cash or shares of our Common stock, as determined by the Committee. The Committee will determine the extent to which any cash or other stock-based awards will be forfeited if a participant's employment or other engagement as a service provider is terminated. Except as otherwise specified in a participant's award agreement or determined by the Committee, any unvested cash or other stock-based awards will be forfeited upon termination of a participant's service with us.

Change in Control

        Except as otherwise determined in a participant's award agreement, the unvested awards of a participant who is employed by us on the date of a change in control, or whose employment was involuntarily terminated by us (other than for cause) within the ninety (90) days preceding a change in control, shall be fully vested upon a change in control. The foregoing notwithstanding, if the vesting of such award is subject to performance conditions, the vested portion will, at the discretion of the Committee, be determined based upon performance through the change in control or achievement of target performance.

Performance-Based Compensation under Section 162(m)

        Performance Goals and Criteria.    Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

        For awards intended to qualify as "performance-based" compensation under Section 162(m) of the Code, performance goals may be based on the attainment of specified levels of one or any combination of the following performance criteria, determined for the Company as a whole or any one or more affiliates, divisions, operational and/or business units, product lines, business segments, administrative departments, as reported or calculated by the Company: cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow return on capital and cash flow return on investment); working capital; basic or diluted earnings per share (before or after taxes); cost of capital, debt leverage year-end cash position, or book value; net operating profit or income (before or after taxes); gross profit or gross profit growth; operating margins; return measures (including, but not limited to, return on assets, investment, equity, capital, invested capital, sales or revenue); earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); cost control; margins (including, but not limited to, gross or operating margins); operating efficiency; market share; objective measures of customer satisfaction or employee satisfaction; working capital targets; economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); inventory control; enterprise value; sales or revenue (whether gross or net and including, but not limited to, growth in sales); timely completion of new product rollout; timely opening of new facilities; objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); strategic objectives, development of new product lines and related revenue, sales, and margin targets; financial controls; information technology; business development; financial structure; capital expenditures; depreciation and amortization; or any combination of the foregoing.

        Any one or more performance measures also may be stated as a percentage of another performance measure, or used on an absolute or relative basis. The performance measures may also be compared to a selected group of comparison companies or various indices that the Committee deems appropriate.

        The Committee may, to the extent the exercise of its authority does not cause a performance-based award to fail to qualify as performance-based compensation under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a performance measure to appropriately reflect any of the following events that occur during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary or nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, acquisitions or divestitures, discontinued operations, foreign exchange gains and losses, gains and losses on asset sales, change in the Company's fiscal years, or any other specific, unusual, or nonrecurring events, or objectively determinable category thereof.

        Adjustments.    Awards that are intended to qualify as "performance-based" compensation under Section 162(m) of the Code may be adjusted downwards but not upwards. The Committee has the authority to provide for accelerated vesting of any award based on the achievement of performance goals, but only to the extent the acceleration will not cause the award to cease to qualify as performance-based compensation that is exempt from Section 162(m) of the Code. Section 162(m) of the Code requires that a qualifying committee certify that performance goals were achieved before the payment of the "performance-based" compensation. Following the completion of the applicable performance period, the Committee will review and certify in writing whether the participant's performance goals have been achieved.

        Limitations.    Subject to certain adjustments for changes in our corporate or capital structure, participants (other than our non-employee directors, for whom different limits apply) who are granted awards in the form of restricted stock and RSUs may not be granted awards for more than 750,000 (40,000 for non-employee directors) shares of Common stock in any calendar year. The maximum number of shares subject to options and SARs granted to any one participant in any plan year will be 1,500,000 (80,000 for our non-employee directors) and the maximum amount awarded or credited with respect to other stock-based awards to any one participant in any one plan year will not exceed 750,000 shares (40,000 with respect to our non-employee directors). The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as "performance-based" compensation cannot exceed $20,000,000 in any calendar year. The maximum amount of any cash-based award made to any non-employee director will not exceed $500,000 in any calendar year.

Federal Income Tax Consequences

        The following is a brief summary of the U.S. Federal income tax consequences of the 2014 Omnibus Plan generally applicable to us and to participants in the 2014 Omnibus Plan who are subject to U.S. Federal taxes. This summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law. This summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or federal tax laws.

        Under the Code, as presently in effect, the grant of an option or SAR at fair market value will not generate federal income to a participant or a deduction to the Company.

        Upon exercise of a non-qualified option or an SAR, the participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of our Common stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from us (less any exercise price, if applicable). We will be entitled to a tax deduction in the same amount as is recognized by the participant and at the same time, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a non-qualified option, any amount received in excess of the fair market value of the shares at the time of exercise of the option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. We will not be entitled to any tax deduction upon such subsequent disposition.

        In the case of incentive options, the participant typically recognizes no ordinary income on the date of grant or exercise. If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option's exercise price and the sale price. If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. We generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

        For awards of restricted stock, the fair market value of the stock is not taxable to the participant as ordinary income until the year the participant's interest is freely transferable or no longer subject to a substantial risk of forfeiture. Section 83 of the Code, however, permits a participant to elect to have the fair market value of the stock taxed as ordinary income in the year the award is received. Dividends on restricted stock are treated as ordinary income at the time paid. We generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

        A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares the participant receives.

        Upon the grant of a cash award, the participant will recognize ordinary income equal to the amount of the award, which amount will be includable in the participant's taxable income in the year such award is paid. We will be entitled to a deduction in the same year equal to the amount of the award.

        We intend that awards granted under the 2014 Omnibus Plan comply with, or otherwise be exempt from Section 409A of the Code, but make no representation or warranty to that effect.

New Plan Benefits

        A new plan benefits table for the 2014 Omnibus Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2014 Omnibus Plan if the 2014 Omnibus Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2014 Omnibus Plan will be made at the Committee's discretion, subject to the terms of the 2014 Omnibus Plan. Therefore, the benefits and amounts that will be received or allocated under the 2014 Omnibus Plan are not determinable at this time. However, please refer to the Summary Compensation Table for Fiscal 2013 in this proxy statement which sets forth certain information regarding award granted to our NEOs during fiscal 2013. Equity grants to our non-employee directors are described under the Director Compensation section in this proxy statement.

Vote Required

        The 2014 Omnibus Plan becomes effective on its approval by our stockholders. Approval of the 2014 Omnibus Plan requires the affirmative vote of the holders of a majority of the shares of Common stock outstanding as of the Record Date and present in person or by proxy at our annual meeting.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2014 OMNIBUS PLAN.

 Securities Authorized for Issuance under the Company's Equity Compensation Plans

        The following table represents restricted shares outstanding under the EIP, the Director Stock Plan, the STIP and the LTIP as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under the Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)		(b)	(c)
Restricted Stock Awards
Equity compensation plans approved by security holders(1)(2)	N/A	(3)	$—	8,939,862	(4)
Equity compensation plans not approved by security holders(2)	—		$—	—
Total	N/A	(3)	$—	8,939,862	(4)

(1)
Approved by the Company's stockholders in place before the Company's initial public offering. Amendments were approved by the Company's stockholders in 2008 and 2011.

(2)
The Company's equity compensation plans provide for the issuance of incentive awards to its officers, directors, employees and consultants in the form of stock appreciation rights, restricted stock, restricted stock units and deferred stock, in lieu of cash compensation.

(3)
There were 1,732,535 Class A shares and 869,219 Class B shares outstanding under the EIP, the Director Stock Plan, the STIP and the LTIP as of December 31, 2013.

(4)
As of December 31, 2013, there were 3,380,285; 2,404,323; 1,455,716 and 1,699,538 securities available for future issuance under the EIP, the Director Stock Plan, the STIP and the LTIP, respectively.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

        Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Schedule 14A of the Exchange Act require us to provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, in accordance with the applicable SEC rules (the "Say-On-Pay" vote).

        In May 2011, in consideration of the results of the advisory vote of the Company's stockholders at the 2011 Annual Meeting of Stockholders regarding the frequency of "Say-On-Pay" votes (the "Say-When-On-Pay" vote), the Compensation Committee and the Board determined to include an advisory vote on executive compensation in our proxy statement every three years until the next required stockholder advisory Say-When-On-Pay vote. Accordingly, the Company's next Say-On-Pay stockholder advisory vote will be at our 2017 Annual Meeting of Stockholders.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis", our executive officer compensation program is designed to:

  •
  Attract, retain, and motivate highly qualified executive officers by providing compensation that is market competitive and ensuring a substantial portion of total compensation is variable, delivering awards based upon company and individual success;

  •
  Differentiate compensation levels to reflect differing performance levels, experience, potential and responsibilities among our executive officers; and

  •
  Align the interests of our executive officers with those of our stockholders.

Additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers, are described under the section entitled "Executive Compensation—Compensation Discussion and Analysis".

        The Compensation Committee regularly reviews best practices related to executive compensation to ensure that our executive officer compensation program achieves the desired goals stated above.

        We are asking the Company's stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. The "Say-On-Pay" Proposal gives the Company's stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We believe that the executive compensation as disclosed in our Compensation Discussion and Analysis, tabular disclosures and other narrative executive compensation disclosure in this Proxy Statement aligns with our peer group pay practices and coincides with our compensation philosophy.

        Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed by the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        The Say-On-Pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board, but the Compensation Committee and Board value the opinions expressed by our stockholders in their vote and will review the voting results when making future compensation decisions.

        Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

 PROPOSAL 4: STOCKHOLDER PROPOSAL

Overview

        Mr. John Chevedden of 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, who has indicated that he owns no less than 250 shares of the Company's Common Stock, has informed the Company that he plans to present the following proposal at the meeting:

Give Each Share an Equal Vote

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.

GMI Ratings, an independent investment research firm rated our company D in ownership and control. GMI said Spirit AeroSystems shareholders' rights are limited by the dual-class structure and voting power of the controlling shareholder. Spirit has two classes of common stock—Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Onex holds 96% of the Class B Common Stock, which gives the company 73% of the total voting power. Onex's control of the voting power eliminates the possibility of a change in corporate control without its approval.

With Spirit AeroSystems dual-class structure our company takes our shareholder money but does not let us have an equal voice in our company's management. Without a voice, shareholders cannot hold management accountable. This is particularly important because GMI negatively flagged a number of issues with our corporate governance. In regard to our Board GMI said there were issues such as too many executives also serving as directors, board attendance failure, related party transactions, directors with too many outside commitments and a lack of risk management expertise.

In regard to accounting there was a pre-tax charge of $448 million primarily on Gulfstream programs. In regard to executive pay there were golden hellos, a lack of a clawback policy to recoup unearned executive pay based on fraud or error and a lack of peer performance measures.

GMI said Spirit AeroSystems environmental impact disclosure practices were significantly worse than its sector peers. Spirit had not adopted alternative energy practices that would lower its future environmental impacts. Spirit had not incorporated links to environmental or social performance in its incentive pay policies.

Please vote to protect shareholder value: Give Each Share An Equal Vote—Proposal 4

 Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD TAKE STEPS TO ENSURE THAT ALL OF THE COMPANY'S OUTSTANDING STOCK HAS ONE VOTE PER SHARE IN EACH VOTING SITUATION.

 Independent Registered Public Accounting Firm

        PricewaterhouseCoopers LLP has served as the Company's independent registered public accounting firm for fiscal years 2005 through 2013. The Audit Committee has not selected an independent registered public accounting firm for fiscal year 2014 because it is currently conducting a competitive proposal process to make such selection and therefore does not propose that any independent registered public accounting firm be ratified for such year at the 2014 Annual Meeting of Stockholders. The Audit Committee is conducting this process for good corporate governance reasons and not as a result of a disagreement with PricewaterhouseCoopers LLP on any matter related to their audit of the Company, PricewaterhouseCoopers LLP declining to stand for re-election or there being reportable events as defined in item 304(a)(1)(v) of Regulation S-K. PricewaterhouseCoopers LLP has been invited to participate in the proposal process. The Audit Committee intends to propose in future years the ratification of its independent registered public accounting firm in the Company's proxy statement. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the 2014 Annual Meeting of Stockholders to respond to appropriate questions and, if they so desire, to make a statement.

Report of the Audit Committee

        The Board has a separately-designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal and regulatory compliance, and ethics that the Board and the Company's management have established, and the Company's auditing, accounting, and financial reporting processes generally. The Audit Committee annually selects the Company's independent registered public accounting firm and evaluates the independence, qualifications, and performance of the Company's internal auditors and the independent registered public accounting firm. The Audit Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by the Company regarding accounting, internal control, or auditing matters and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements as of and for the year ended December 31, 2013, as well as the representations of management regarding the Company's internal control over financial reporting. The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, management's representations regarding internal control over financial reporting, and the overall quality of the Company's financial reporting.

        The Audit Committee has discussed with the independent registered public accounting firm all items required by the standards of the Public Company Accounting Oversight Board, including the Statement on Auditing Standards, No. 61, as amended by AICPA, Professional Standards, Vol. 1, AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

        The Audit Committee has relied on management representations that the financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and on the opinion of the independent registered public accounting firm included in their report to the Company's audited financial statements.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee
Francis Raborn, Chairman
Charles L. Chadwell
Ivor (Ike) Evans
Christopher E. Kubasik

Fees Billed by the Independent Registered Public Accounting Firm

        The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by PricewaterhouseCoopers LLP, the independent registered public accounting firm, in 2013 and 2012 are set forth below.

	December 31, 2013	December 31, 2012
	(Dollars in thousands)
Audit Fees(1)	$5,110.8	$4,280.1
Audit-Related Fees(2)	$41.3	$42.0
Tax Fees(3)	$46.0	$165.9
All Other Fees(4)	—	$1,016.3

Total	$5,198.1	$5,504.3

(1)
Represents fees and expenses for professional services provided in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

(2)
For 2013 and 2012, amount is primarily for the audit of an employee benefit plan and review of the Company's proxy statement.

(3)
Represents fees and expenses for tax consultations and advice related to compliance with tax laws, and tax planning strategies.

(4)
For 2012, amount is primarily for professional services provided to the Company, including evaluation of certain program compliance efforts and guidance provided for the April 14, 2012 severe weather event that impacted the Company.

        The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year. All non-audit services must be approved by the Audit Committee.

OTHER MATTERS

General

        The Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals (including proposals omitted from the Proxy Statement and form of proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

The Company's Solicitation of Proxies

        The Proxy accompanying this Proxy Statement is solicited by the Board. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of Common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Stockholders Proposals to Be Presented at the 2015 Annual Meeting of Stockholders

        Stockholders Proposals.    Under the rules and regulations of the SEC, proposals of stockholders intended to be included in the Company's proxy statement for presentation at the Company's 2015 Annual Meeting of Stockholders (i) must be received by the Company at its offices no later than November 26, 2014 (120 days preceding the one year anniversary of the Mailing Date), (ii) may not exceed 500 words and (iii) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's proxy statement and form of proxy for that meeting, and must otherwise contain certain information specified in the Company's By-laws. In addition, pursuant to the Company's By-laws, a stockholder desiring to propose any matter for consideration at the 2015 Annual Meeting of Stockholders, other than through inclusion in the Company's proxy materials, must notify the Company's Secretary at the Company's offices, on or before December 31, 2014 (120 days prior to the one year anniversary of the immediately preceding annual meeting).

        Discretionary Proposals.    Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the Company's 2015 Annual Meeting of Stockholders in compliance with Rule 14a-4 promulgated under the Exchange Act must notify the Company of such intentions before February 9, 2015 (45 days preceding the one year anniversary of the Mailing Date). After such date, the Company's proxy in connection with the 2015 Annual Meeting of Stockholders may confer discretionary authority on the Board to vote.

 The Company's Website

        In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.spiritaero.com, including information about its management team, products and services and its corporate governance practices. The content on the Company's website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

        The Company makes available through its Internet website under the heading "Investor Relations", its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports after it electronically files such materials with the SEC. Copies of the Company's key corporate governance documents, including its Corporate Governance Guidelines, Code of Ethics and Business Conduct, charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, the Related Person Transaction Policy and the Insider Trading Policy are available on the Company's website, www.spiritaero.com.

        The Company's 2013 Annual Report and a copy of its Annual Report on Form 10-K (which is not a part of the Company's proxy soliciting materials), excluding exhibits, is being mailed to stockholders with this Proxy Statement. A copy of any or all exhibits to the Form 10-K will be furnished to any stockholder, without charge, upon receipt of a phone call or written request from such person. Such request may be made to the Company's Investor Relations Department by writing to Spirit AeroSystems, Investor Relations, P.O. Box 780008, Wichita, KS, 67278-0008, or by calling (316) 523-7040 or by sending an email request to investorrelations@spiritaero.com.

By order of the Board of Directors.

Sincerely,

Jon D. Lammers
 Senior Vice President, General Counsel and Secretary
March 26, 2014

APPENDIX A

Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan

Article 1—Establishment, Purpose, and Duration

1.1
Establishment. Spirit AeroSystems Holdings, Inc. (the "Company") hereby establishes an incentive compensation plan to be known as the "Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan" (the "Plan"). This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash-Based Awards, and Other Stock-Based Awards, any of which may be designated as Performance Compensation Awards. This Plan will become effective upon stockholder approval and will remain in effect as provided in Section 1.3 hereof.

1.2
Purpose. The purpose of this Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants, and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company's stockholders.

1.3
Duration. Unless sooner terminated as provided herein, this Plan will terminate 10 years from the Effective Date. After this Plan is terminated, no new Awards may be granted but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions and this Plan's terms and conditions.

Article 2—Definitions

When used in this Plan, the following terms will have the following meanings, unless the context clearly indicates otherwise:

2.1
"Affiliate" means, with respect to any Person, (a) any director or executive officer of such Person; (b) any spouse, parent, sibling, descendant, or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling, or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person); and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise; and (ii) Onex shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

2.2
"Annual Award Limit" or "Annual Award Limits" have the meaning set forth in Section 4.4.

2.3
"Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, a Cash-Based Award, an Other Stock-Based Awards, or a Performance Compensation Award, in each case subject to the terms of this Plan.

2.4
"Award Agreement" means any of the following: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof; (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof; or (c) a resolution or sub-plan adopted by the Board or Committee setting forth the terms and provisions applicable to an Award or class of Awards that have been or may be granted to a Participant or class of Participants under this Plan, including, but not limited to, a resolution or sub-plan that authorizes the making of future Awards under this Plan to a Participant or class of Participants upon terms and conditions set forth in the resolution or sub-plan and in any case including any amendment or modification of such resolution or sub-plan.

2.5
"Beneficial Owner" or "Beneficial Ownership" will have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6
"Board" or "Board of Directors" means the board of directors of the Company.

2.7
"Cash-Based Award" means an Award denominated in cash but payable in cash or Shares or both, as described in Article 9.

2.8
"Cause" means, unless an Award Agreement states otherwise, a good faith determination of the Committee or its designee that (A) the Company or an Affiliate has "cause" to bring about a Termination of a Participant's employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such Termination, or (B) any of the following has occurred with respect to a Participant: (i) gross negligence or willful misconduct in the exercise of a Participant's responsibilities; (ii) breach of fiduciary duty with respect to the Company or an Affiliate; (iii) material breach of any provision of an employment contract or consulting agreement; (iv) the commission of a felony crime or crime involving moral turpitude; (v) theft, fraud, misappropriation, or embezzlement (or reasonable suspicion of the same); (vi) willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or (vii) refusal to obey any resolution or direction of the Participant's supervisor or the Board.

2.9
"Change in Control" means (i) a transaction pursuant to which a Person, or more than one Person acting as a group (in either case, however, excluding Onex or an Affiliate of Onex), acquires more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests); (ii) a merger or consolidation involving the Company in which the Company is not the surviving entity; or (iii) a transaction that is a sale or transfer of all or substantially all of the assets of the Company or Spirit AeroSystems, Inc. to a Person other than Onex or an Affiliate of Onex, if all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company.

2.10
"Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto. For purposes of this Plan, references to sections of the Code will be deemed to include references to any applicable regulations or other interpretative guidance under such sections and any amendments or successor provisions to such sections, regulations, or guidance.

2.11
"Committee" means the Compensation Committee of the Board or a subcommittee thereof (including without limitation any subcommittee used to comply with Code Section 162(m) in respect of Awards), or any other committee designated by the Board to administer this Plan. If no such committee or subcommittee exists or has been designated by the Board, the Committee will mean the Board. The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. The Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12
"Common Stock" means the common stock of the Company and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged.

2.13
"Company" means Spirit AeroSystems Holdings, Inc., a Delaware corporation, and any successor thereto as provided in Article 15.

2.14
"Covered Employee" means any Employee who is, or who the Committee believes may become, a "covered employee" as defined in Code Section 162(m).

2.15
"Detrimental Activity" means a good faith determination by the Committee or its designee that a Participant has engaged in any of the following: (i) the breach of any covenants relating to disclosure of confidential or proprietary information, noncompetition, nonsolicitation, non-disparagement, or other similar restrictions on conduct contained in any agreement between a Participant and the Company or its Affiliates (including any Award Agreement) or any written policies of the Company or its Affiliates; or (ii) any activity, including fraud or other conduct contributing to financial restatement or accounting irregularities, that the Committee determines in good faith is appropriate to include in any incentive compensation clawback policy adopted by the Committee and as in effect from time to time.

2.16
"Designated Foreign Subsidiaries" means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

2.17
"Director" means any individual who is a member of the Board of Directors.

2.18
"Disability" means, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant's employment or service on account of "disability" as defined in any then-existing employment, consulting, or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting, or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve (12) months or longer. Any determination of whether Disability exists will be made by the Committee in its sole discretion.

2.19
"Dividend Equivalents" means a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

2.20
"Effective Date" means the date the Company's stockholders approve the Plan.

2.21
"Eligible Person" means (i) any Employee of the Company or an Affiliate; (ii) any director or officer of the Company or an Affiliate; (iii) a consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective Employees, directors, officers, consultants, or advisors who have accepted offers of employment, consultancy, or service from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliate). Solely for purposes of this definition of "Eligible Person," an "Affiliate" will be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Code Section 424(e) ("Parent"), (3) any corporation, trade, or business 50% or more of the combined voting power of such entity's outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, trade, or business that directly or indirectly controls 50% or more of the combined voting power of the outstanding securities of the Company, and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an "Affiliate" by the Committee.

2.22
"Employee" means any individual performing services for the Company or an Affiliate and designated as an employee of the Company or Affiliate on the payroll records thereof. An individual will not cease to be an Employee in the case of: (a) any approved leave of absence, or (b) transfers between locations of the Company or between the Company and any Affiliate. Neither service as a Director nor payment of a Director's fee by the Company will be sufficient to constitute "employment" by the Company.

2.23
"Employment" or "employment" means, without any inference for federal and other tax purposes, service as a part- or full-time officer, employee, consultant, advisor, or Board member of or to the Company or any of its Affiliates.

2.24
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.25
"Exercise Price" has the meaning given such term in Section 6.2 of the Plan.

2.26
"Extraordinary Items" means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition.

2.27
"Fair Market Value" or "FMV" means:

(a)
If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the "Fair Market Value" of a Share as of a specified date will mean the per Share closing price of the Shares for the date as of which Fair Market Value is being determined (or, if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) on the principal securities exchange on which the Shares are listed or admitted to trading.

(b)
If the Shares are not listed or admitted to trading on any such exchange but are listed as a national market security on the NASDAQ Stock Market, Inc. ("NASDAQ"), traded in the over-the-counter market or listed or traded on any similar system then in use, the Fair Market Value of a Share will be the last sales price for the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange, are not listed as a national market security on NASDAQ and are not traded in the over-the-counter market or listed or traded on any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the Fair Market Value of a Share will be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question.

(c)
In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in its sole discretion by application of a reasonable valuation method. The Committee may, in its sole discretion, seek the advice of outside experts in connection with any such determination.

2.28
"Grant Date" means the date an Award is granted to a Participant pursuant to the Plan.

2.29
"Grant Price" means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.30
"Immediate Family Members" has the meaning set forth in Section 12.2.

2.31
"Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.32
"Indemnifiable Person" has the meaning set forth in Section 3.5 of the Plan.

2.33
"Insider" will mean an individual who is, on the relevant date, an officer or Director of the Company, or a Beneficial Owner of more than 10% of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.34
"Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Code Section 162(m).

2.35
"Nonemployee Director" means a Director who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act.

2.36
"Nonemployee Director Award" means any Award granted to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.37
"Nonqualified Stock Option" means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.38
"NYSE" means the New York Stock Exchange.

2.39
"Onex" means Onex Partners LP, Onex Corporation, or any Affiliate of Onex Partners or Onex Corporation, including, for purposes of this Plan, (a) any Person which has granted to Onex Partners, Onex Corporation, or any of their respective Affiliates the right to vote or dispose of such Person's Shares; and (b) any employee, officer, or director of Onex Corporation.

2.40
"Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.41
"Option Period" has the meaning given such term in Section 6.3(a) of the Plan.

2.42
"Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.43
"Other Stock-Based Award" means an equity-based or equity-related Award granted pursuant to Article 9.

2.44
"Participant" means any Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

2.45
"Performance-Based Compensation" means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan will be construed to mean that an Award that does not satisfy the requirements for Performance-Based Compensation does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.46
"Performance Compensation Award" means any Award designated by the Committee as a Performance Compensation Award pursuant to Article 10 of the Plan.

2.47
"Performance Formula" means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

2.48
"Performance Goals" will mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Measures.

2.49
"Performance Measures" mean measures as described in Article 10 on which the performance goals are based and which are approved by the Company's stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.50
"Performance Period" means the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Compensation Award.

2.51
"Permitted Transferee" has the meaning set forth in Section 12.2 of the Plan.

2.52
"Person" means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

2.53
"Plan" means the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan.

2.54
"Plan Year" means the 12-month period beginning January 1 and ending December 31 each year.

2.55
"Restricted Period" means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

2.56
"Restricted Stock" means an Award granted to a Participant pursuant to Article 8.

2.57
"Restricted Stock Unit" or "RSU" means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Article 8 of the Plan.

2.58
"SAR Period" has the meaning given such term in Section 7.3(a) of the Plan.

2.59
"SEC" means the United States Securities and Exchange Commission.

2.60
"Securities Act" means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act will be deemed to include any rules, regulations, or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations, or guidance.

2.61
"Service Recipient" means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

2.62
"Share" means a share of Class A Common Stock of the Company.

2.63
"Special Qualifying Director" means a person who is (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Code Section 162(m), and (iii) an "independent director" under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

2.64
"Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Article 7.

2.65
"Strike Price" has the meaning given such term in Section 7.2 of the Plan.

2.66
"Subsidiary" means, with respect to a Person, including, but not limited to, the Company, (i) any corporation, association, or other business entity, whether domestic or foreign, of which more than 50% of the total voting power of shares of such entity's voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person, or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

2.67
"Substitute Award" has the meaning given such term in Section 4.3.

2.68
"Sub Plans" means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the maximum number of Shares available under this Plan will apply in the aggregate to the Plan and any Sub Plan adopted hereunder.

2.69
"Termination" means the termination of a Participant's employment or service, as applicable, with the Service Recipient for any reason, including, but not limited to, due to death or Disability.

Article 3—Administration

3.1
Administration by the Committee. The Committee will be responsible for administering the Plan. With respect to an Award that is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the full Board is not acting as the Committee under the Plan) or the exception for Performance-Based Compensation, as applicable, each member of the Committee will, at the time he or she takes any action with respect to such Award, be a Special Qualifying Director. However, the fact that a Committee member fails to qualify as a Special Qualifying Director will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

3.2
Authority of the Committee. Subject to any express limitations set forth in the Plan and applicable law, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)
To designate Participants or otherwise determine from time to time which Eligible Persons will be granted Awards, when and how each Award will be granted, what type or combination of types of Awards will be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award.

(b)
To construe and interpret the Plan and Awards granted under it. The Committee, in the exercise of this power, may interpret, administer, or reconcile any inconsistency in, correct any defect in, or supply any omission from the Plan and any instrument or agreement relating to, or Award granted under, the Plan in a manner and to the extent the Committee deems necessary or appropriate.

(c)
To establish, amend, suspend, or waive any rules or regulations and appoint such agents as the Committee deems necessary or appropriate for the proper administration of the Plan.

(d)
To approve forms of Award Agreements for use under the Plan.

  (e)
  To determine Fair Market Value of a Share.

  (f)
  To amend the Plan or any Award Agreement, as provided in the Plan.

  (g)
  To adopt Sub Plans applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such Sub Plans may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such Sub Plans, the provisions of the Plan will govern.

  (h)
  To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Committee or the Board.

  (i)
  To determine whether Awards will be settled in cash, Shares, other securities, other Awards, other property, or any combination thereof, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended.

  (j)
  To determine whether Awards will be adjusted for Dividend Equivalents, except that Options and SARs may not be adjusted for Dividend Equivalents.

  (k)
  To determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards, other property, or other amounts payable with respect to an Award may or must be deferred, either automatically or at the election of the Participant or of the Committee.

  (l)
  To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards.

  (m)
  To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

  (n)
  To provide, either at the time an Award is granted or by subsequent action, that an Award will contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of Shares.

  (o)
  To make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3
Delegation by the Committee. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate or Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are members of the Board, (ii) who are subject to Section 16 of the Exchange Act, or (iii) who are, or who are reasonably expected to be, Covered Employees.

3.4
Decisions and Actions are Final. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions and actions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan will be within the sole discretion of the Committee, may be made at any time, and will be final, conclusive, and binding on all Persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

3.5
Indemnification. No member of the Board or the Committee or any Employee or agent of the Company or any Affiliate or Subsidiary (each such person an "Indemnifiable Person") will be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company's approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company will advance to such Indemnifiable Person any such expenses promptly upon written request, which request must include an undertaking by the Indemnifiable Person to repay the amount of such advance if it is ultimately determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified. The Company will have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification will not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person's fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Certificate of Incorporation or Bylaws. The foregoing right of indemnification will not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract, or otherwise or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

3.6
Action by the Board. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board will have and may exercise all the authority granted to the Committee under the Plan. However, any such actions by the Board will be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

 Article 4—Shares Subject to the Plan

4.1
Number of Shares Authorized and Available for Awards. The number of Shares authorized and available for Awards under this Plan will be determined in accordance with the following provisions:

(a)
Subject to Section 4.5 of the Plan, the maximum number of Shares available for issuance under the Plan will be 8,500,000 Shares.

(b)
Subject to Section 4.5 of the Plan, the maximum number of Shares that may be issued pursuant to ISOs under the Plan will be 8,500,000 Shares.

4.2
Share Usage. Shares covered by an Award will be counted as used, with limited exceptions. Other than with respect to Substitute Awards, undelivered Shares covered by an Award will again be available for grant only under, and to the extent of, the following circumstances: (i) an Award is cancelled; (ii) an Award expires or remains unexercised after the latest date on which exercise may occur; (iii) an Award is forfeited; (iv) an Award is terminated; or (v) an Award is not settled (e.g., because Performance Goals are not achieved or the Award otherwise fails to be earned). The following Shares will count against the maximum number of Shares available for issuance under the Plan, notwithstanding that the Shares may not be issued or delivered to a Participant: (a) Shares not issued or delivered as a result of the net settlement of an Option or SAR; (b) Shares used to pay the exercise price of an Option or SAR; (c) Shares withheld in satisfaction of a tax withholding obligation related to an Award; and (d) Shares purchased with the proceeds of an Option exercise price. Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase, or any combination of the foregoing.

4.3
Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines ("Substitute Awards"). Substitute Awards will not count against the maximum number of Shares available for issuance under the Plan, except that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as "incentive stock options" within the meaning of Code Section 422 will count against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and will not reduce the number of Shares available for delivery under the Plan.

4.4
Annual Award Limits. The following limits (each an "Annual Award Limit" and, collectively, "Annual Award Limits"), as adjusted pursuant to Sections 4.5, will apply to grants of such Awards under this Plan:

(a)
Options and SARs. The maximum aggregate number of Shares subject to Options and SARs granted to any one Participant in any one Plan Year will be 1,500,000.

(b)
Restricted Stock and Restricted Stock Units. The maximum aggregate number of Shares subject to Restricted Stock and Restricted Stock Units granted to any one Participant in any one Plan Year will be 750,000.

(c)
Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $20,000,000, determined as of the Grant Date.

  (d)
  Other Stock-Based Awards. The maximum aggregate amount awarded or credited with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 750,000 Shares, determined as of the Grant Date.

  (e)
  Nonemployee Director Awards. Notwithstanding the foregoing, with respect to Nonemployee Director Awards, the following Annual Award Limits will apply: (i) the maximum aggregate number of Shares subject to Options and SARs granted to any one Nonemployee Director in any one Plan Year will be 80,000; (ii) the maximum aggregate number of Shares subject to Restricted Stock and Restricted Stock Units granted to any one Nonemployee Director in any on Plan Year will be 40,000; (iii) the maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Nonemployee Director in any one Plan Year will not exceed $500,000, determined as of the Grant Date; and (iv) the maximum aggregate amount awarded or credited with respect to Other Stock-Based Awards to any one Nonemployee Director in any one Plan Year will not exceed 40,000 Shares, determined as of the Grant Date.

4.5
Changes in Capital Structure and Similar Events. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or any Affiliate or changes in applicable rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles, or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate (e.g., in order to prevent dilution or enlargement of Participants' rights under this Plan), then the Committee will make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

(a)
Adjusting any or all of (1) the maximum number of shares available for issuance under the Plan, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (2) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under this Article 4), and (3) the terms of any outstanding Award, including, without limitation, (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award, or (C) any applicable performance measures (including, without limitation, Performance Measures and Performance Goals).

(b)
Providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which will not be required to be more than 10 days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised will terminate upon the occurrence of such event).

(c)
Cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

  Any adjustment in ISOs under this Section 4.5 (other than any cancellation of ISOs) will be made only to the extent not constituting a "modification" within the meaning of Code Section 424(h)(3). Further, any adjustments under this Section 4.5 will be made in a manner that does not (i) adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, or (ii) result in a prohibited acceleration or otherwise cause adverse tax consequences under Code Section 409A. Any such adjustment will be conclusive and binding for all purposes.

  Payments to holders pursuant to clause (c) above will be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Exercise Price or Strike Price).

  Prior to any payment or adjustment contemplated under this Section 4.5, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant's Awards, (ii) bear such Participant's pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, (iii) deliver customary transfer documentation as reasonably determined by the Committee, and (iv) satisfy any applicable tax withholding obligations.

  By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 4.5 without further consideration or action.

Article 5—Eligibility and Participation

5.1
Eligibility. Individuals eligible to participate in this Plan include all Eligible Persons.

5.2
Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Persons those individuals to whom Awards will be granted and will determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6—Stock Options

6.1
Grants of Options. Each Option granted under the Plan will be evidenced by an Award Agreement. Each Option so granted will be subject to the conditions set forth in this Article 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan will be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. ISOs will be granted only to Eligible Persons who are employees of the Company and its

  Affiliates, and no ISO will be granted to any Eligible Person who is ineligible to receive an ISO under the Code. No Option will be treated as an ISO unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1). Any Option intended to be an ISO will not fail to be effective solely on account of a failure to obtain such approval, but rather such Option will be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an ISO, the terms and conditions of such grant will be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an ISO (or any portion thereof) does not qualify as an ISO, then, to the extent of such nonqualification, such Option or portion thereof will be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

6.2
Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price ("Exercise Price") per Share for each Option will not be less than 100% of the Fair Market Value of such Share (determined as of the Grant Date), except that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per Share will be no less than 110% of the Fair Market Value per share on the Grant Date.

6.3
Vesting and Expiration.

(a)
Options will vest and become exercisable in such manner and on such date or dates or upon such events determined by the Committee and will expire after such period, not to exceed 10 years, as may be determined by the Committee (the "Option Period"), except that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company's insider trading policy (or Company-imposed "blackout period"), the Option Period will be automatically extended until the 30th day following the expiration of such prohibition. In no event will the Option Period exceed five years from the Grant Date in the case of an Incentive Stock Option granted to a Participant who on the Grant Date owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

(b)
Unless otherwise provided by the Committee, in the event of (i) a Participant's Termination by the Company for Cause, all outstanding Options granted to such Participant will immediately terminate and expire; (ii) a Participant's Termination due to death or Disability, after taking into account any accelerated vesting under the terms of the Plan or the Award Agreement, each outstanding unvested Option granted to such Participant will immediately terminate and expire, and each outstanding vested Option will remain exercisable for one year thereafter (but in no event beyond the expiration of the Option Period); and (iii) a Participant's Termination for any other reason, after taking into account any accelerated vesting under the terms of the Plan or the Award Agreement, each outstanding unvested Option granted to such Participant will immediately terminate and expire, and each outstanding vested Option will remain exercisable for 90 days thereafter (but in no event beyond the expiration of the Option Period).

6.4
Method of Exercise and Form of Payment. No Shares will be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local, and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price will be payable (i) in cash, check, cash equivalent, and/or Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company), so long as such Shares are not subject to any pledge or other security interest; (ii) if there is a public market for the Shares at such time, by means of a broker-assisted "cashless exercise" pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (iii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, or (B) a "net exercise" procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and the minimum amount of statutorily required withholding taxes. Any fractional Shares will be settled in cash.

6.5
Compliance with Laws, etc. Notwithstanding the foregoing, in no event will a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

6.6
Additional Rules for Incentive Stock Options.

(a)
An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation § 1.421-1(h) with respect to the Company or any Affiliate that qualifies as a "parent corporation" with respect to the Company within the meaning of Code Section 424(e) or a "subsidiary corporation" with respect to the Company within the meaning of Code Section 424(f).

(b)
To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options, plus (ii) the Shares of common stock of the Company and any parent corporation or subsidiary corporation with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and such parent and subsidiary corporations exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

(c)
No Incentive Stock Options may be granted more than ten years after the earlier of: (i) adoption of this Plan by the Board, or (ii) the Effective Date.

(d)
Each Participant awarded an Incentive Stock Option under the Plan will notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Grant Date of the Incentive Stock Option, or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

  (e)
  No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except that, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

Article 7—Stock Appreciation Rights

7.1
Grants of SARs. Each SAR granted under the Plan will be evidenced by an Award Agreement. Each SAR so granted will be subject to the conditions set forth in this Article 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

7.2
Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price ("Strike Price") per Share for each SAR will not be less than 100% of the Fair Market Value of such Share (determined as of the Grant Date). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted will have a Strike Price equal to the Exercise Price of the corresponding Option.

7.3
Vesting and Expiration.

(a)
A SAR granted in connection with an Option will become exercisable and will expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option will vest and become exercisable and will expire in such manner and on such date or dates or upon such events determined by the Committee and will expire after such period, not to exceed ten years, as may be determined by the Committee (the "SAR Period"). If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company's insider trading policy or a Company-imposed "blackout period," the SAR Period will be automatically extended until the 30th day following the expiration of such prohibition.

(b)
Unless otherwise provided by the Committee, in the event of (i) a Participant's Termination by the Company for Cause, all outstanding SARs granted to such Participant will immediately terminate and expire; (ii) a Participant's Termination due to death or Disability, after taking into account any accelerated vesting under the terms of the Plan or the Award Agreement, each outstanding unvested SAR granted to such Participant will immediately terminate and expire, and each outstanding vested SAR will remain exercisable for one year thereafter (but in no event beyond the expiration of the SAR Period); and (iii) a Participant's Termination for any other reason, after taking into account any accelerated vesting under the terms of the Plan or the Award Agreement, each outstanding unvested SAR granted to such Participant will immediately terminate and expire, and each outstanding vested SAR will remain exercisable for 90 days thereafter (but in no event beyond the expiration of the SAR Period).

7.4
Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

7.5
Payment. Upon the exercise of a SAR, the Company will pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to the minimum amount of Federal, state, local, and non-U.S.

  statutory income and employment taxes withholding liability. The Company will pay such amount in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Shares will be settled in cash.

7.6
Substitution of SARs for Nonqualified Stock Options. The Committee will have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution will not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of Shares underlying the substituted SARs will be the same as the number of Shares underlying such Nonqualified Stock Options, and (iii) the Strike Price of the substituted SARs will be equal to the Exercise Price of such Nonqualified Stock Options. If, in the opinion of the Company's independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision will be considered null and void.

Article 8—Restricted Stock and Restricted Stock Units

8.1
Grants of Restricted Stock and RSUs. Each grant of Restricted Stock and Restricted Stock Units will be made pursuant to the terms of an Award Agreement (which Award Agreement need not be the same for each Participant). Each Restricted Stock and Restricted Stock Unit grant will be subject to the conditions set forth in the Plan and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.2
Stockholder Rights. Subject to the restrictions set forth in this Article 8 and any Award Agreement, a Participant generally will have the rights and privileges of a stockholder as to Restricted Stock, including without limitation the right to vote such Restricted Stock and to receive any dividends payable on such shares of Restricted Stock, except that any dividends payable on such shares of Restricted Stock will be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (including, but not limited to, restrictions related to the passage of time and/or restrictions related to performance conditions), and the right to any such accumulated dividends will be forfeited upon any forfeiture, or termination or other failure to earn the Award, of the Restricted Stock to which such dividends relate. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares will be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto will terminate without further obligation on the part of the Company.

8.3
Vesting; Acceleration of Lapse of Restrictions. The Restricted Period with respect to Restricted Stock and Restricted Stock Units will lapse in such manner and on such date or dates or upon such events as are set forth in the Plan or, to the extent not inconsistent therewith, as determined by the Committee, and the Committee will determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon Termination of the Participant granted the applicable Award, which may including accelerating vesting or removing restrictions with respect to Restricted Stock or Restricted Stock Units granted under the Plan, if the Committee determines, in its sole discretion, it is in the best interests of the Company or other Service Recipient to do so.

8.4
Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(a)
Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in this Plan or the applicable Award Agreement will be of no further force or effect with respect to such shares, except as set forth in this Plan or the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company will deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock will be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant will have no right to such dividends.

  (b)
  Unless otherwise provided in this Plan or by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit granted pursuant to the applicable Award Agreement, except that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only Shares in respect of such Restricted Stock Units, or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Code Section 409A. If a cash payment is made in lieu of delivering Shares, the amount of such payment will be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in this Plan or in an Award Agreement, the holder of outstanding Restricted Stock Units will be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash Dividend Equivalents at a rate and subject to such terms as determined by the Committee), which accumulated Dividend Equivalents (and interest thereon, if applicable) will be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant will have no right to such dividend equivalent payments.

8.5
Legends on Restricted Stock. The Company may, but will not be required to, issue certificates with respect to Restricted Stock granted under the Plan. Each certificate representing Restricted Stock awarded under the Plan, if any, will bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Common Stock:

  TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SPIRIT AEROSYSTEMS HOLDINGS, INC. 2014 OMNIBUS INCENTIVE PLAN. A COPY OF SUCH PLAN IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPIRIT AEROSYSTEMS HOLDINGS, INC.

Article 9—Cash-Based Awards and Other Stock-Based Awards

9.1
Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine, including, without limitation, designating Cash-Based Awards as Performance Compensation Awards.

9.2
Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.3
Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award will specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

9.4
Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

9.5
Termination of Service. The Committee will determine the extent to which the Participant will have the right to receive Cash-Based Awards or Other Stock-Based Awards following Termination. Such provisions will be determined in the sole discretion of the Committee, and such provisions may be included in an agreement entered into with each Participant, but they need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination. In the absence of a specific provision in this Plan or in a Participant's Award Agreement, in the event of a Participant's Termination for any reason, any unvested Cash-Based Awards or Other Stock-Based Awards granted to such Participant under this Plan will be forfeited upon such Termination.

Article 10—Performance Compensation Awards

10.1
General. The Committee will have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as Performance-Based Compensation. The Committee will also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as Performance-Based Compensation. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a Covered Employee, the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Article 10 (but subject otherwise to the provisions of Article 14 of the Plan).

10.2
Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee will have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Measures that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply, and the Performance Formula. Within the first 90 days of a Performance Period (or within any other maximum period allowed under Code Section 162(m)), the Committee will, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

10.3
Performance Measures. The Performance Measures that will be used to establish the Performance Goal(s) will be limited to the following, which may be determined in accordance with Generally Accepted Accounting Principles (GAAP) or on a non-GAAP basis:

(a)
Net earnings or net income (before or after taxes);

(b)
Basic or diluted earnings per share (before or after taxes);

(c)
Net operating profit or income (before or after taxes);

(d)
Gross profit or gross profit growth;

(e)
Return measures (including, but not limited to, return on investment, assets, capital, invested capital, equity, sales, or revenue);

(f)
Cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow return on capital, and cash flow return on investment), which may, but are not required to be, measured on a per share basis;

(g)
Earnings before interest and taxes (EBIT);

(h)
Earnings before, interest, taxes, depreciation, and amortization (EBITDA);

(i)
Productivity ratios;

(j)
Share price (including, but not limited to, growth measures and total stockholder return);

(k)
Cost control;

(l)
Cost of capital, debt leverage year-end cash position, or book value;

(m)
Margins (including, but not limited to, gross or operating margins);

(n)
Operating efficiency;

(o)
Market share;

(p)
Objective measures of customer satisfaction or employee satisfaction;

(q)
Working capital targets;

(r)
Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(s)
Market share;

(t)
Inventory control;

(u)
Enterprise value;

(v)
Sales or revenue (whether gross or net and including, but not limited to, growth in sales);

(w)
Timely completion of new product rollout;

(x)
Timely opening of new facilities;

(y)
Objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets);

(z)
Strategic objectives, development of new product lines, and related revenue, sales, and margin targets;

  (aa)
  Financial controls;

  (bb)
  Information technology;

  (cc)
  Business development;

  (dd)
  Financial structure;

  (ee)
  Capital expenditures;

  (ff)
  Depreciation and amortization; or

  (gg)
  Any combination of the foregoing.

  The Performance Measures may be based on the performance of the Company and/or one or more Affiliates, divisions, operational, and/or business units, product lines, business segments, administrative departments, or any combination of the foregoing.

  Any one or more of the Performance Measures may be stated as a percentage of another Performance Measure, or used on an absolute or relative basis, as the Committee may deem appropriate, or any of the Performance Measures may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Measures specified in this Article 10, but solely to the extent such acceleration will not cause the Award to cease to qualify as Performance-Based Compensation.

  To the extent required under Code Section 162(m), the Committee will, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Measure(s) it selects to use for such Performance Period.

10.4
Modification of Performance Goals. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measure(s) without obtaining stockholder approval of such alterations, the Committee will have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee will, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Code Section 162(m)), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as Performance-Based Compensation, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events:

(a)
Asset write-downs;

(b)
Litigations, claims, judgments, or settlements;

(c)
Changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(d)
Any reorganization and restructuring programs;

(e)
Extraordinary nonrecurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year;

(f)
Acquisitions or divestitures;

  (g)
  Any other specific, unusual, or nonrecurring events, or objectively determinable category thereof;

  (h)
  Foreign exchange gains and losses;

  (i)
  Discontinued operations and nonrecurring charges;

  (j)
  A change in the Company's fiscal year;

  (k)
  Accruals for payments to be made in respect of the Plan or other specified compensation arrangements, and

  (l)
  Any other event described in Section 4.5.

10.5
Payment of Performance Compensation Awards.

(a)
Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(b)
Unless otherwise provided in the Plan or applicable Award Agreement, a Participant will be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) all or some of the portion of such Participant's Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(c)
Following the completion of a Performance Period, the Committee will review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee will then determine the amount of each Participant's Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(d)
In determining the actual amount of an individual Participant's Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement, the Committee will not have the discretion to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (2) increase a Performance Compensation Award above the applicable limitations set forth in Article 4 of the Plan.

10.6
Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period will be paid to Participants as soon as administratively practicable following completion of the certifications required by this Article 10. Any Performance Compensation Award that has been deferred will not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee, or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in Shares will be credited (during the period between the date as of which the Award is deferred and the payment date) with Dividend Equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 8.4(b)).

Article 11—Nonemployee Director Awards

The Board or Committee will determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of Nonemployee Director Award will be set forth in an Award Agreement.

Article 12—Transferability of Awards and Shares

12.1
Transfer and Exercise of Awards. Each Award will be exercisable only by a Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance will be void and unenforceable against the Company or an Affiliate, except that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

12.2
Permitted Transferees. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively the "Immediate Family Members"); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as "charitable contributions" for federal income tax purposes (each transferee described in clauses (A), (B), (C), and (D) above is hereinafter referred to as a "Permitted Transferee"), so long as the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. The Committee's exercise of discretion in permitting the transfer of an Award or Awards under this Section 12.2 and setting the terms, conditions, and restrictions upon which any such transfer may occur may differ among Participants and among Awards, there being no duty of consistency in the exercise of such discretion or the setting of such terms, conditions, or restrictions, and no Participant for whom the Committee has permitted a transfer of an Award will have any right or expectation that any transfer will be permitted with respect to any other Award.

12.3
Terms Applicable to Permitted Transferees. The terms of any Award transferred in accordance with Section 12.2 will apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant will be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees will not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees will not be entitled to exercise any transferred Option unless there is in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option, if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company will not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the Termination of the Participant from the Company or an

  Affiliate under the terms of the Plan and the applicable Award Agreement will continue to be applied with respect to the Participant, including, without limitation, that an Option will be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

12.4
Restrictions on Share Transferability. Shares acquired by a Participant under the Plan will be subject to such conditions and restrictions on transfer (if any) as are set forth in the Company's certificate of incorporation and bylaws, as well as any stockholders agreement and any other agreement entered into with respect to such Shares. The Committee may impose such additional restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or restrictions under any blue sky or state securities laws applicable to such Shares. Any voluntary or involuntary sale, assignment, transfer, or exchange of Shares acquired under the Plan that fails to satisfy or comply with any applicable condition or restriction on such sale, assignment, transfer, or exchange will be void and of no effect and will not bind or be recognized by the Company.

Article 13—Effect of Change in Control

13.1
Change in Control. Unless otherwise provided in an Award Agreement or under the terms of this Plan, in the event of a Change in Control, each Participant who is employed on the date of the closing of the Change in Control or who was involuntarily terminated without Cause during the 90-day period ending on the date of the closing of the Change in Control will be treated as follows: (i) any unvested Awards granted to the Participant will immediately vest, except that if the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion that will become fully vested and/or immediately exercisable will be based on (x) actual performance through the date of the Change in Control, as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee; and (ii) such Participant will have the unqualified right to exercise any Options or SARs that are outstanding as of the date of such Change in Control for a period of three years after such Change in Control, except that in no instance may the term of the Awards, as so extended, extend beyond the end of the original term of the Award Agreement. The accelerated vesting of any Award will not affect the distribution date of any Award subject to Code Section 409A.

Article 14—Amendment and Termination

14.1
Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation, or termination will be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, or (ii) it would materially modify the requirements for participation in the Plan. Except as provided in Sections 4.5, 14.3, 15.9, or 15.19, any amendment, alteration, modification, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted will not, to that extent, be effective without the consent of the affected Participant, holder, or beneficiary.

  Notwithstanding the foregoing, no amendment will be made to the last sentence of Section 14.2 (relating to "repricing") without stockholder approval.

14.2
Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant's Termination from the Company), except that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted will not, to that extent, be effective without the consent of the affected Participant. Without stockholder approval, except as otherwise permitted under Section 4.5 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the value of the cancelled Option or SAR, and (iii) the Committee may not take any other action which is considered a "repricing" for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14.3
Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement to take effect as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 14.3 to any Award granted under the Plan without further consideration or action.

Article 15—General Provisions

15.1
Award Agreements. An Award under the Plan may be evidenced by an Award Agreement delivered to the Participant and specifying the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability, or Termination of the Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. An Award Agreement need not be signed by the Participant or a duly authorized representative of the Company.

15.2
Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or Dividend Equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Stock, or other Awards, except that no dividends or Dividend Equivalents will be payable in respect of outstanding (i) Options or SARs, or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time), although dividends and Dividend Equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable.

15.3
Tax Withholding. A Participant will be required to pay to the Company or any Affiliate, and the Company or any Affiliate will have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities, or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

  Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit or require a Participant to satisfy, in whole or in part, the foregoing withholding liability by any of the following methods (or any combination of the following methods): (A) delivering Shares (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability; (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, except that with respect to shares withheld pursuant to this clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability; (C) requiring the Participant, as a condition precedent to transfer or release of the Shares, to make a payment to the Employer in an amount equal to the amount of the withholdings or reductions; or (D) such other method or combination of methods as the Committee deems appropriate, in its sole discretion.

  The Committee will have the right, in its sole discretion, to require, as a condition precedent to the transfer or release of any Shares awarded under this Plan, that the transferee execute a power of attorney or such other agreement or document as the Committee deems necessary or appropriate to facilitate, directly or indirectly, the withholding of taxes with respect to an Award under this Plan.

15.4
No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, will have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder will be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor will it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant will thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on, or after the Grant Date.

15.5
International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) Covered Employees, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company, or its Affiliates.

15.6
Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who will be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee will be controlling, except that no designation, or change or revocation thereof, will be effective unless received by the Committee prior to the Participant's death and in no event will it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, or if a beneficiary designation previously filed is invalid or no longer effective, the beneficiary will be deemed to be the Participant's surviving spouse to whom the Participant was lawfully married under the laws of any state or jurisdiction at the time of the Participant's death or, if the Participant is unmarried at the time of death, the Participant's estate.

15.7
Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service recipient (or vice-versa) will be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status will not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant's employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant will be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

15.8
No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person will be entitled to the privileges of ownership in respect of Shares which are subject to Awards hereunder until such shares have been issued or delivered to that person.

15.9
Government and Other Regulations. The obligation of the Company to settle Awards in Shares or other consideration will be subject to all applicable laws, rules, and regulations and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company will be under no obligation to offer to sell or to sell, and will be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company will be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee will have the authority to provide that all Shares or other securities of the Company or any Affiliate delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted, and any other applicable Federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and, without limiting the generality of Article 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing Shares or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company's instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

  The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Shares from the public markets, the Company's issuance of Shares to the Participant, the Participant's acquisition of Shares from the Company, and/or the Participant's sale of Shares to the public markets, illegal, impracticable, or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount in cash equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date or the date that the Shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount will be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

15.10
Section 83(b) Elections. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, makes an election under Code Section 83(b), the Participant will notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Code Section 83(b) or other applicable provision. The making of any such election will be in the sole discretion of any such Participant, except that the Committee may provide in an Award Agreement that an Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). Neither the Company nor any Subsidiary or Affiliate will have any liability or responsibility relating to or arising out of the filing or failure to file of any Section 83(b) election.

15.11
Payments to Persons Other Than Participants. If the Committee determines that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment will be a complete discharge of the liability of the Committee and the Company therefor.

15.12
Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

15.13
No Trust or Fund Created. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award will require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under general law.

15.14
Reliance on Reports. Each member of the Committee and each member of the Board will be fully justified in acting or failing to act, as the case may be, and will not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

15.15
Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

15.16
Governing Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

15.17
Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision will be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award will remain in full force and effect.

15.18
Obligations Binding on Successors. The obligations of the Company under the Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

15.19
Code Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Code Section 409A, and all provisions of this Plan will be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Code Section 409A), and neither the Company nor any Affiliate will have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered "deferred compensation" subject to Code Section 409A, references in the Plan to Termination (and substantially similar phrases) will mean "separation from service" within the meaning of Code Section 409A. For purposes of Code Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments, unless otherwise expressly provided in an Award Agreement.

  Notwithstanding anything in the Plan to the contrary, if a Participant is a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i), no payments in respect of any Awards that are "deferred compensation" subject to Code Section 409A and which would otherwise be payable upon the Participant's "separation from service" (as defined in Code Section 409A) will be made to such Participant prior to the date that is six months after the date of such Participant's "separation from service" or, if earlier, the Participant's date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Code Section 409A that is also a business day.

  Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered "deferred compensation" subject to Code Section 409A) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration will be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Code Section 409A and any Treasury Regulations promulgated thereunder, or (B) a Disability, no such acceleration will be permitted unless the Disability also satisfies the definition of "Disability" pursuant to Code Section 409A and any Treasury Regulations promulgated thereunder.

  Notwithstanding any provision of the Plan or any Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A, the Committee may reform the Plan and/or Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and/or Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 15.19 without further consideration or action.

15.20
Clawback or Forfeiture. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after Termination, has engaged in or engages in any Detrimental Activity. The Committee may also provide that if the Participant otherwise has engaged in or engages in any Detrimental Activity, the Participant will forfeit any gain realized on the vesting or exercise of such Award and must repay the gain to the Company. The Committee may also provide that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant will be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards will be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law or any Company policy on the recovery of compensation, as it exists now or as later adopted and as amended and in effect from time to time.

15.21
Expenses; Gender; Titles and Headings. The expenses of administering the Plan will be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender will refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings will control.

*                *                *                 *                *

SPIRIT AEROSYSTEMS

IMPORTANT ANNUAL MEETING INFORMATION

## Admission Ticket

## Annual Meeting Proxy Card

**A Proposals —**

1. Election of Directors:

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Charles L. Chadwell | ☐ | ☐ | 02 - Ivor Evans | ☐ | ☐ | 03 - Paul Fulchino | ☐ | ☐ |
| 04 - Richard Gephardt | ☐ | ☐ | 05 - Robert Johnson | ☐ | ☐ | 06 - Ronald Kadish | ☐ | ☐ |
| 07 - Christopher E. Kubasik | ☐ | ☐ | 08 - Larry A. Lawson | ☐ | ☐ | 09 - Tawfiq Popatia | ☐ | ☐ |
| 10 - Francis Raborn | ☐ | ☐ | | | | | | |

1 U P X

01T8GA

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01T8GA 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee, or in another representative capacity, sign name and title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — For Against Abstain 2. Approve the Spirit AeroSystems Holdings, Inc. 2014 Omnibus Incentive Plan. 01 - Charles L. Chadwell 04 - Richard Gephardt 07 - Christopher E. Kubasik 02 - Ivor Evans 05 - Robert Johnson 08 - Larry A. Lawson 03 - Paul Fulchino 06 - Ronald Kadish 09 - Tawfiq Popatia 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 10 - Francis Raborn For Against Abstain 3. Approve on an advisory basis the compensation of the Company’s named executive officers. For Against Abstain 4. Shareholder proposal recommending that the Board of Directors takes steps to ensure that all of the Company’s outstanding stock have one vote per share. The Board of Directors recommends a vote AGAINST Proposal 4. The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. Admission Ticket

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . PROXY / VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS SPIRIT AEROSYSTEMS HOLDINGS, INC. 2014 ANNUAL MEETING OF STOCKHOLDERS — APRIL 30, 2014 Each signatory on the reverse side hereby appoints Jon D. Lammers and Tawfiq Popatia, and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of Spirit AeroSystems Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, April 30, 2014 (the "Meeting"), and at any adjournment thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting. This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted in accordance with the recommendations of the Board of Directors of Spirit AeroSystems Holdings, Inc. on all the proposals referred to on the reverse side and in the discretion of the proxies on any other matters as may properly come before the Meeting. IMPORTANT: PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE. Proxy — Spirit Aerosystems Holdings, Inc. Important Notice Regarding the Internet Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.’s 2014 Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report are available at: www.edocumentview.com/spr Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + Please keep this ticket to be admitted to the annual meeting NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS Time: Place: Who May Vote: 11:00 A.M. Eastern Time on Mandarin Oriental You may vote if you were a Wednesday, April 30, 2014 Azalia Room stockholder of record at the 3376 Peachtree Rd. NE close of business on Atlanta, Georgia 30326 March 7, 2014. By order of the Board of Directors Jon D. Lammers, General Counsel and Secretary